LOAN AGREEMENT

Between

BLOCK 40 PROPERTY, LLC,

a Delaware limited liability company,
as Borrower

and

VMC CRE MASTER LENDING UPPER REIT LLC,
a Delaware limited liability company,
as Lender

Entered into as of July 24, 2026

TABLE OF CONTENTS

Page

Article 1. DEFINITIONS	1
1.1 DEFINED TERMS	1
Article 2. LOAN	25
2.1 LOAN	25
2.2 PURPOSE	26
2.3 INTEREST RATE AND DEFAULT RATE	26
2.4 TERMS OF PAYMENT	26
2.5 EXIT FEE.	26
2.6 PREPAYMENT	26
2.7 GRANT OF SECURITY INTEREST IN REAL PROPERTY	27
2.8 GRANT OF SECURITY INTEREST IN ACCOUNTS AND RESERVES; APPLICATIONS OF FUNDS	27
2.9 DEPOSITS; FEES	27
2.10 LOAN DOCUMENTS	28
2.11 EFFECTIVE DATE	28
2.12 FULL REPAYMENT AND RECONVEYANCE, SATISFACTION OR RELEASE	28
2.13 FIRST OPTION TO EXTEND	28
2.14 SECOND OPTION TO EXTEND	30
2.15 THIRD OPTION TO EXTEND	31
Article 3. DISBURSEMENT and reserves	33
3.1 CONDITIONS PRECEDENT.	33
3.2 PLEDGE AND ASSIGNMENT AND DISBURSEMENT AUTHORIZATION	36
3.3 DISBURSEMENTS	36
3.4 INTENTIONALLY OMITTED	36
3.5 INTENTIONALLY OMITTED.	36
3.6 INTEREST AND CARRY RESERVE	36
3.7 CAPITAL EXPENDITURES RESERVE	37
3.8 LEASING RESERVE ACCOUNT	39
3.9 INTENTIONALLY OMITTED	42
3.10 TAX AND INSURANCE RESERVE	42
3.11 GENERAL	42
Article 4. cash management PROVISIONS	43
4.1 CASH MANAGEMENT ACCOUNT	43
Article 5. INSURANCE	48
5.1 REQUIRED INSURANCE	48
5.2 POLICY REQUIREMENTS	51
5.3 DAMAGES; INSURANCE AND CONDEMNATION PROCEEDS.	53
Article 6. REPRESENTATIONS AND WARRANTIES	57
6.1 AUTHORITY/ENFORCEABILITY	57
6.2 BINDING OBLIGATIONS	58
6.3 ORGANIZATION	58
6.4 FORMATION AND ORGANIZATIONAL DOCUMENTS	58
6.5 NO VIOLATION	58
6.6 COMPLIANCE WITH LAWS; USE	58
6.7 LITIGATION	59
6.8 FINANCIAL CONDITION	59
6.9 NO MATERIAL ADVERSE CHANGE	59
6.10 ACCURACY	59
6.11 UTILITIES	59
6.12 AMERICANS WITH DISABILITIES ACT COMPLIANCE	59
6.13 TAX LIABILITY	59
6.14 BUSINESS LOAN	59
6.15 FULL FORCE AND EFFECT	59
6.16 ENFORCEABLE OBLIGATIONS	60
6.17 NO DEFAULT	60
6.18 ERISA	60
6.19 INVESTMENT COMPANY ACT	60
6.20 NO BANKRUPTCY FILING	60
6.21 LEASES; MATERIAL AGREEMENTS	60
6.22 NOT FOREIGN PERSON	61
6.23 LABOR MATTERS	61
6.24 TITLE	62
6.25 NO ENCROACHMENTS	62
6.26 PHYSICAL CONDITION	62
6.27 FRAUDULENT CONVEYANCE	62
6.28 MANAGEMENT	63
6.29 CONDEMNATION	63
6.30 ASSESSMENTS	63
6.31 NO JOINT ASSESSMENT	63
6.32 SECURITIES COMPLIANCE	63
6.33 EB-5 PROGRAM	63
Article 7. SPECIAL PURPOSE ENTITY STATUS	64
7.1 REPRESENTATIONS, WARRANTIES AND COVENANTS REGARDING SPECIAL PURPOSE ENTITY STATUS; FUTURE AND PAST ACTIVITIES	64
7.2 SPE COVENANTS IN BORROWER ORGANIZATIONAL DOCUMENTS	67
7.3 PAST ACTIVITIES	67
Article 8. HAZARDOUS MATERIALS	69
8.1 SPECIAL REPRESENTATIONS AND WARRANTIES, COVENANTS AND INDEMNITY	69
Article 9. COVENANTS OF BORROWER	70
9.1 EXPENSES	70
9.2 ERISA COMPLIANCE	70
9.3 LEASING	70
9.4 LEASE COVENANTS	70
9.5 NO LIENS ON CONTROLLING INTEREST IN BORROWER	72
9.6 NO TRANSFER AND FURTHER ENCUMBRANCE	72
9.7 NO MERGER, CONSOLIDATION AND TRANSFER OF ASSETS	72
9.8 NO CHANGE IN STRUCTURE OR MANAGEMENT; SINGLE PURPOSE ENTITY	72
9.9 NO ADDITIONAL DEBT AND NO SEPARATE GUARANTY	73
9.10 EXISTENCE	73
9.11 TAXES AND OTHER LIABILITIES	73
9.12 NOTICE	74
9.13 FACILITIES	74
9.14 MANAGEMENT OF PROPERTY	74
9.15 SUBDIVISION MAPS	75
9.16 FURTHER ASSURANCES	75
9.17 NO ASSIGNMENT	75
9.18 SANCTIONS	75
9.19 DISTRIBUTIONS TO MEMBERS OF BORROWER	76
9.20 INTEREST RATE CAP AGREEMENT	76
9.21 INTEREST RATE CAP AGREEMENT COVENANTS	76
9.22 CONTROLLED SUBSTANCES.	77
9.23 MATERIAL AGREEMENTS	78
9.24 COMPLIANCE WITH LAWS	78
9.25 MEZZANINE LOAN PROVISIONS.	78
9.26 ALTERATIONS	81
9.27 LIVE LOCAL ACT	81
9.28 POST-CLOSING OBLIGATIONS. [RESERVED].	81
9.29 EB-5 PROGRAM COVENANTS	82
9.30 CODE VIOLATIONS	83
Article 10. reserved	83
Article 11. FINANCIAL STATEMENTS	83
11.1 BORROWER AND GUARANTOR FINANCIAL STATEMENTS	83
11.2 MONTHLY PROPERTY REPORTING	84
11.3 BOOKS AND RECORDS	84
11.4 OTHER INFORMATION	84
11.5 FORM, WARRANTY	84
11.6 TAX RETURNS	84
11.7 BUDGET	84
11.8 FINANCIAL STATEMENTS	85
Article 12. DEFAULTS AND REMEDIES	85
12.1 EVENTS OF DEFAULT	85
12.2 ACCELERATION UPON EVENT OF DEFAULT; REMEDIES	89
12.3 ACCELERATION UPON LOSS OF SECURITY	89
12.4 DISBURSEMENTS TO THIRD PARTIES	89
12.5 SET OFF	89
12.6 RIGHTS CUMULATIVE; NO WAIVER	90
Article 13. MISCELLANEOUS PROVISIONS	90
13.1 INDEMNITY	90
13.2 NOTICES	91
13.3 RELATIONSHIP OF PARTIES	92
13.4 ATTORNEYS’ FEES AND EXPENSES; ENFORCEMENT	92
13.5 NO WAIVER	92
13.6 IMMEDIATELY AVAILABLE FUNDS	92
13.7 LENDER’S AGENTS	92
13.8 WAIVER OF RIGHT TO TRIAL BY JURY	92
13.9 SEVERABILITY	93
13.10 HEIRS, SUCCESSORS AND ASSIGNS	93
13.11 INTENTIONALLY OMITTED	93
13.12 INTENTIONALLY OMITTED	93
13.13 TIME	93
13.14 GOVERNING LAW AND CONSENT TO JURISDICTION	93
13.15 USA PATRIOT ACT NOTICE, COMPLIANCE	94
13.16 JOINT AND SEVERAL LIABILITY	94
13.17 INTENTIONALLY DELETED	94
13.18 NO THIRD PARTIES BENEFITED	94
13.19 ACTIONS	94
13.20 ASSIGNMENT OF LOAN DOCUMENTS	94
13.21 HEADINGS	94
13.22 ELECTRONIC TRANSMISSION OF DATA	94
13.23 COUNTERPARTS	94
13.24 POWERS OF ATTORNEY	95
13.25 BROKERAGE COMMISSIONS	95
13.26 RULES OF CONSTRUCTION	95
13.27 USE OF SINGULAR AND PLURAL; GENDER	95
13.28 EXHIBITS, SCHEDULES AND RIDERS	95
13.29 INCONSISTENCIES	95
13.30 INTEGRATION; INTERPRETATION	95
13.31 ASSUMPTION OF LOAN	95
13.32 INTENTIONALLY OMITTED	96
13.33 INTENTIONALLY OMITTED.	96
13.34 SERVICER	96
13.35 SECONDARY MARKET PROVISIONS.	97
13.36 SEVERANCE OF LOAN AND REGISTERED NOTE	98
13.37 COSTS AND EXPENSES.	100
13.38 EXCULPATION.	100
13.39 ORAL AGREEMENTS	101
13.40 INTERCREDITOR AGREEMENT	101
EXHIBIT A LEGAL DESCRIPTION	1
EXHIBIT B LOAN DOCUMENTS	1
EXHIBIT C OPTION TO EXTEND REQUEST LETTER FROM BORROWER	1
EXHIBIT D RESERVED	1
EXHIBIT E ORGANIZATIONAL CHART	1
SCHEDULE 1 MATERIAL AGREEMENTS	1
SCHEDULE 6.21(c) LEASING REP EXCEPTIONS	2
SCHEDULE 7.3 LITIGATION	3

LOAN AGREEMENT

THIS LOAN AGREEMENT (“Agreement”) is entered into as of July 24, 2026 (the “Effective Date”), by and between BLOCK 40 PROPERTY, LLC, a Delaware limited liability company (“Borrower”), and VMC CRE MASTER LENDING UPPER REIT LLC, a Delaware limited liability company (together with its successors and/or assigns, “Lender”).

RECITALS

A.       Borrower desires to borrow from Lender, and Lender agrees to loan to Borrower, the Loan for which provision is made herein.

B.       Borrower owns certain real property described in Exhibit A attached hereto and all Improvements (as hereinafter defined) and certain additional personal property now or hereafter existing thereon and related thereto (collectively, the “Property”).

NOW, THEREFORE, Borrower and Lender agree as follows:

Article 1. DEFINITIONS

1.1              DEFINED TERMS. The following capitalized terms generally used in this Agreement shall have the meanings defined or referenced below. Certain other capitalized terms used only in specific sections of this Agreement are defined in such sections.

“Account Funds” – means all sums now or hereafter on deposit in or payable or withdrawable from the Accounts.

“Accounts” – means the Cash Management Account, the Restricted Account, the Reserve Accounts, any subaccounts created thereunder and all other accounts created hereunder and under the other Loan Documents from time to time.

“ADA” – means the Americans with Disabilities Act, 42 U.S.C. §§ 12101, et seq., as now or hereafter amended or modified, and any similar and applicable law, rule or regulation relating to access by disabled persons.

“Advance” – means any advance of Loan proceeds pursuant to and in accordance with the terms hereof.

“Affiliate” – means, with respect to any Person, (i) any domestic Person which owns, directly or indirectly twenty percent (20%) or more of the equity interests in such Person, (ii) any foreign Person which owns, directly or indirectly ten percent (10%) or more of the equity interests in such Person, or (iii) any Person which is under common control with, controlled by, or controlling (in each case, by possession of a Controlling Interest) with, the applicable Person. For the avoidance of doubt, in no event shall any shareholder or any partner, managing member, officer, director, trustee or employee, of Guarantor be deemed to be an Affiliate hereunder unless such Person satisfies clauses (i) or (ii) of this definition.

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“Affiliate Lease” – means any Lease with an Affiliate of Borrower or Guarantor.

“Agreement” – shall have the meaning ascribed to such term in the preamble hereto.

“Alteration Threshold” shall mean $400,000 individually and in the aggregate.

“Annual Budget” – means the operating and capital budget for the Property setting forth, on a month-by-month basis, good faith estimate, of anticipated Gross Rents, Gross Income, Operating Expenses, in reasonable detail, each line item of Borrower’s TI Leasing Costs and Capital Expenditures for the applicable calendar year.

“Approved Accounting Method” – means (i) cash or federal tax basis accounting or GAAP (in each case, consistently applied) or (ii) such other method of accounting, consistently applied, as may be reasonably acceptable to Lender.

“Approved Annual Budget” – shall have the meaning set forth in Section 11.7 hereof.

“Approved Extraordinary Expense” means an Operating Expense or Capital Expenditure of the Property not set forth on the Approved Annual Budget, but approved by Lender in writing (which such approval shall not be unreasonably withheld, conditioned or delayed).

“Approved Lease” – means any Lease (or amendment or modification of an existing Lease) that (i) is existing as of the Effective Date, (ii) (A) is executed after the Effective Date, (B) is for residential purposes, (C) provides for rental rates required pursuant to any applicable law or, in Borrower’s commercially reasonable judgment, comparable to existing local market rates for similar properties, (D) does not contain any option, offer, right of first refusal or other similar entitlement to purchase all or any portion of the Property, and (E) is on Borrower’s standard residential lease form, which form has been approved by Lender in its reasonable discretion, and/or (iii) any other commercial Lease for the Property that is approved by Lender in its reasonable discretion pursuant to the terms and conditions of Section 9.4 hereof.

“Asset Management Agreement” – means that certain Management Agreement dated as of November 14, 2025, by and among Block 40, LLC, a Florida limited liability company (“Block 40”) and Asset Manager, as the same may be amended, restated, replaced, extended, renewed, supplemented or otherwise modified from time to time pursuant to the terms of the Loan Documents. Said Asset Management Agreement has been assigned from Block 40 to Borrower pursuant to an assignment of contracts dated on or about the Effective Date.

“Asset Manager” – means GCF Development, LLC, a Florida limited liability company.

“Assignment of Leases and Rents” – means that certain Assignment of Leases and Rents dated as of the Effective Date executed by Borrower in favor of Lender, as the same may be amended, restated, replaced, extended, renewed, supplemented or otherwise modified from time to time.

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“Assignment of Asset Management Agreement” – means that certain Assignment and Subordination of Asset Management Agreement dated as of the Effective Date executed by Borrower, Lender, and Asset Manager, as the same may be amended, restated, replaced, extended, renewed, supplemented or otherwise modified from time to time

“Assignment of Management Agreement” – means that certain Assignment and Subordination of Management Agreement dated as of the Effective Date executed by Borrower, Lender, and Property Manager, as the same may be amended, restated, replaced, extended, renewed, supplemented or otherwise modified from time to time.

“Balancing Payment” – means a payment into the applicable Reserve Account of a sum which, together with any initial deposit and any applicable monthly deposits into the applicable Reserve Account, will be sufficient to discharge the obligations and liabilities for which such Reserve Account was established as and when the same become due and payable. The amount of the Balancing Payment shall be determined by Lender in its reasonable discretion and shall be final and binding absent manifest error.

“Bankruptcy Code” – means the Bankruptcy Reform Act of 1978 (11 U.S.C. § 101-1330) as now or hereafter amended or recodified.

“Borrower” – shall have the meaning ascribed to such term in the preamble hereto.

“Borrowing Group” – means, individually and collectively: (a) the Borrower, (b) Guarantor, (c) any domestic Person owning or holding greater than or equal to twenty percent (20%) or more of the direct or indirect ownership interests in Borrower, (d) any foreign Person owning or holding greater than or equal to ten percent (10%) or more of the direct or indirect ownership interests in Borrower, and (e) any officer, director, member or partner or other person or entity acting on behalf of Borrower or Guarantor with respect to the Loan or this Agreement.

“Business Day” – means a day, except a Saturday, Sunday, or any other day which commercial banks in New York, New York are authorized or required by law to close. Unless specifically referenced in this Agreement as a Business Day, all references to “days” shall be to calendar days.

“Capital Expenditures” – means for any period, the amount expended (or to be expended, as the context requires) for (i) Capital Improvements that are set forth in the Approved Annual Budget, or otherwise approved by Lender in its reasonable discretion, (ii) expenditures set forth in the Approved Annual Budget or otherwise approved by Lender for soft costs related to Capital Improvements, including, without limitation, architectural, design, project management, engineering, financing and legal fees related thereto.

“Capital Expenditures Reserve Account” – shall have the meaning ascribed to it in Section 3.7.

“Capital Expenditures Reserve Funds” - shall have the meaning ascribed to it in Section 3.7.

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“Capital Expenditures Reserve Monthly Deposit” - shall have the meaning ascribed to it in Section 3.7.

“Capital Improvements” – means improvements, replacements or major repairs at the Property, as well as fixtures, furniture and equipment that are to be owned by Borrower and used in connection with or installed (or to be installed) into the Property.

“Carry Guaranty” – means that certain Guaranty of Debt Service and Carry Costs dated as of the Effective Date executed and delivered by Guarantor to Lender, as the same may be amended, modified, supplemented or replaced from time to time.

“Cash Management Account” – shall have the meaning set forth in Section 4.1 hereof.

“Cash Sweep Period” – means a period during the term of the Loan:

(i)                 commencing upon the Effective Date and expiring as of the date that the Property achieves a Debt Service Coverage Ratio equal to or greater than 1.10 for three (3) consecutive calendar months (“Initial DSCR Release”);

(ii)              at any time following the Initial DSCR Release (if applicable), commencing upon the occurrence of the Debt Service Coverage Ratio falling below 1.0 for three (3) consecutive calendar months, and thereafter expiring upon the date that the Debt Service Coverage Ratio is thereafter equal to or greater than 1.10 for three (3) consecutive calendar months;

(iii)            commencing upon the occurrence of a Mezzanine Event of Default and expiring upon the cure (if applicable) of such Mezzanine Event of Default; and/or

(iv)             commencing upon the occurrence of an Event of Default and expiring upon the cure (if applicable) of such Event of Default.

“Code” – means the Internal Revenue Code of 1986, as amended, and as it may be further amended from time to time, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

“Collateral” – shall have the meaning ascribed to such term in the Security Instrument and shall also include any additional collateral pledged by Borrower to Lender pursuant to the terms of the Loan Documents.

“Condemnation Proceeds” – shall have the meaning set forth in Section 5.3(b) hereof.

“Contract Rate” – shall have the meaning ascribed to such term in the Note.

“Controlled Substances” – means marijuana, cannabis or other controlled substances as defined in the Federal Controlled Substances Act or that otherwise are illegal or regulated under any Controlled Substances Laws.

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“Controlled Substances Laws” – means the Federal Controlled Substances Act (21 U.S.C. § 801 et seq.) or any other similar or related federal, state or local law, ordinance, code, rule, regulation or order.

“Controlled Substances Uses” – means any cultivation, growth, creation, production, manufacture, sale, distribution, storage, handling, possession or other use of a Controlled Substance.

“Controlling Interest” – means, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management, policies or activities of such Person, whether through the ownership of voting securities or other beneficial interests, by contract or otherwise, provided, however, that a member or partner containing customary “major decision” rights shall not be deemed a Controlling Interest; and “Control” when used as a defined term shall have the correlative meaning.

“Cost Breakdown” – means a reasonably detailed description and cost breakdown of the Work to be paid or reimbursed from the disbursement from any applicable Reserve.

“DACA – Restricted Account Agreement” – means that certain Deposit Account Control Agreement dated as of the Effective Date by and among Borrower, Lender and the Depository Bank, with respect to the Restricted Account, as the same may be amended, modified, supplemented or replaced from time to time.

“Debt” – shall mean the outstanding principal amount set forth in, and evidenced by, this Agreement and the Note, together with all interest accrued and unpaid thereon and all other sums due to Lender in respect of the Loan under the Note, this Agreement, the Security Instrument or any other Loan Document.

“Debt Service” – means, as to any applicable period, interest payments and principal payments (if any) with respect to the Loan, required to be paid during such period by Borrower in accordance with the terms and conditions of the Loan Documents.

“Debt Service Account” – shall have the meaning set forth in Section 4.1(a) hereof.

“Debt Service Coverage Ratio” – means, as of any date of calculation, the number obtained by dividing (i) Underwritten Net Operating Income by (ii) Debt Service (including, for the purposes of this definition, all debt service due and owing on the Mezzanine Loan), each calculated for the immediately succeeding twelve (12) month period, as calculated by Lender in its reasonable discretion.

“Debt Yield Ratio” – means the number (expressed as a percentage) obtained by dividing (i) Underwritten Net Operating Income, by (ii) the then total outstanding Principal Balance of the Loan and the Mezzanine Loan (in the aggregate), as calculated by Lender in its reasonable discretion.

“Default” – means any event which, with the giving of notice or the lapse of time (to the extent applicable pursuant to the terms of the Loan Documents), or both, would constitute an Event of Default.

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“Default Rate” – shall have the meaning ascribed to such term in the Note.

“Depository Bank” – means Well Fargo Bank, National Association, or such other Eligible Institution selected or approved by Lender in its reasonable discretion pursuant to the terms of this Agreement.

“Developer Agreement” – means that certain Amended and Restated Developer Agreement by and between City of Hollywood, a municipal corporation of the State of Florida, Broward County, Florida, the City of Hollywood Downtown Community Redevelopment Agency, a public instrumentality of the State of Florida, Broward County, Florida, and Block 40, LLC (as predecessor-in-interest to Block 40 Property, LLC, a Delaware limited liability company), recorded February 9, 2021, with the Broward County Commission, State of Florida, as Instrument No. 117046118

“Drug-Related Activities” – means any Controlled Substances Uses, any violation of any Controlled Substances Law or any business, communications, financial transactions or other activities related to Controlled Substances or Controlled Substances Uses.

“EB-5 Capital Contribution” – means any capital contribution made by an EB-5 Investor in connection with the EB-5 Program.

“EB-5 Investor” – means any investor who has made, or committed to make, an EB-5 Capital Contribution in connection with the EB-5 Program.

“EB-5 Offering Documents” – means, collectively, all private placement memoranda, subscription agreements, operating agreements, escrow agreements, investor agreements, and any other offering documents or agreements between any EB-5 Investor and Borrower, Mezzanine Borrower, Block 40, any Affiliate of Borrower, Mezzanine Borrower or Block 40, or the Regional Center, in connection with the EB-5 Program.

“EB-5 Program” – means the immigrant investor program established pursuant to Section 203(b)(5) of the Immigration and Nationality Act (8 U.S.C. § 1153(b)(5)), as amended by the EB-5 Reform and Integrity Act of 2022, and the rules and regulations promulgated thereunder by USCIS, as the same may be amended, modified, or supplemented from time to time.

“Effective Date” – shall have the meaning set forth in the introductory paragraph.

“Eligible Account” - means a separate and identifiable account from all other funds held by the holding institution that is an account or accounts maintained with a federal or state-chartered depository institution or trust company which (i) complies with the definition of Eligible Institution, (ii) has a combined capital and surplus of at least $50,000,000 and (iii) has corporate trust powers and is acting in its fiduciary capacity. An Eligible Account will not be evidenced by a certificate of deposit, passbook or other instrument.

“Eligible Institution” - means (i) a depository institution or trust company insured by the Federal Deposit Insurance Corporation (A) the short term unsecured debt obligations or commercial paper of which are rated at least “A-1+” (or its equivalent) from each of the Rating Agencies (in the case of accounts in which funds are held for thirty (30) days or less) and (B) the long term unsecured debt obligations of which are rated at least “A” (or its equivalent) from each of the Rating Agencies (in the case of accounts in which funds are held for more than thirty (30) days) or (ii) such other depository institution otherwise approved by the Rating Agencies from time-to-time, or (iii) Depository Bank.

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“Environmental Report” – means that certain Phase I Environmental Site Assessment dated July 1, 2026, prepared by AEI Consultants, as Project No. 531369.

“ERISA” – means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated thereunder.

“ERISA Affiliate” – means, at any time, each trade or business (whether or not incorporated) that would, at the time, be treated together with Borrower as a single employer under Title IV or Section 302 of ERISA or Section 412 of the Code.

“Event of Default” – shall have the meaning ascribed to such term in Section 12.1 hereof.

“Excess Cash Flow” – shall have the meaning set forth in Section 4.1(c) hereof.

“Excess Cash Flow Account” – shall have the meaning set forth in Section 4.1(c) hereof.

“Excess Cash Flow Funds” – shall have the meaning set forth in Section 4.1(c) hereof.

“Exit Fee” – shall have the meaning assigned thereto in Section 2.5 hereof.

“First Extended Maturity Date” – means August 7, 2029.

“First Option to Extend” – means Borrower’s option, subject to the terms and conditions of Section 2.13 hereof, to extend the term of the Loan from the Original Maturity Date to the First Extended Maturity Date.

“GAAP” – means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of any date of determination.

“Governmental Authority” – means any court, board, agency, commission, office or authority of any executive, legislative, judicial, regulatory or administrative nature whatsoever or any governmental unit (federal, state, commonwealth, county, district, municipal, city, foreign or otherwise) whether now or hereafter in existence.

“Gross Income” – means, without duplication, all (i) Gross Rents, and (ii) all other income, computed in accordance with the Approved Accounting Method, derived from the ownership and operation of the Property from whatever source, including, without limitation, common area maintenance recoveries, real estate tax recoveries, utility recoveries, other miscellaneous expense recoveries, interest income, forfeited security deposits, late charges, and other miscellaneous income, including but not limited to pet fees, transfer fees, NSF fees, late fees and application fees, but excluding rental income taxes, sales taxes, use and occupancy taxes or other taxes on receipts required to be accounted for by Borrower to any Governmental Authority, refunds and uncollectible accounts, sales of furniture, fixtures and equipment, interest income, insurance proceeds (other than business interruption, rent loss, or other loss of income insurance), condemnation or similar awards, unforfeited security deposits, non-recurring or extraordinary income (including, without limitation, Lease Termination Payments, and any disbursements to Borrower from the Reserves), and any payments made to Borrower pursuant to any “in-the-money” Interest Rate Cap Agreement. For purposes of clarity, income calculated under clause (ii) shall not include any income calculated under clause (i) above.

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“Gross Rents” – means an amount equal to annual rental income for all Tenants under Leases for the Property (if any).

“Guarantor” – means, collectively and individually (as the context requires), (i) STEWARDS, INC., a Nevada corporation, (ii) SHAUN A. QUIN, (iii) CHARLES R. ABELE, (iv) PETER J. JAGO, (v) GLEN STEWARD, and (vi) any additional guarantor approved by Lender pursuant to the terms and conditions of this Agreement after the Effective Date.

“Guarantor Financial Covenants” – shall have the meaning set forth in Section 12.1(n) hereof.

“Guaranty” – means, collectively and individually (as the context requires), (i) the Limited Guaranty, (ii) Carry Guaranty, (iii) Limited Payment Guaranty, and (iv) any additional guaranty executed in connection with the Loan after the Effective Date.

“Hazardous Materials Indemnity” – means that certain Hazardous Materials Indemnity Agreement, dated as of the Effective Date, executed by Borrower and Guarantor in connection with the Loan for the benefit of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Improvements” – means the buildings and improvements that are now existing on the Property (including, the 273-unit multifamily building), and any other improvements that may be constructed upon the Property, if applicable, or otherwise as expressly permitted hereunder or approved in writing by Lender, including all site work, utilities, infrastructure, paving, striping, signage, curb and gutter, landscaping and installation of all “common area” improvements.

“Indemnitees” - means Lender, Lender’s parent, subsidiaries and affiliates, any holder of or participant in the Loan and all directors, officers, employees, agents, successors and assigns of any of the foregoing. The term “Indemnitees” shall not include any Person who has not owned an interest in the Loan and acquires the Property at foreclosure or from Lender or any Affiliate thereof after a foreclosure or deed-in-lieu thereof.

“Job Creation Plan” – means the business plan and economic impact analysis submitted to USCIS in connection with the EB-5 Program describing the jobs to be created by the investment of the EB-5 Capital Contributions, as the same may be amended or supplemented from time to time with USCIS approval.

“Independent Manager” - shall mean a natural Person who (a) is not at the time of initial appointment and has never been, and will not while serving as independent manager be: (i) a stockholder, director (with the exception of serving as the independent manager of Borrower), officer, employee, partner, member (other than a “special member” or “springing member”), manager (with the exception of serving as the independent manager of Borrower), attorney or counsel of Borrower, equity owners of Borrower or any Guarantor or any Affiliate of Borrower or any Guarantor; (ii) a customer, supplier or other person who derives any of its purchases or revenues from its activities with Borrower or any Guarantor, equity owners of Borrower or any Guarantor or any Affiliate of Borrower or any Guarantor;

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(iii) a Person controlling or under common control with any such stockholder, director, officer, employee, partner, member, manager, attorney, counsel, equity owner, customer, supplier or other Person of Borrower, equity owners of Borrower or any Guarantor or any Affiliate of Borrower or any Guarantor; or (iv) a member of the immediate family of any such stockholder, director, officer, employee, partner, member, manager, attorney, counsel, equity owner, customer, supplier or other Person of Borrower, equity owners of Borrower or any Guarantor or any Affiliate of Borrower or any Guarantor and (b) has (i) prior experience as an independent director or independent manager for a corporation, a trust or limited liability company whose charter documents required the unanimous consent of all independent directors or independent managers thereof before such corporation, trust or limited liability company could consent to the institution of bankruptcy or insolvency proceedings against it or could file a petition seeking relief under any applicable federal or state law relating to bankruptcy and (ii) at least three (3) years of employment experience with CT Corporation, Corporation Service Company, National Registered Agents, Inc. or Stewart Management Company, or another nationally recognized company reasonably acceptable to Lender, that is not an Affiliate of Borrower and that provides, inter alia, professional independent directors or independent managers in the ordinary course of their respective business to issuers of securitization or structured finance instruments, agreements or securities or lenders originating commercial real estate loans for inclusion in securitization or structured finance instruments, agreements or securities (a “Professional Independent Director”) and is an employee of such a company or companies at all times during his or her service as an independent manager. A natural Person who satisfies the foregoing definition except for being (or having been) the independent director or independent manager of a “special purpose entity” affiliated with Borrower (provided such Affiliate does not or did not own a direct or indirect equity interest in Borrower) shall not be disqualified from serving as an independent manager, provided that such natural Person satisfies all other criteria set forth above and that the fees such individual earns from serving as independent director or independent manager of Affiliates of Borrower or in any given year constitute in the aggregate less than five percent (5%) of such individual’s annual income for that year. A natural Person who satisfies the foregoing definition other than subparagraph (a)(ii) shall not be disqualified from serving as an independent manager if such individual is a Professional Independent Director and such individual complies with the requirements of the previous sentence.

“Insurance Account” – shall have the meaning set forth in Section 3.10 hereof.

“Insurance Payment Date” – means, with respect to any applicable insurance policy required to be maintained by Borrower pursuant to the terms of this Agreement, the date the applicable Insurance Premiums associated therewith are due and payable.

“Insurance Premiums” – means the costs of any premiums for any policy of insurance required to be maintained pursuant to the terms of this Agreement.

“Insurance Proceeds” – shall have the meaning set forth in Section 5.3(b) hereof.

“Intercreditor Agreement” – means that certain Intercreditor Agreement dated as of the Effective Date between Lender and Mezzanine Lender, as the same may be amended or otherwise modified from time to time.

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“Interest Rate Cap Agreement” – means an interest rate cap agreement (a) in form and substance reasonably acceptable to Lender, and (b) issued by a provider maintaining a long-term unsecured debt or counter-party rating of at least “A-” from S&P, or “A3” from Moody’s or the equivalent from any other Rating Agency.

“Lease” and “Leases” – means any and all present and future leases of the Property or any portion thereof, all licenses and all other agreements of any kind relating to the use or occupancy of the Property, including any guarantees, extensions, renewals, modifications or amendments thereof and all additional remainders, reversions and other rights and estates appurtenant thereunder.

“Lease Termination Payments” – means (i) all fees, penalties, commissions or other payments made to Borrower in connection with or relating to the rejection, buy-out, termination, amendment, modification, surrender or cancellation of any Lease (including in connection with any bankruptcy proceeding), (ii) any security deposits or proceeds of letters of credit held by Borrower in lieu of cash security deposits, which Borrower actually retains for itself and does not return to the applicable Tenant pursuant to the applicable provisions of any Lease (except to the extent applied to rent arrears or rent currently due and payable by such residential Tenant) and (iii) any payments made to Borrower relating to unamortized tenant improvements and leasing commissions under any Lease.

“Leasing Commissions” – means leasing commissions incurred by Borrower in connection with the execution or extension of an Approved Lease for retail space at the Property, provided that such Leasing Commissions are (i) consistent with then-prevailing market terms and conditions, or (ii) are otherwise approved by Lender in its reasonable discretion.

“Legal Requirements” – means all federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees, demands and injunctions of any Governmental Authority affecting the Loan, any Secondary Market Transaction with respect to the Loan, Borrower, Guarantor or the Property or any part thereof or the ownership, construction, alteration, use, management or operation of the Property or any part thereof, whether now or hereafter enacted and in force, including, without limitation, the ADA, the Live Local Act, the Securities Act of 1933, the Securities Exchange Act of 1934, the Dodd-Frank Wall Street Reform and Consumer Protection Act, zoning and land use laws and the rules and regulations promulgated pursuant to any of the foregoing, and all permits, licenses and authorizations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to Borrower, at any time in force affecting Borrower, Guarantor or the Property or any part thereof, including, without limitation, any which may (i) require repairs, modifications or alterations in or to the Property or any part thereof or (ii) in any way limit the use and enjoyment thereof.

“Lender” – shall have the meaning ascribed to such term in the preamble hereto.

“Lien” – means any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, encumbrance (including, but not limited to, easements, rights-of-way, zoning restrictions and the like), lien (statutory or other), preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including without limitation any conditional sale or other title retention agreement, the interest of a lessor under a capital lease, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement or document having similar effect (other than a financing statement filed by a “true” lessor pursuant to Section 9-505 (or a successor section) of the Uniform Commercial Code) naming the owner of the asset to which such Lien relates as debtor, under the Uniform Commercial Code or other comparable law of any jurisdiction.

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“Limited Guaranty” – means that certain Limited Guaranty dated as of the Effective Date executed and delivered by Guarantor to Lender, as the same may be amended, modified, supplemented or replaced from time to time.

“Limited Payment Guaranty” – means that certain Limited Payment Guaranty dated as of the Effective Date executed and delivered by Guarantor to Lender, as the same may be amended, modified, supplemented or replaced from time to time.

“Liquid Assets” – means the following assets: (a) unrestricted and unencumbered cash; (b) unrestricted and unencumbered cash equivalents; (c) unrestricted and unencumbered readily marketable securities (valued, in the case of securities at the then prevailing market price listed on NYSE or NASDAQ, or other “over the counter” markets or public exchange, as of any applicable date of determination); (d) liquid debt instruments that have a readily ascertainable value and are regularly traded in a recognized financial market; and (e) such other assets or properties as Lender may (in its sole discretion) deem acceptable as evidenced by Lender’s written confirmation, excluding any and all retirement accounts and deferred profit sharing accounts.

“Live Local Act” means the amendments to §196.1978, Florida Statutes, enacted by Senate Bill 102 (Chapter 2023-17, Laws of Florida), as amended by Senate Bill 328 (Chapter 2024-188, Laws of Florida) and House Bill 7073 (Chapter 2024-158, Laws of Florida), and any subsequent amendments, modifications, or successor statutes thereto.

“Live Local Covenant” means the restrictive covenant recorded against the Property in favor of the local jurisdiction and/or the Florida Housing Finance Corporation (FHFC) maintaining the affordability of the LLA Qualifying Units for a minimum duration of at least three (3) years.

“LLA Qualifying Units” means the minimum of (i) 70 residential units at the Property required to be rented to individuals or families whose total annual household income does not exceed 120% of the Area Median Income (AMI), and (ii) 2 residential units at the Property required to be rented to individuals or families whose total annual household income does not exceed 80% of the Area Median Income (AMI).

“Loan” – means an amount up to Sixty-Nine Million and No/100 Dollars ($69,000,000.00) that Lender agrees to lend and Borrower agrees to borrow subject to and expressly upon the terms and conditions of this Agreement.

“Loan Documents” – means those documents properly executed and in recordable form, if necessary, listed in Exhibit B as Loan Documents, and any other document now or hereafter evidencing or securing the Loan, as each may hereafter be amended, supplemented, replaced or modified.

“Loan-to-Value Percentage” – shall have the meaning given in Section 2.13.

“Management Agreement” – means that certain Property Management Agreement dated as of August 1, 2021, by and among Block 40 and Property Manager, pursuant to which Property Manager is to provide management and other services with respect to the Property, as the same may be amended, restated, replaced, extended, renewed, supplemented or otherwise modified from time to time pursuant to the terms of the Loan Documents. The Management Agreement has been assigned from Block 40 to Borrower pursuant to an assignment of management agreement dated on or about the Effective Date.

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“Material Agreements” - means (x) each contract and agreement entered into (or assumed) by Borrower, in each case, relating to the Property, or otherwise imposing obligations on Borrower, (i) pursuant to which Borrower would have the obligation to pay more than $250,000.00 per annum, (ii) which cannot be terminated by Borrower without cause upon sixty (60) days’ or less notice without payment by Borrower of a termination fee, or (iii) which is with an Affiliate of Borrower, (y) the Developer Agreement, and (z) any reciprocal easement agreement, declaration of covenants, condominium documents, ground lease (i.e., with Borrower as tenant thereunder), or, parking agreement; provided, however, the defined term Material Agreements shall not include the Loan Documents, Leases, or the Management Agreement.

“Maturity Date” – means August 7, 2028, as may be amended, extended, or otherwise modified from time to time pursuant to the terms of this Agreement.

“Mezzanine Borrower” means BLOCK 40 HOLDCO LLC, a Delaware limited liability company.

“Mezzanine Event of Default” - shall have the meaning assigned to the term “Event of Default” in the Mezzanine Loan Agreement.

“Mezzanine Lender” - means 1818 MEZZ LENDER LLC, a Delaware limited liability company, and its permitted successors and assigns pursuant to the Intercreditor Agreement.

“Mezzanine Loan” - means the loan evidenced by the Mezzanine Loan Documents.

“Mezzanine Loan Agreement” - means that certain Mezzanine Loan Agreement, dated as of the date hereof, between Mezzanine Lender and Mezzanine Borrower.

“Mezzanine Loan Documents” - shall have the meaning assigned to the term “Loan Documents” in the Mezzanine Loan Agreement.

“Monthly Operating Report” – shall have the meaning ascribed to such term in Section 11.2 hereof.

“Monthly Payment Date” – means each regularly scheduled monthly payment date pursuant to the Note, which shall occur on the 7th day of each calendar during the term of the Loan.

“Moody’s” – means Moody’s Investors Service, Inc.

“Net Proceeds” – shall have the meaning set forth in Section 5.3(b) hereof.

“Note” - means that certain Amended and Restated Promissory Note dated as of the Effective Date, in the maximum principal amount of the Loan, executed by Borrower and payable to the order of Lender, as the same may be amended, modified, supplemented or replaced from time to time.

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“OFAC” means the United States Treasury Department Office of Foreign Assets Control and any successor thereto.

“Operating Expenses” - means, for any period, the actual out-of-pocket expenses paid during such period, or reasonably allocable to such period, computed in accordance with an Approved Accounting Method consistently applied, for: (i) Taxes to the extent that such Taxes are required to be paid by Borrower and are actually paid or reserved for by Borrower; (ii) intentionally omitted; (iii) insurance premiums for casualty insurance (including, without limitation, earthquake) and liability insurance carried in connection with the Property, provided, however, if any, insurance is maintained as part of a blanket policy covering the Property and other properties, the insurance premium included in this subparagraph shall be the premium fairly allocable to the Property; and (iv) other operating expenses and costs actually incurred by Borrower or the Property Manager (to be paid by Borrower) for the management, operation, cleaning, leasing, maintenance and repair of the Property. Operating Expenses shall not include (a) any Debt Service or other interest or principal payments on the Loan, (b) any allowance for depreciation and amortization, (c) Capital Expenditures, (d) deposits or contributions into the Reserves, and (e) any payment or expense for which Borrower was or is to be reimbursed from proceeds of the Loan or is actually reimbursed by insurance or pursuant to a written agreement by any third party.

“Original Maturity Date” – means August 7, 2028.

“Patriot Act” - means the USA Patriot Act of 2001 (Public Law 107-56) and federal regulations issued with respect thereto, as amended, modified or supplemented from time to time.

“Permitted Easements” means (x) any and all easements in effect and recorded against the Property as of the Effective Date (as included on the Title Policy), (y) customary utility easements or other similar non-material easements granted by Borrower in favor of a municipality or public utility company on a customary and reasonable form, and (z) easements, rights-of-way, or other similar non-monetary encumbrances arising in the ordinary course of Borrower’s business, which are approved by Lender, not to be unreasonably withheld, conditioned or delayed, or which shall (i) not materially impair the value, marketability, or usability of the Property or Borrower’s ability to repay the Loan, (ii) not materially and adversely interfere with the permitted use of the Property, (iii) not underlie any existing or contemplated building improvements on the Property (except to the extent that such easement shall not impact or affect the existing or contemplated building improvements on the Property or the use thereof), (iv) not adversely affect access to or from the Property, (v) not be blanket in nature, (vi) not impose any ongoing material cost on Borrower or any successor owner of such Property, (vii) not obligate the grantee to restore any damage or disturbance to the Property due to the existence of the easement, (viii) not violate any Lease, (ix) not violate any Legal Requirement, and (A) either (1) not include any obligation, requirement or request on the part of Borrower or the grantee for Lender to enter into a non-disturbance agreement or any similar document or agreement with respect to such easement or other matter or (2) include an obligation for all such parties to enter into a non-disturbance agreement or any similar document or agreement with respect to such easement or other matter on the condition that the consent of all parties thereto shall not be unreasonably withheld and that the form of such agreement shall be on commercially reasonable terms.

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“Permitted Encumbrances” – means (i) the encumbrances approved by Lender on the Title Policy, (ii) the Liens and other security interests created by the Loan Documents, (iii) Liens for taxes and assessments imposed by any Governmental Authority not yet delinquent or which are being contested by Borrower in accordance with this Agreement, (iv) the Leases, (v) Permitted Easements, (vi) Liens contested in accordance with this Agreement, (vii) equipment financing for equipment used in the ordinary course of business at the Property, provided that the same is secured solely by a loan on the equipment that is the subject of such financing and otherwise complies with Section 7.1(b)(iii)(B) of this Agreement, (viii) such other matters as Lender has approved in writing or may from time to time approve in writing in its reasonable discretion, and/or (ix) the Liens and other security interests created by the Mezzanine Loan Documents.

“Permitted Operating Expenses” – means, for any period, projected amounts to be paid or reasonably allocated as Operating Expenses for such period as set forth in the Approved Annual Budget or otherwise approved by Lender.

“Permitted Transfers” – means:

(i)                 any Approved Lease entered into in accordance with the Loan Documents,

(ii)              any sale, disposal and replacement of personal property at the Property in the Borrower’s normal course of business as permitted pursuant to the Loan Documents;

(iii)            a Permitted Encumbrance;

(iv)             a Transfer of a direct or indirect interest in Borrower to any Person provided that:

(1)               such Transfer shall not cause the transferee, together with its Affiliates, to (x) acquire a Controlling Interest in Borrower or (y) increase its direct or indirect interest in Borrower from an amount that is less than fifty percent (50%) to an amount which, in the aggregate, equals or exceeds fifty percent (50%);

(2)               if such Transfer would cause the transferee to increase its direct or indirect interest in Borrower from an amount, in the aggregate, less than twenty percent (20%) (if a domestic Person) or ten percent (10%) (if a foreign Person), to an amount which equals or exceeds, in the aggregate, twenty percent (20%) (if a domestic Person) or ten percent (10%) (if a foreign Person), (A) Borrower shall have delivered to Lender, at Borrower’s sole cost and expense, customary searches (credit, judgment, lien, bankruptcy, etc.) with respect to such proposed transferee as reasonably required by Lender and Lender shall have approved such results in its reasonable discretion, and (B) Borrower shall provide such additional, customary information regarding such transferee to satisfy Lender’s then applicable “know-your-customer” program requirements, in Lender’s reasonable discretion;

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(3)               if such Transfer would cause a change in the Controlling Interest in Borrower or the transferee to increase its direct or indirect interest in Borrower from, in the aggregate, an amount less than twenty percent (20%) (if a domestic Person) or ten percent (10%) (if a foreign Person), to an amount, in the aggregate, which equals or exceeds twenty percent (20%) (if a domestic Person) or ten percent (10%) (if a foreign Person), Borrower shall give Lender notice of such Transfer not less than twenty (20) days prior to such Transfer and shall deliver copies of all instruments effecting such Transfer upon request of Lender (or drafts thereof); and

(4)               the single purpose nature and bankruptcy remoteness of Borrower after such Transfer, shall satisfy Lender’s then current applicable underwriting criteria and requirements;

(5)               notwithstanding the foregoing, a Transfer occurring solely by reason of the death of any one (but not more than one) of Glen Steward, Shaun Quin, or Vincent Napolitano (each, a “Stewards Key Person”) shall not constitute a prohibited Transfer under this clause (vi), provided that (A) the two (2) surviving Stewards Key Persons collectively continue to Control Stewards, Inc. immediately following such death, (B) Borrower shall give Lender written notice of such death and the resulting Transfer within thirty (30) days following such death, together with reasonable documentation evidencing that the surviving Stewards Key Persons continue to Control Stewards, Inc., and (C) if such Transfer would fall under sub-clause (2) above, Borrower and such transferee shall comply with the requirements set forth therein;

(v)               a Transfer of any indirect interest in Borrower related to or in connection with the estate planning of such transferor to (1) an immediate family member of such interest holder (or to partnerships, limited liability companies, or other Persons (including estate planning vehicles) that one or more of such family members shall maintain a Controlling Interest) or (2) a trust or other entity established for the benefit of such immediate family member, provided that:

(1)               if such Transfer would cause the transferee to increase its direct or indirect interest in Borrower from an amount, in the aggregate, less than twenty percent (20%) (if a domestic Person) or ten percent (10%) (if a foreign Person), to an amount which equals or exceeds, in the aggregate, twenty percent (20%) (if a domestic Person) or ten percent (10%) (if a foreign Person), (A) Borrower shall have delivered to Lender, at Borrower’s sole cost and expense, customary searches (credit, judgment, lien, bankruptcy, etc.) with respect to such proposed transferee as reasonably required by Lender and Lender shall have approved such results in its reasonable discretion, and (B) Borrower shall provide such additional, customary information regarding such transferee to satisfy Lender’s then applicable “know-your-customer” program requirements, in Lender’s reasonable discretion;

(2)               Borrower shall give Lender notice of such Transfer within thirty (30) days following such Transfer and shall deliver copies of all instruments effecting such Transfer upon written request of Lender (other than a Transfer as described in clause (v)(1) above, when Borrower shall give Lender notice of such Transfer at least twenty (20) days prior to such Transfer);

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(3)               such Transfer shall not result in a change in the Controlling Interest of Borrower; and

(4)               the single purpose nature and bankruptcy remoteness of Borrower after such Transfer, shall satisfy Lender’s current applicable underwriting criteria and requirements;

(vi)             a Transfer of any indirect interest in Borrower that occurs by devise or bequest or by operation of law upon the death, disability or incapacity of a natural person that was the holder of such interest, provided that:

(1)               if such Transfer would cause the transferee to increase its direct or indirect interest in Borrower from an amount, in the aggregate, less than twenty percent (20%) (if a domestic Person) or ten percent (10%) (if a foreign Person), to an amount which equals or exceeds, in the aggregate, twenty percent (20%) (if a domestic Person) or ten percent (10%) (if a foreign Person), (A) Borrower shall have delivered to Lender, at Borrower’s sole cost and expense, customary searches (credit, judgment, lien, bankruptcy, etc.) with respect to such proposed transferee as reasonably required by Lender and Lender shall have approved such results in its reasonable discretion, and (B) Borrower shall provide such additional, customary information regarding such transferee to satisfy Lender’s then applicable “know-your-customer” program requirements, in Lender’s reasonable discretion;

(2)               Borrower shall give Lender notice of such Transfer together with copies of all instruments effecting such Transfer (if requested by Lender) as soon as practicable thereafter but in no event more than ninety (90) days after the date of such Transfer; and

(3)               if such Transfer results in a change in the Controlling Interest of Borrower, such Transfer is approved by Lender in writing within thirty (30) days after Lender receives written notice of such Transfer;

(vii)          the Transfer of one or more portions of the Property to any federal, state or local government or any political subdivision thereof in connection with involuntary takings or condemnation proceedings of any portion of the real property for dedication or public use;

(viii)        any Transfer pursuant to the foreclosure, acceptance of a deed-in-lieu of foreclosure or other exercise of remedies by Lender with respect to the Loan;

(ix)             the sale, transfer or issuance of shares of common stock or preferred stock in the holder of any direct or indirect ownership interest in Borrower that is a publicly traded entity; provided that:

(1)               such shares of common stock or preferred stock are listed on the New York Stock Exchange, Nasdaq, over the counter market or another nationally recognized stock exchange;

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(2)               if such Transfer would cause the transferee to increase its direct or indirect interest in Borrower from an amount, in the aggregate, less than twenty percent (20%) (if a domestic Person) or ten percent (10%) (if a foreign Person), to an amount which equals or exceeds, in the aggregate, twenty percent (20%) (if a domestic Person) or ten percent (10%) (if a foreign Person), (A) Borrower shall have delivered to Lender, at Borrower’s sole cost and expense, customary searches (credit, judgment, lien, bankruptcy, etc.) with respect to such proposed transferee as reasonably required by Lender and Lender shall have approved such results in its reasonable discretion, and (B) Borrower shall provide such additional, customary information regarding such transferee to satisfy Lender’s then applicable “know-your-customer” program requirements, in Lender’s reasonable discretion; and

(3)               such Transfer shall not result in a change in the Controlling Interest of Borrower;

(x)               any transfer (including a pledge), sale, or issuance of shares of preferred or common stock that is a publicly registered non-listed real estate investment trust to third party investors through licensed U.S. broker-dealers in accordance with Legal Requirements; provided that:

(1)               if such Transfer would cause the transferee to increase its direct or indirect interest in Borrower from an amount, in the aggregate, less than twenty percent (20%) (if a domestic Person) or ten percent (10%) (if a foreign Person), to an amount which equals or exceeds, in the aggregate, twenty percent (20%) (if a domestic Person) or ten percent (10%) (if a foreign Person), (A) Borrower shall have delivered to Lender, at Borrower’s sole cost and expense, customary searches (credit, judgment, lien, bankruptcy, etc.) with respect to such proposed transferee as reasonably required by Lender and Lender shall have approved such results in its reasonable discretion, and (B) Borrower shall provide such additional, customary information regarding such transferee to satisfy Lender’s then applicable “know-your-customer” program requirements, in Lender’s reasonable discretion; and

(2)               such Transfer shall not result in a change in the Controlling Interest of Borrower;

(xi)             a Transfer of any interest (the “Token Subsidiary Interest”) in Stewards Real Estate LLC or another direct or indirect subsidiary of Stewards, Inc. (other than Borrower, Mezzanine Borrower, Block 40 Investment Holdings, LLC, a Florida limited liability company, or Block 40) (the “Token Sponsor”) of not more than forty nine percent (49%) of the indirect interest in the Borrower that occurs by the creation, issuance and registration by Token Sponsor of digital tokens, digital securities, blockchain-based interests or similar instruments (collectively, “Tokens”) through Securitize.io, as custodian, or any similar platform performing substantially similar functions in connection with a financing transaction with Stewards, Inc., in which such Tokens, either individually, or as part of a pool of assets, are all or a part of the collateral on such platform or any permitted connected blockchain-base platform, in exchange for a contractual right of repayment for the lender has a contractual right of repayment; provided that:

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(1)               if such Transfer would cause the transferee to increase its direct or indirect interest in Borrower from an amount, in the aggregate, less than twenty percent (20%) (if a domestic Person) or ten percent (10%) (if a foreign Person), to an amount which equals or exceeds, in the aggregate, twenty percent (20%) (if a domestic Person) or ten percent (10%) (if a foreign Person), (A) Borrower shall have delivered to Lender, at Borrower’s sole cost and expense, customary searches (credit, judgment, lien, bankruptcy, etc.) with respect to such proposed transferee as reasonably required by Lender and Lender shall have approved such results in its reasonable discretion, and (B) Borrower shall provide such additional, customary information regarding such transferee to satisfy Lender’s then applicable “know-your-customer” program requirements, in Lender’s reasonable discretion; and

(2)               such Transfer shall not result in a change in the Controlling Interest of Borrower;

(xii)          a sale by Borrower of the Property, the proceeds of which are used to pay off the Loan in full; and/or

(xiii)        a Transfer resulting from a foreclosure by Mezzanine Lender of any equity interests in Borrower (direct or indirect) or a transfer-in-lieu to Mezzanine Lender or its designee of the equity interests in Borrower (direct or indirect).

For purposes of clause (v) above, “immediate family member” shall mean a sibling, family trust, family limited partnership, parent, spouse, child (or step-child), grandchild or other lineal descendant of the interest holder.

“Person” or “person” – means any individual, company, trust or other legal entity of any kind whatsoever, or other organization, whether or not a legal entity. With respect to any Sanctioned Person, “Person” shall also include any group, sector, territory or country.

“Policies” – shall have the meaning set forth in Section 5.2(a) hereof.

“Prepayment Fee” – shall have the meaning set forth in Section 2.6 hereof.

“Principal Balance” – shall have the meaning ascribed to such term in the Note.

“Proceeds” – shall have the meaning set forth in Section 5.3(a) hereof.

“Property” – shall have the meaning ascribed to such term in the Recitals above.

“Property Manager” – means: (i) Castle Residential Management, Inc., a Florida corporation, or (ii) a replacement property manager acceptable to Lender in its discretion engaged pursuant to the terms of this Agreement.

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“Qualified Survey” – means a current land survey of the Property prepared by a reputable, registered land surveyor, certified and prepared in form and substance reasonably satisfactory to Lender and the Title Company and other interested parties and otherwise complying with the latest version of “Minimum Standard Detail Requirements for ALTA/NSPS Land Title Surveys,” including Accuracy Standards, as adopted by the American Land Title Association and National Society of Professional Surveyors, and shall include Table A items required by Lender, and certifying the description of the Property (including the appurtenant easements), showing all encroachments onto or from the Property, showing access rights, easements, or utilities, rights of way affecting the Property, showing all setback requirements upon the Property, showing any existing Improvements, showing matters affecting title, and such other items as Lender may reasonably request.

“Regional Center” – means a regional center designated by USCIS to participate in the EB-5 Program, together with its successors and assigns, as applicable for the Property and Borrower.

“Rating Agencies” – means each of S&P, Moody’s, Fitch Ratings Inc., DBRS, Inc. and Morningstar Credit Ratings, LLC or any other nationally-recognized statistical rating agency which has been designated by Lender (each a “Rating Agency”) and, after the final Securitization of the Loan, shall mean any of the foregoing that have rated any of the Securities.

“Rent Roll” – means the rent roll for the Property delivered by Borrower to Lender as of the Effective Date, or any updated rent roll from time to time delivered to Lender, in each case in substantially similar form as the form of rent rolls delivered as of the Effective Date.

“Replacement Guarantor” – means any Person that satisfies or otherwise complies with the following conditions (any of which may be waived by Lender in its sole discretion): (a) such Person owns (directly or indirectly) an equity interest in Borrower or is under common control with a Person which controls the Controlling Interest in Borrower, (b) such Person (together with the remaining and/or additional Guarantors, if applicable) has Tangible Net Worth of at least $75,000,000.00 at the time of such replacement, (c) such Person has Liquid Assets (together with the remaining and/or additional Guarantors, if applicable) of at least $1,500,000.00 at the time of such replacement, (d) such Person has not been the subject of a voluntary or involuntary bankruptcy proceeding in the previous seven (7) years, (e) if such Person is an individual, such Person has never been (i) indicted or convicted of, or pled guilty or no contest to, a violation of the Patriot Act, (ii) found by a court of competent jurisdiction to have committed, or been under indictment, a felony, fraud or crime of moral turpitude under any applicable law; or (iii) found by a Governmental Authority to have violated, or is then being investigated by a Governmental Authority, for a violation of, any federal or state securities laws or regulations, (f) such Person has not been a current or past litigant, opposing Lender, in any lawsuit brought against or by Lender within the past ten (10) years pertaining to any mortgage loan made by Lender and/or any of its Affiliates or other commercial investment in which Lender or any of its Affiliates is or was the lender or counterparty (other than any consensual foreclosure or similar proceeding approved by Lender in its sole discretion), (g) such Person executes replacement guaranties and a replacement environmental indemnity agreement in substantially the form of the Guaranty and the Hazardous Materials Indemnity, in each case, in its capacity as guarantor or indemnitor, as applicable, as well as any other standard, reasonable and customary agreement reasonably requested by Lender to document the replacement of any Guarantor with such Replacement Guarantor (the “Replacement Guaranties”), (h) such Person

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delivers to Lender, at Borrower’s expense, opinion(s) of legal counsel in form and content satisfactory to Lender to the effect that: (A) upon due authorization, and execution, each of the Replacement Guaranties shall be legal, valid and binding instruments, enforceable against the makers thereof in accordance with their respective terms; (B) such Replacement Guarantor is duly formed and has all requisite authority to enter into the Replacement Guaranties; and (C) as to such other matters, incident to the transactions contemplated hereby, as Lender may reasonably request, (i) (X) Borrower shall have delivered to Lender, at Borrower’s sole cost and expenses, customary searches (credit, judgment, lien, bankruptcy, etc.) with respect to such Replacement Guarantor as reasonably required by Lender and Lender shall have approved such results in its reasonable discretion, and (Y) Borrower shall be provided such customary information regarding such transferee to satisfy Lender’s then applicable “know-your-customer” program requirements, in Lender’s reasonable discretion, and (j) such Person is otherwise acceptable to Lender in its reasonable discretion.

“Reserve Accounts” – means the Tax Account, the Insurance Account, the Capital Expenditures Reserve Account, the Excess Cash Flow Account, Leasing Reserve Account, the Interest and Carry Reserve Account, and any other reserve account established by this Agreement or the other Loan Documents (but specifically excluding the Cash Management Account and the Restricted Account).

“Reserves” – means the Tax and Insurance Funds, the Capital Expenditures Reserve Funds, the Leasing Reserve Funds, the Interest and Carry Reserve Funds, the Excess Cash Flow Funds, and any other reserve funds established by this Agreement or the other Loan Documents.

“Restoration” – shall have the meaning set forth in Section 5.3(b) hereof.

“Restricted Account” – shall have the meaning given in Section 4.1(a).

“S&P” - means Standard & Poor’s Ratings Group, a division of the McGraw-Hill Companies.

“Sanction” or “Sanctions” - means individually and collectively, respectively, any and all economic or financial sanctions, sectoral sanctions, secondary sanctions, trade embargoes and anti-terrorism laws, including but not limited to those imposed, administered or enforced from time to time by: (a) the United States of America, including those administered by the OFAC, the U.S. State Department, the U.S. Department of Commerce, or through any existing or future Executive Order, or (b) any other Governmental Authority with jurisdiction over any Person within the Borrowing Group.

“Sanctioned Person” - means any Person that is a target of Sanctions, including without limitation, a Person that is: (a) listed on OFAC’s Specially Designated Nationals and Blocked Persons List; (b) listed on OFAC’s Consolidated Non-Specially Designated Nationals List; (c) a legal entity that is deemed by OFAC to be a Sanctions target based on the ownership of such legal entity by Sanctioned Peron(s); or (d) a Person that is a Sanctions target pursuant to any territorial or country-based Sanctions program.

“Second Extended Maturity Date” – means August 7, 2030.

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“Second Option to Extend” - means Borrower’s option, subject to the terms and conditions of Section 2.14 hereof, to extend the term of the Loan from the First Extended Maturity Date to the Second Extended Maturity Date.

“Security Instrument” - means that certain Amended and Restated Mortgage, Security Agreement, Assignment of Leases and Rents, Fixture Financing Statement and Notice of Future Advance dated as of the Effective Date, executed by Borrower, in favor of Lender, as the same may be amended, modified, supplemented or replaced from time to time.

“Separateness Provisions” - shall have the meaning ascribed to such term in Section 7.1 hereof.

“Servicer” – shall have the meaning set forth in Section 13.34(a) hereof.

“Servicing Agreement” – shall have the meaning set forth in Section 13.34(a) hereof.

“Tangible Net Worth” – means on any date of determination, the following with respect to Guarantor: (a) the sum of the total assets (excluding any equity value in the Property) less the total liabilities (exclusive of contingent liabilities, including, without limitation, any contingent liabilities created by the Loan Documents or the Mezzanine Loan Documents) minus (b) intangibles, as determined by Lender in its reasonable discretion.

“Tax Account” – shall have the meaning set forth in Section 3.10 hereof.

“Tax and Insurance Funds” – shall have the meaning set forth in Section 3.10 hereof.

“Taxes” – means all taxes, assessments, and other governmental impositions, now or hereafter levied or assessed or imposed against the Property or any part thereof.

“Tax Payment Date” – means, with respect to any applicable Taxes, the date occurring ten (10) days prior to the date the same are due and payable.

“Tenant” – means any Person leasing or occupying space in the Property pursuant to a Lease.

“Tenant Improvements” – means tenant construction work which Borrower is required to construct (or cause to be constructed) under any Approved Lease for retail space at the Property or an allowance for tenant construction work Borrower is obligated to pay or otherwise provide to a Tenant under any Approved Lease for retail space at the Property, in either case, in amounts, if not expressly set forth and approved by Lender in the Approved Annual Budget or such Approved Lease, approved by Lender in its reasonable discretion.

“Term SOFR Rate” – shall have the meaning ascribed to such term in the Note.

“Third Extended Maturity Date” – means August 7, 2031.

“Third Option to Extend” - means Borrower’s option, subject to the terms and conditions of Section 2.15 hereof, to extend the term of the Loan from the First Extended Maturity Date to the Second Extended Maturity Date.

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“TI Leasing Costs” – means any allowable (in accordance with the terms of this Agreement) Tenant Improvements and Leasing Commissions.

“USCIS” – means the United States Citizenship and Immigration Services, a component of the United States Department of Homeland Security, and any successor agency thereto.

“Title Company” – means First American Title Insurance Company.

“Title Policy” – means an ALTA extended coverage loan policy of title insurance in form and substance reasonably satisfactory to Lender, insuring Lender in the principal amount of the Loan, of the validity and priority of the lien of the Security Instrument on the Property, subject only to Permitted Encumbrances.

“Transfer” - means any sale, installment sale, exchange, mortgage, pledge, hypothecation, assignment, encumbrance or other transfer, conveyance or disposition, whether voluntarily, involuntarily or by operation of law or otherwise.

“UCC” or “Uniform Commercial Code” - means the Uniform Commercial Code in effect from time to time in the state where Borrower is organized and where the Property is located, as applicable, as now or hereafter amended or modified.

“Underwriting Adjustments (Commercial)” - means commercially reasonable adjustments made by Lender in its calculation of Underwritten Net Operating Income (Commercial) and the components thereof, in each case, based upon Lender’s standard underwriting criteria for transactions comparable to the Loan, which such adjustments shall include, without limitation, adjustments:

(A) for (i) items of a non-recurring nature, (ii) a credit/loss vacancy allowance equal to the greater of (a) actual vacancy, or (b) 5%, (iii) imminent increases or decreases in liabilities and expenses (including Taxes and/or Insurance Premiums), (iv) management fees in excess of commercially reasonable fees and expenses, and (v) insufficient replacement reserves;

(B) to include (i) rental income with respect to Leases that are in full force and effect under which the Tenant has taken occupancy and commenced rent payment, (ii) rental income (based on a pro-rata calculation for the next successive twelve month period) for all executed Leases where Tenants have not yet commenced rent payments if rent commencement is scheduled to occur within the next 12 months from the date of calculation pursuant to the terms of the Lease; and (iii) scheduled rent increases if such rent increases are scheduled to occur within 12 months from the date of calculation. To the extent such rent increases are scheduled to occur within 6 months from the date of calculation, the increases will be calculated as if applicable as of the date of calculation. To the extent such rent increases are scheduled to occur between 7-12 months from the date of calculation, the rent increases will be included for the applicable forward-looking period (but not as of the date of calculation); and

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(C) to exclude rental income attributable to any Tenant under any Lease (i) in bankruptcy to the extent that the Tenant under the Lease has rejected the Lease in the applicable bankruptcy proceeding pursuant to a final, non-appealable order of a court of competent jurisdiction; (ii) not paying base rent under its Lease or otherwise in material monetary default under its Lease, in each case beyond any applicable notice, grace and cure periods; (iii) pursuant to which a material, non-monetary default has occurred and is continuing beyond any applicable notice, grace and cure periods; (iv) that has notified Borrower in writing that it will terminate, cancel, reject and/or not renew its applicable Lease or “go dark” or vacate all or substantially all of its leased space within the successive 12 month period, unless such Tenant is an investment-grade Tenant, in which case rental income shall be included calculated on a pro-rata basis based on the actual rental payments remaining for the next successive 12 month period pursuant to the applicable Lease; (v) whose Lease is not in full force and effect; (vi) whose tenancy at the Retail Space is month-to-month, unless such month-to-month Tenant has demonstrated to the reasonable satisfaction of Lender that they intend to continue such Lease; and (vii) which expires within 90 days or less of the applicable date of calculation hereunder, and either (1) there is no exercisable option contained in the terms thereof or (2) the tenant has not yet given notice of its exercise of any exercisable option contained therein, unless Lender determines in its reasonable discretion that such Tenant intends to extend such Lease.

“Underwriting Adjustments (Multifamily)” - shall mean adjustments made by Lender in its calculation of Underwritten Net Operating Income (Multifamily) and the components thereof, in each case, based upon Lender standard underwriting criteria for transactions comparable to the Loan, which such adjustments shall include, without limitation, adjustments for (i) items of a non-recurring nature; (ii) a credit/loss vacancy and collection loss allowance equal to the greater of: (a) actual vacancy, and (b) 5% (the stabilized market vacancy underwritten by Lender as of the Effective Date based on market vacancy rates), (iii) imminent increases or decreases in liabilities and expenses (including Taxes and/or Insurance Premiums), (iv) management fees in excess of commercially reasonable fees and expenses, (v) insufficient replacement reserves, (vi) rental income attributable to any Tenant under any residential Lease not paying rent under its Lease when due or otherwise in material default under its Lease beyond any applicable notice and cure periods, and (vii) for future residential lease term commencement dates and rent concessions.

“Underwritten Net Operating Income” – means the sum of Underwritten Net Operating Income (Commercial) plus Underwritten Net Operating Income (Multifamily).

“Underwritten Net Operating Income (Commercial)” - means the amount calculated by Lender on a monthly basis by which (a) Gross Income for any commercial portion of the Property for the immediately succeeding twelve (12) calendar month period, exceeds (b) the greater of (i) actual Operating Expenses incurred for the preceding twelve (12) calendar month period for such portion of the Property, or (ii) Permitted Operating Expenses shown on the Approved Annual Budget for the immediately succeeding twelve (12) calendar month period for such portion of the Property, all of which shall be subject to the application of the Underwriting Adjustments (Commercial) by Lender in its reasonable discretion. Lender’s monthly calculation of Underwritten Net Operating Income (Commercial) (including determination of items that do not qualify as Gross Income or Operating Expenses such portion of the Property) shall be calculated by Lender in good faith and shall be final absent manifest error.

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“Underwritten Net Operating Income (Multifamily)” – means the amount calculated by Lender on a monthly basis by which: (a) Gross Income for the residential portion of the Property for the immediately succeeding twelve (12) calendar month period, exceeds (b) the greater of: (i) actual Operating Expenses for the residential portion of the Property incurred for the preceding twelve (12) calendar month period, or (ii) Permitted Operating Expenses shown on the Approved Annual Budget for the immediately succeeding twelve (12) calendar month period for the residential portion of the Property, all of which shall be subject to the application of the Underwriting Adjustments (Multifamily) by Lender in its reasonable discretion. Lender’s monthly calculation of Underwritten Net Operating Income (Multifamily) (including determination of items that do not qualify as Gross Income or Operating Expenses for such portion of the Property) shall be calculated by Lender in good faith and shall be final absent manifest error.

“Work” – means any work performed and to be paid from the disbursement from the Reserves.

Article 2. LOAN

2.1              LOAN(a).

(a)               Borrower is currently indebted to BREDS V US INVESTMENTS 2 L.L.C., a Delaware limited liability company (“Original Lender”) in the original principal amount of $84,000,000.00 (the “Original Lender Debt”). The Original Lender Debt is evidenced by that certain Amended and Restated Promissory Note dated June 1, 2022, in the original principal amount of $84,000,000.00 (the “Original Lender Note”), executed by Borrower in favor of DEUTSCHE BANK AG, NEW YORK BRANCH (“Deutsche”), as such Original Lender Note was assigned to Original Lender, and has been secured by, inter alia, an Amended and Restated Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing executed by Borrower in favor of Deutsche, dated June 1, 2022, recorded as Instrument No. 118200871, in the Official Records of Broward County, Florida, as assigned by Deutsche to Original Lender pursuant to that certain Assignment of Mortgage dated November 18, 2024, and recorded as Instrument No. 119913684, in the Official Records of Broward County, Florida (collectively, the “Original Lender Mortgage”).

(b)               Subject to the terms of this Agreement, Lender agrees to lend to Borrower and Borrower agrees to borrow from Lender the principal sum of up to Sixty-Nine Million and No/100 Dollars ($69,000,000.00); said sum to be evidenced by the Note. This Loan is not a revolving credit line, and no payments or credits shall increase the maximum amount of advances available from the Loan.

(c)               Borrower represents and warrants to Lender that (i) as of the Effective Date, Borrower owes principal of $73,625,000.00 on the Original Lender Debt; (ii) Borrower has no defenses, counterclaims or setoffs, or any rights therefor, to its obligations to pay the Original Lender Debt or to perform pursuant to the terms of the Original Lender Note and the Original Lender Mortgage; (iii) the Original Lender Note and the Original Lender Mortgage are legal, valid and binding obligations of Borrower which have been enforceable by Original Lender (and, after being amended and restated, will be enforceable by Lender) against Borrower in accordance

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with their terms and the Original Lender Mortgage constitutes a first-priority lien on the Property. Borrower hereby irrevocably waives any defense, counterclaim or setoff, or any rights therefor, that it may have had to its obligations to pay the Original Lender Debt or to perform pursuant to the terms of the Original Lender Note and the Original Lender Mortgage and agrees that Lender shall have, with respect to the Original Lender Note (notwithstanding any possible deficiency in its assignment by Original Lender to Lender), all the rights of the holder in due course under Article 3 of Florida's Uniform Commercial Code. Borrower acknowledges and recognizes Lender as the owner and holder of the Original Lender Note and the Original Lender Mortgage and the Original Lender Debt (irrespective of any possible defect in any assignment thereof to Lender.

2.2              PURPOSE. Amounts disbursed to or on behalf of Borrower pursuant to the Note shall be used for the refinance of the Property and the payment of related costs and expenses and for such other purposes and uses as may be permitted under this Agreement and the other Loan Documents.

2.3              INTEREST RATE AND DEFAULT RATE. The Principal Balance of the Note outstanding at the close of each day shall bear interest at the Contract Rate or the Default Rate (as each term is defined in the Note), as applicable, and in accordance with all terms and conditions set forth therein.

2.4              TERMS OF PAYMENT. The Loan shall be repaid in accordance with the terms of this Agreement and the Note.

2.5              EXIT FEE. Borrower shall be obligated to pay an exit fee to Lender (the “Exit Fee”) upon repayment in full of the Note or the acceleration or maturity thereof in accordance with the terms of any of the Loan Documents, in an amount equal to $690,000.00 (1.00%) of the total amount of the Loan, whether disbursed or undisbursed). In furtherance of the foregoing, Borrower expressly acknowledges and agrees that (i) Lender shall have no obligation to accept any payment in full of the Note unless and until Borrower shall have complied with this Section 2.5, and (ii) Lender shall have no obligation to release any Loan Document upon payment of the Note unless and until Lender shall have received the Exit Fee then due and payable. Borrower expressly acknowledges and agrees that the Exit Fee shall constitute additional consideration for the Loan. Notwithstanding the foregoing, Lender hereby agrees that the Exit Fee shall be waived and no longer due and payable if the source of payment for the Debt is a new Loan made by Lender (or an Affiliate thereof).

2.6              PREPAYMENT. The Principal Balance of the Note may be prepaid, in whole or in part (in increments of not less than $100,000.00, unless the remaining Principal Balance is less than $100,000.00), upon the satisfaction of the following: (i) Borrower shall deliver not less than ten (10) days prior written notice to Lender (or such shorter period of time as may be permitted by Lender) specifying the date on which prepayment is to be made (the “Prepayment Date”); provided that Borrower may revoke such notice in its discretion; (ii) Borrower shall make payment of accrued interest to and including the Prepayment Date; (iii) in the event the Prepayment Date occurs on or before July 24, 2028 (the period of time from the Effective Date through such date being the “Prepayment Period”), which prepayment occurring during the Prepayment Period may be in whole or in part, Borrower shall make payment to Lender of the applicable Prepayment Fee (as defined below); provided that no Prepayment Fee shall be due by Borrower for prepayment of the Loan in connection with application of casualty insurance or condemnation proceeds by or with the consent of Lender in reduction of the Loan; and (iv) Borrower shall make payment of all other sums then due under this Note, the

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Security Instrument and the other Loan Documents to the extent then payable. If any such notice of prepayment is given, the principal amount set forth in such notice and the other sums required under this paragraph shall be due and payable on the Prepayment Date; provided, however, that Borrower may revoke any such prepayment election on or before the Prepayment Date by written notice to Lender. As used herein, the “Prepayment Fee”, being calculated as a percentage of either the then outstanding Principal Balance of the Loan (for prepayments in full) or the amount prepaid (for prepayments in part) at the time of prepayment (in either case, the “Prepayment Amount”) in accordance with the following calculation: the Contract Rate in effect for the month in which the Prepayment Date occurs divided by 12 months, divided by 30 days (i.e. to obtain a per diem rate of interest), multiplied by the remaining days in the Prepayment Period following the Prepayment Date, multiplied by the Prepayment Amount, equals the Prepayment Fee, without duplication for any interest previously paid.

2.7              GRANT OF SECURITY INTEREST IN REAL PROPERTY. The Note shall be secured, in part, by the Security Instrument encumbering the Property and improvements as described therein.

2.8              GRANT OF SECURITY INTEREST IN ACCOUNTS AND RESERVES; APPLICATIONS OF FUNDS. As security for payment of the Loan and the performance by Borrower of all other terms, conditions and provisions of the Loan Documents, Borrower, as debtor, hereby pledges and assigns to Lender, and grants to Lender a security interest in, all Borrower’s right, title and interest in and to all Reserves, the Restricted Account, the Cash Management Account, the Reserve Accounts and all other Accounts. Borrower shall not, without obtaining the prior written consent of Lender, further pledge, assign or grant any security interest in any of the Reserves, the Restricted Account, the Cash Management Account, the Reserve Accounts any other Accounts, or permit any lien to attach thereto, or any levy to be made thereon, or any UCC Financing Statements to be filed thereon, except those naming Lender as the secured party, to be filed with respect thereto, except as may be expressly provided in the Mezzanine Loan Documents. This Agreement is, among other things, intended by the parties to be a security agreement for purposes of the UCC. If an Event of Default has occurred and continues beyond any applicable cure periods, Lender may apply all or any part of the Reserves and/or other Account Funds against the amounts outstanding under the Loan in any order and in any manner as Lender shall elect in Lender’s sole discretion without seeking the appointment of a receiver and without adversely affecting the rights of Lender to foreclose the liens and security interests securing the Loan or exercise its other rights under the Loan Documents. The Reserves and other Account Funds shall not constitute trust funds and may be commingled with other monies held by Lender. All interest which accrues on the Reserves and other Account Funds shall be at a rate established by Lender or the institution that is acting as depository with respect to the Account, which may or may not be the highest rate then available, shall accrue for the benefit of Borrower and shall be taxable to Borrower and shall be added to and disbursed in the same manner and under the same conditions as the principal sum on which said interest accrued. Upon satisfaction and repayment in full of Borrower’s obligations under the Loan Documents (including, without limitation, payment of any applicable Exit Fee and Prepayment Fee), all remaining funds held in the Accounts, all remaining Reserves and other Account Funds, if any, shall be (i) delivered to Mezzanine Lender if any portion of the Mezzanine Loan remains outstanding, and (ii) if the Mezzanine Loan has been repaid in full, shall be disbursed to Borrower within ten (10) Business Days unless such amounts have been credited (at Lender’s reasonable discretion) to the satisfaction of Borrower’s obligations under the Loan Documents.

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2.9              DEPOSITS; FEES.

(a)               Prior to the Effective Date, Borrower has paid to Lender a good faith deposit in immediately available funds in the amount of $80,000.00 (the “Good Faith Deposit”), consisting of: (i) a fully earned, non-refundable underwriting fee in the aggregate amount of $20,000.00 and (ii) a costs and expenses deposit in the aggregate amount of $60,000.00. Lender is authorized to utilize the Good Faith Deposit to pay for all reasonable due diligence expenses, third-party reports, including but not limited to engineer, environmental, and appraisals, as well as reasonable out-of-pocket legal fees and expenses, underwriting costs, and to apply any remaining portion of the Good Faith Deposit against the Origination Fee (as defined below) as of the closing of the Loan.

(b)               On the Effective Date and as a condition precedent to the effectiveness of this Agreement, Borrower shall pay to Lender a fully earned, non-refundable origination fee in immediately available funds in the amount of $690,000.00 (1.00% of the total Loan) (the “Origination Fee”).

2.10          LOAN DOCUMENTS. Borrower shall deliver to Lender concurrently with this Agreement each of the documents, each properly executed and in recordable form, as applicable, described in Exhibit B as Loan Documents.

2.11          EFFECTIVE DATE. The Loan Documents shall become effective on the Effective Date.

2.12          FULL REPAYMENT AND RECONVEYANCE, SATISFACTION OR RELEASE. Upon receipt of all sums owing and outstanding under the Loan Documents (including, without limitation, payment of any applicable Exit Fee and Prepayment Fee), and the full performance of all other obligations secured by the Security Instrument, Lender shall reconvey, satisfy or release the Property from the Lien of the Security Instrument and terminate any assignment of leases and rents or UCC financing statements related to the Collateral; provided, however, that all of the following conditions shall be satisfied at the time of, and with respect to, such reconveyance, satisfaction or release: Lender shall have received all escrow, closing and recording costs, the costs of preparing and delivering such reconveyance, satisfaction or release, the payment of any and all sums then due and payable under the Loan Documents, and the full payment and performance of all other obligations secured by the Security Instrument, including, without limitation, those set forth in the Note and the Security Instrument. Lender’s obligation to make further disbursements under the Loan shall terminate as to any portion of the Loan undisbursed as of the date of issuance of such reconveyance, satisfaction or release, and any commitment of Lender to lend any undisbursed portion of the Loan shall be cancelled. Upon request from Borrower, at Borrower’s sole cost and expense, Lender agrees to assign the Note and the Security Instrument to any future lender of Borrower’s choosing upon repayment of the Debt.

2.13          FIRST OPTION TO EXTEND. Borrower shall have the option to extend (“First Option to Extend”) the term of the Loan from the Original Maturity Date to the First Extended Maturity Date, upon satisfaction of each and every one of the following conditions precedent (unless otherwise waived by Lender in its sole discretion):

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(a)               Borrower shall provide Lender with written notice of Borrower’s request to exercise the First Option to Extend substantially in the form attached hereto as Exhibit C not less than sixty (60) days prior to the Original Maturity Date.

(b)               As of the date of Borrower’s delivery of notice of request to exercise the First Option to Extend, and as of the Original Maturity Date, no Event of Default or Mezzanine Event of Default shall have occurred and be continuing beyond any applicable cure periods and Borrower shall so certify in writing if requested by Lender.

(c)               Borrower shall execute or cause the execution of all documents reasonably required by Lender in a form reasonably satisfactory to Borrower and Lender to exercise the First Option to Extend.

(d)               Lender shall have received evidence that, to the extent the Mezzanine Loan is then outstanding, the Mezzanine Loan is paid off (if permitted under the terms hereof and thereof) or shall have been or will simultaneously be extended to a date that is no earlier than the First Extended Maturity Date.

(e)               If requested by Lender, at Borrower’s sole cost and expense, the issuance by the Title Company to Lender (or the receipt of Title Company’s irrevocable written commitment to issue to Lender) of any title endorsement reasonably deemed necessary by Lender for attachment to the Title Policy insuring the priority and validity of the Security Instrument (to the extent available in the State of Florida).

(f)                Lender shall have determined that the outstanding Principal Balance of the Loan and Mezzanine Loan (in the aggregate) as a percentage of the as-is fair market value of the Property (“Loan-to-Value Percentage”) as of the Original Maturity Date does not exceed 80.00%. To the extent Lender determines that the Loan-to-Value Percentage exceeds 80.00% as of the Original Maturity Date, Lender may or, at the request of Borrower, shall order, at Borrower’s expense, a written appraisal prepared by an M.A.I. appraiser approved by Lender in its reasonable discretion in conformance with the requirements of FIRREA, as well as any other applicable rules and/or regulations from any and any applicable Governmental Authority (“Approved Appraisal”), confirming to the reasonable satisfaction of Lender that the Loan-to-Value Percentage does not exceed 80.00%. Provided, however, in the event such fair market value is not adequate to meet the required Loan-to-Value Percentage of 80.00%, then Borrower may pay down the outstanding Principal Balance of the Loan and Mezzanine Loan (to be applied to each respective loan on a pro rata basis as calculated by Lender in its reasonable discretion) by an amount such that said Loan-to-Value Percentage requirement may be met. The valuation date of any Approved Appraisal delivered in connection with the First Option to Extend shall be within ninety (90) days of the Original Maturity Date.

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(g)               Borrower shall have entered into an (or extended the then-existing) Interest Rate Cap Agreement (or Substitute IRPA pursuant to the terms and conditions of Section 9.21 below, if applicable) which such Interest Rate Cap Agreement shall cap the Term SOFR Rate at a strike price equal to or less than 4.50% (unless a higher strike price is approved by Lender in its sole discretion) during the period from the Original Maturity Date through the First Extended Maturity Date. As security for payment of the Loan and the performance by Borrower of all other terms, conditions and provisions of the Loan Documents, Borrower, as debtor, hereby pledges and assigns to Lender, and grants to Lender a security interest in, all Borrower’s right, title and interest in and to any Interest Rate Cap Agreement and agrees to enter into any documentation or take such other action reasonably requested by Lender to establish, protect, perfect or enforce any such security interest granted to Lender pursuant to this Section.

(h)               Borrower shall have delivered evidence satisfactory to Lender that as of the Original Maturity Date the Property has achieved a Debt Yield Ratio of at least 6.75%, as reasonably calculated by Lender; provided, however, in the event such required minimum Debt Yield Ratio is not achieved, then Borrower may pay down the outstanding Principal Balance of the Loan and Mezzanine Loan (to be applied to each respective loan on a pro rata basis as calculated by Lender in its reasonable discretion) such that said minimum Debt Yield Ratio is met as calculated by Lender in Lender’s reasonable discretion (unless otherwise waived by Lender in its sole discretion).

(i)                 On or before the Original Maturity Date, Borrower shall pay to Lender an extension fee in the amount of $172,500.00 (0.25% of the total Loan amount).

2.14          SECOND OPTION TO EXTEND. If Borrower shall have exercised the First Option to Extend and the Original Maturity Date of the Note shall have been extended in accordance with the terms and provisions of this Agreement, Borrower shall have the option to further extend the term of the Loan (“Second Option to Extend”) from the First Extended Maturity Date to the Second Extended Maturity Date, upon satisfaction of each and every one of the following conditions precedent (unless otherwise waived by Lender in its discretion):

(a)               Borrower shall provide Lender with written notice of Borrower’s request to exercise the Second Option to Extend substantially in the form attached hereto as Exhibit C not less than sixty (60) days prior to the First Extended Maturity Date.

(b)               As of the date of Borrower’s delivery of notice of request to exercise the Second Option to Extend, and as of the First Extended Maturity Date, no Event of Default or Mezzanine Event of Default shall have occurred and be continuing beyond any applicable cure periods and Borrower shall so certify in writing if requested by Lender.

(c)               Borrower shall execute or cause the execution of all documents reasonably required by Lender in a form reasonably satisfactory to Borrower and Lender to exercise the Second Option to Extend.

(d)               Lender shall have received evidence that, to the extent the Mezzanine Loan is then outstanding, the Mezzanine Loan is paid off (if permitted under the terms hereof and thereof) or shall have been or will simultaneously be extended to a date that is no earlier than the Second Extended Maturity Date.

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(e)               If requested by Lender, at Borrower’s sole cost and expense, the issuance by the Title Company to Lender (or the receipt of Title Company’s irrevocable written commitment to issue to Lender) of any title endorsement reasonably deemed necessary by Lender for attachment to the Title Policy insuring the priority and validity of the Security Instrument (to the extent available in the State of Florida).

(f)                Lender shall have determined that Loan-to-Value Percentage as of the First Extended Maturity Date does not exceed 75.00%. To the extent Lender determines that the Loan-to-Value Percentage exceeds 75.00% as of the First Extended Maturity Date, Borrower may deliver to Lender at Borrower’s expense an Approved Appraisal confirming to the reasonable satisfaction of Lender that the Loan-to-Value Percentage does not exceed 75.00%. Provided, however, in the event such fair market value is not adequate to meet the required Loan-to-Value Percentage, then Borrower may pay down the outstanding Principal Balance of the Loan and Mezzanine Loan (to be applied to each respective loan on a pro rata basis as calculated by Lender in its reasonable discretion) by an amount such that said Loan-to-Value Percentage requirement may be met. The valuation date of any Approved Appraisal delivered in connection with the Second Option to Extend shall be within ninety (90) days of the First Extended Maturity Date.

(g)               Borrower shall have entered into an (or extended the then-existing) Interest Rate Cap Agreement (or Substitute IRPA pursuant to the terms and conditions of Section 9.21 below, if applicable) which such Interest Rate Cap Agreement shall cap the Term SOFR Rate at a strike price equal to or less than 4.50% (unless a higher strike price is approved by Lender in its sole discretion) during the period from the First Extended Maturity Date through the Second Extended Maturity Date. As security for payment of the Loan and the performance by Borrower of all other terms, conditions and provisions of the Loan Documents, Borrower, as debtor, hereby pledges and assigns to Lender, and grants to Lender a security interest in, all Borrower’s right, title and interest in and to any Interest Rate Cap Agreement and agrees to enter into any documentation or take such other action reasonably requested by Lender to establish, protect, perfect or enforce any such security interest granted to Lender pursuant to this Section.

(h)               Borrower shall have delivered evidence satisfactory to Lender that as of the First Extended Maturity Date the Property has achieved a Debt Yield Ratio of at least 7.00%, as reasonably calculated by Lender; provided, however, in the event such required minimum Debt Yield Ratio is not achieved, then Borrower may pay down the outstanding Principal Balance of the Loan and Mezzanine Loan (to be applied to each respective loan on a pro rata basis as calculated by Lender in its reasonable discretion) such that said minimum Debt Yield Ratio is met as calculated by Lender in Lender’s reasonable discretion (unless otherwise waived by Lender in its sole discretion).

(i)                 On or before the First Extended Maturity Date, Borrower shall pay to Lender an extension fee in the amount of $172,500.00 (0.25% of the total Loan amount).

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2.15          THIRD OPTION TO EXTEND. If Borrower shall have exercised the Second Option to Extend and the First Extended Maturity Date of the Note shall have been extended in accordance with the terms and provisions of this Agreement, Borrower shall have the option to further extend the term of the Loan (“Third Option to Extend”) from the Second Extended Maturity Date to the Third Extended Maturity Date, upon satisfaction of each and every one of the following conditions precedent (unless otherwise waived by Lender in its discretion):

(a)               Borrower shall provide Lender with written notice of Borrower’s request to exercise the Third Option to Extend substantially in the form attached hereto as Exhibit C not less than sixty (60) days prior to the Second Extended Maturity Date.

(b)               As of the date of Borrower’s delivery of notice of request to exercise the Third Option to Extend, and as of the Second Extended Maturity Date, no Event of Default or Mezzanine Event of Default shall have occurred and be continuing beyond any applicable cure periods and Borrower shall so certify in writing if requested by Lender.

(c)               Borrower shall execute or cause the execution of all documents reasonably required by Lender in a form reasonably satisfactory to Borrower and Lender to exercise the Third Option to Extend.

(d)               Lender shall have received evidence that, to the extent the Mezzanine Loan is then outstanding, the Mezzanine Loan is paid off (if permitted under the terms hereof and thereof) or shall have been or will simultaneously be extended to a date that is no earlier than the Third Extended Maturity Date.

(e)               If requested by Lender, at Borrower’s sole cost and expense, the issuance by the Title Company to Lender (or the receipt of Title Company’s irrevocable written commitment to issue to Lender) of any title endorsement reasonably deemed necessary by Lender for attachment to the Title Policy insuring the priority and validity of the Security Instrument (to the extent available in the State of Florida).

(f)                Lender shall have determined that Loan-to-Value Percentage as of the Second Extended Maturity Date does not exceed 70.00%. To the extent Lender determines that the Loan-to-Value Percentage exceeds 70.00% as of the Second Extended Maturity Date, Borrower may deliver to Lender at Borrower’s expense an Approved Appraisal confirming to the reasonable satisfaction of Lender that the Loan-to-Value Percentage does not exceed 70.00%. Provided, however, in the event such fair market value is not adequate to meet the required Loan-to-Value Percentage, then Borrower may pay down the outstanding Principal Balance of the Loan and Mezzanine Loan (to be applied to each respective loan on a pro rata basis as calculated by Lender in its reasonable discretion) by an amount such that said Loan-to-Value Percentage requirement may be met. The valuation date of any Approved Appraisal delivered in connection with the Third Option to Extend shall be within ninety (90) days of the Second Extended Maturity Date.

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(g)               Borrower shall have entered into an (or extended the then-existing) Interest Rate Cap Agreement (or Substitute IRPA pursuant to the terms and conditions of Section 9.21 below, if applicable) which such Interest Rate Cap Agreement shall cap the Term SOFR Rate at a strike price equal to or less than 4.50% (unless a higher strike price is approved by Lender in its sole discretion) during the period from the Second Extended Maturity Date through the Third Extended Maturity Date. As security for payment of the Loan and the performance by Borrower of all other terms, conditions and provisions of the Loan Documents, Borrower, as debtor, hereby pledges and assigns to Lender, and grants to Lender a security interest in, all Borrower’s right, title and interest in and to any Interest Rate Cap Agreement and agrees to enter into any documentation or take such other action reasonably requested by Lender to establish, protect, perfect or enforce any such security interest granted to Lender pursuant to this Section.

(h)               Borrower shall have delivered evidence satisfactory to Lender that as of the Second Extended Maturity Date the Property has achieved a Debt Yield Ratio of at least 7.25%, as reasonably calculated by Lender; provided, however, in the event such required minimum Debt Yield Ratio is not achieved, then Borrower may pay down the outstanding Principal Balance of the Loan and Mezzanine Loan (to be applied to each respective loan on a pro rata basis as calculated by Lender in its reasonable discretion) such that said minimum Debt Yield Ratio is met as calculated by Lender in Lender’s reasonable discretion (unless otherwise waived by Lender in its sole discretion).

(i)                 On or before the Second Extended Maturity Date, Borrower shall pay to Lender an extension fee in the amount of $172,500.00 (0.25% of the total Loan amount).

Article 3. DISBURSEMENT and reserves

3.1              CONDITIONS PRECEDENT.

(a)               Lender’s obligation to make the Loan on the Effective Date shall be subject at all times to the satisfaction or waiver of each and every one of the following conditions precedent on or prior to the Effective Date:

(i)                 No Defaults. There shall exist no Event of Default shall occur upon Lender’s making of the Loan.

(ii)              Documents. Receipt and approval by Lender of an executed original of this Agreement, each of the Loan Documents, and any and all other documents, instruments, policies and forms of evidence or other materials which are required pursuant to this Agreement or any of the other Loan Documents, each in form and content reasonably acceptable to Lender.

(iii)            Security Instrument. The Security Instrument is (or will be upon the proper recording thereof by the Title Company) a valid lien upon the Property and is prior and superior to all other liens and encumbrances thereon except the Permitted Encumbrances.

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(iv)             Representations and Warranties. The representations and warranties contained in this Agreement are true and correct in all material respects.

(v)               Borrower Cost Basis. Borrower represents and warrants to Lender as of the Effective Date that Borrower’s cost-basis in the Property is equal to or greater than $158,000,000.00 as of the Effective Date.

(vi)             Underwritten Net Operating Income. Borrower represents and warrants to Lender as of the Effective Date that Borrower has calculated the Underwritten Net Operating Income of the Property to be equal to or greater than $4,150,000.00 in accordance with the terms and conditions of this Agreement.

(vii)          Organizational Documents; Good Standing. Lender shall have received: (a) copies of all the organizational documents for Borrower and any other related entity reasonably requested by Lender, (b) a resolution authorizing the Loan and execution and delivery of the Loan Documents, in form and substance reasonably acceptable to Lender, and (c) evidence that Borrower and any other entity reasonably required by Lender, is in good standing in its state of formation and states where it conducts business.

(viii)        Leases; Material Agreements. Lender shall have received true, correct and complete copies of all commercial Leases (if any) and all Material Agreements within Borrower’s possession and control.

(ix)             Lien Search Reports and Know Your Customer Information. Lender shall have received satisfactory reports of Uniform Commercial Code, tax lien, bankruptcy and judgment searches and any additional required know-you-customer information/reports conducted by a search firm acceptable to Lender with respect to the Property, Borrower and Guarantor (including Borrower’s immediate predecessor, if any), and any additional related Persons, such searches to be conducted in such locations as Lender shall have requested.

(x)               Transaction Costs. Borrower shall have paid all transaction costs (or provided for the direct payment of such transaction costs by Lender from the proceeds of the Loan).

(xi)             Insurance. Lender shall have received certificates of insurance for casualty insurance demonstrating insurance coverage in respect of the Property of types, in amounts, with insurers and otherwise in compliance with the terms, provisions and conditions set forth in this Agreement.

(xii)          Title. Lender shall have received a marked, signed commitment to issue, or a pro-forma version of, a Title Policy in respect of the Property, listing only Permitted Encumbrances. If the Title Policy is to be issued by, or if disbursement of the proceeds of the Loan are to be made through, an agent of the actual insurer under the Title Policy (as opposed to the insurer itself), the actual insurer shall have issued to Lender for Lender’s benefit a so-called “Insured Closing Letter.”

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(xiii)        Qualified Survey. Lender shall have received a Qualified Survey with respect to the Property.

(xiv)         Zoning. Lender shall have received evidence satisfactory to Lender that the Property is in compliance with all applicable zoning requirements, or if not in compliance, is considered to be legal, non-conforming (including a zoning report, a zoning endorsement if obtainable and a letter from the applicable municipality if obtainable). To the extent the Property is considered to be legal, non-conforming, Borrower shall have delivered evidence of ordinance and law insurance coverage for the Property reasonably satisfactory to Lender and to the extent available to Borrower at commercially reasonable rates.

(xv)           Permits; Certificate of Occupancy. Lender shall have received a copy of all permits necessary for the use and operation of the Property and any existing certificate(s) of occupancy, if required, for the Property.

(xvi)         Environmental Report. Lender shall have received the Environmental Report with respect to the Property in form and substance reasonably satisfactory to Lender which have been prepared within the six (6) months prior to the Effective Date, and that disclose no material environmental conditions with respect to the Property.

(xvii)      Flood Certifications. Lender shall have received flood certifications and evidence of flood insurance with respect to the Property, if it is located in a community that participates in the National Flood Insurance Program, in each case in compliance with any applicable regulations of the Board of Governors of the United States Federal Reserve System, in form and substance satisfactory to Lender.

(xviii)    Consents, Licenses, Approvals, etc. Lender shall have received copies of all consents, licenses and approvals, if any, required in connection with the execution, delivery and performance by Borrower, and the validity and enforceability, of the Loan Documents, and such consents, licenses and approvals shall be in full force and effect.

(xix)         Financial Information. Lender shall have received financial information relating to Borrower, Guarantor and the Property that accurately reflects the financial positions of Borrower, Guarantor and the Property in all material respects.

(xx)           Opinions. Borrower has delivered to Lender, at Borrower’s expense, the opinions of legal counsel required by Lender in its reasonable discretion.

(xxi)         Additional Matters. Lender shall have received such other certificates, documents and instruments relating to the Loan as may have been reasonably requested by Lender. All corporate and other proceedings, all other documents (including all documents referred to in this Agreement and not appearing as exhibits to this Agreement) and all legal matters in connection with the Loan shall be reasonably satisfactory in form and substance to Lender.

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(xxii)      Stub Interest. Borrower shall make a payment to Lender of any stub interest required pursuant to the terms of the Note.

(xxiii)    Mezzanine Loan. Borrower shall have delivered to Lender true, correct and complete copies of all of the Mezzanine Loan Documents.

3.2              PLEDGE AND ASSIGNMENT AND DISBURSEMENT AUTHORIZATION. The proceeds of the Loan, when qualified for disbursement, shall be disbursed to or for the benefit or account of Borrower in accordance with the Loan Documents. As additional security for Borrower’s performance under the Loan Documents, Borrower hereby irrevocably pledges and assigns to Lender all monies at any time deposited in the Reserves and other Account Funds.

3.3              DISBURSEMENTS. Borrower hereby authorizes Lender to disburse the proceeds of the Loan made by Lender or its Affiliate, and if applicable, funds in any Reserves, in accordance with the terms of the Loan Documents.

3.4              INTENTIONALLY OMITTED.

3.5              INTENTIONALLY OMITTED.

3.6              INTEREST AND CARRY RESERVE. Upon closing of the Loan, a total of $500,000.00 (the “Initial Carry Reserve Deposit”) shall be deposited into an Eligible Account held by Lender or Servicer as a reserve for the payment of Debt Service, Capital Expenditures Reserve Monthly Deposits, Monthly Tax Deposits, Monthly Insurance Deposits, and/or Operating Expenses (collectively, the “Interest and Carry Reserve Account”). Amounts deposited into the Interest and Carry Reserve Account pursuant to this Section 3.6 are referred to herein as the “Interest and Carry Reserve Funds”.

(a)               Provided (i) no Event of Default has occurred and is continuing, and (ii) no Cash Sweep Period then exists, the Borrower may request on a monthly basis that a disbursement be made from the Interest and Carry Reserve Account for the difference between (A) the total of the Debt Service payments on the Loan (net of any payments made to Borrower pursuant to any “in-the-money” Interest Rate Cap Agreement), Capital Expenditures Reserve Monthly Deposits, Monthly Tax Deposit, Monthly Insurance Deposit, and actual Operating Expenses paid by the Borrower in the immediately preceding month, and (B) the total revenue from the Property for the immediately preceding month as detailed in the applicable Monthly Operating Report delivered to Lender by Borrower for the applicable month (“Carry Cost Payment Deficiency”). Provided Borrower delivers documentation reasonably satisfactory to Lender to evidence any such Carry Cost Payment Deficiency, Lender shall promptly disburse to Borrower the applicable Carry Cost Payment Deficiency. For the sake of clarity, a Cash Sweep Period shall be in effect as of the Effective Date.

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(b)               Provided (i) no Event of Default has occurred and is continuing, but (ii) a Cash Sweep Period then exists, then Lender shall disburse directly to Lender any Interest and Carry Reserve Funds on deposit in the Interest and Carry Reserve Account on each Monthly Payment Date as necessary to satisfy any applicable Debt Service payments on the Loan, Capital Expenditures Reserve Monthly Deposits, Monthly Tax Deposits, and Monthly Insurance Deposits or to fund any Permitted Operating Expenses that are not otherwise funded from the Cash Management Account, in each case in the priority set forth in Section 4.1(c).

(c)               If at any time Lender reasonably determines that the amounts on deposit in the Interest and Carry Reserve Account are insufficient to cover the projected Carry Cost Payment Deficiency for the next successive six (6) calendar months, as calculated by Lender in its reasonable discretion, then Borrower shall deposit an amount reasonably determined by Lender to be sufficient to restore such six (6) calendar months buffer into the Interest and Carry Reserve Account not more than fifteen (15) Business Days after Borrower’s receipt of Lender’s written demand thereof (such amount, the “Interest and Carry Reserve Replenishment Deposit”). The failure of Borrower to deposit such funds as required pursuant to the preceding sentence shall constitute an Event of Default hereunder. Notwithstanding the foregoing, Borrower shall have no obligation to make any Interest and Carry Reserve Replenishment Deposit prior to the earlier of the following: (i) February 7, 2027, and (ii) the date that the Replenishment Deposit is made by Borrower pursuant to the terms of Section 3.8(a) below.

(d)               The Borrower hereby acknowledges and agrees that, except as expressly provided herein, the Borrower shall not have access to the funds in the Interest and Carry Reserve Account. Upon the occurrence and during the continuance of an Event of Default, Lender may disburse any amounts in the Interest and Carry Reserve Account in its sole discretion to the payment of the Loan.

3.7              CAPITAL EXPENDITURES RESERVE. Upon closing of the Loan, a total of $0.00 shall be deposited into an Eligible Account held by Lender or Servicer (the “Capital Expenditures Reserve Account”) to pay for Capital Expenditures. Lender shall not be required to disburse Capital Expenditure Reserve Funds (as hereinafter defined) more frequently than once per calendar month (unless otherwise approved in Lender’s discretion) and in an amount less than $50,000 (unless otherwise approved in Lender’s reasonable discretion):

(a)               On each regularly scheduled Monthly Payment Date commencing on September 7, 2026, Borrower shall deposit into the Capital Expenditures Reserve Account an amount equal to $5,688.00 (each a “Capital Expenditures Reserve Monthly Deposit”) for payment of Capital Expenditures. Amounts deposited pursuant to this Section 3.7 are referred to herein as the “Capital Expenditure Reserve Funds”.

(b)               Lender shall disburse Capital Expenditure Reserve Funds only for Capital Expenditures and in accordance with the following terms and conditions (unless otherwise waived by Lender in its sole discretion):

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(i)                 Borrower shall submit a request for payment to Lender at least ten (10) Business Days prior to the date on which Borrower requests such payment be made and specify the Capital Expenditures to be paid;

(ii)              On the date such request is received by Lender and on the date such payment is to be made, no Event of Default or Mezzanine Event of Default shall exist;

(iii)            Lender shall have received and approved (unless otherwise waived by Lender in its sole discretion) the following:

(A)             if (1) such Capital Expenditures are not included in the Approved Annual Budget, (2) if requested by Lender and (3) not otherwise required to be provided to Lender by Borrower, an updated budget for any such Capital Expenditures;

(B)              if requested by Lender, with respect to any Capital Improvements involving an aggregate budgeted cost of more than $250,000.00, copies of any construction contract and any plans and specifications for the Work related to any such Capital Improvements within Borrower’s possession and control, if and to the extent such exist;

(C)              if requested by Lender, copies of all building permits and other authorizations (if any) from all applicable government agencies as required for the completion of the Work related to any such Capital Improvements;

(D)             if required by Lender, for any Capital Improvements project involving an aggregate budgeted cost of at least $500,000.00, an inspection report issued by an inspector selected and retained by Lender, the cost of which shall be paid by Borrower, evidencing that all Work to date covered by the requested disbursement has been substantially completed in a workmanlike manner and materially in accordance with applicable building codes;

(E)              if required by Lender, a title bring-down report issued by the Title Company with respect to the Property reasonably acceptable to Lender;

(F)              a certificate (in form and substance reasonably acceptable to Lender which may take the form of email correspondence) from Borrower (i) stating that any completed Capital Improvements at the Property to be funded by the requested disbursement of Capital Expenditure Reserve Funds have been, or will be, completed in good and workmanlike manner and in accordance in all material respects with all applicable federal, state and local laws, rules and regulations in all material respects and (ii) stating the Cost Breakdown related to any such Capital Improvements showing all amounts disbursed to date and the amount of proceeds required to complete the Work, (iii) identifying each Person (to the extent known by Borrower at the time such certification is furnished to Lender) that supplied, or will supply, materials or labor in connection with the Capital

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Improvements to be funded by the requested disbursement and (iv) stating that each such Person has been paid in full or will be paid in full upon such disbursement for the amount then due and owing such Person and requested to be funded by such disbursement, such certificate to be accompanied by partial or final lien waivers, as applicable, invoices and/or other evidence of payment reasonably satisfactory to Lender and/or the Title Company which lien waivers may be conditioned on receipt of payment if payment is to be made from the disbursement; and

(G)             such other evidence and documentation as Lender shall reasonably request.

(c)               Any undisbursed Capital Expenditure Reserve Funds shall be at all times equal to or greater than the amount which Lender from time to time reasonably determines necessary to pay through completion the costs of the Work actually commenced by Borrower and then under construction. If Lender determines in its reasonable discretion at any time during the construction of such Work that the undisbursed Capital Expenditure Reserve Funds are insufficient for said purposes, Borrower will deposit the amount of such deficiency into the Capital Expenditure Reserve Account not more than fifteen (15) Business Days after Borrower’s receipt of Lender’s written demand, and until such deposit is made, Lender shall have no further obligation to make any disbursement from the Capital Expenditures Reserve Account. The failure of Borrower to deposit such funds as required pursuant to the preceding sentence shall constitute an Event of Default hereunder.

(d)               Borrower shall permit Lender and Lender’s agents and representatives (including, without limitation, Lender’s engineer, architect, or inspector) or third parties to enter onto the Property during normal business hours and upon reasonable advance notice to Borrower (subject to the rights of Tenants under their Leases) to inspect the progress of any Capital Improvements and all materials being used in connection therewith and examine all plans and shop drawings within Borrower’s possession and control relating to such Capital Improvements. Borrower shall use commercially reasonable efforts to cause all contractors and subcontractors to cooperate with all reasonable requests of Lender or Lender’s representatives or such other Persons described above in connection with inspections described herein.

3.8              LEASING RESERVE ACCOUNT. On the Effective Date, a total of $100,000.00 shall be deposited into an Eligible Account held by Lender or Servicer (the “Leasing Reserve Account”) for TI Leasing Costs approved by Lender in its reasonable discretion. Lender shall not be required to disburse Leasing Reserve Funds (as hereinafter defined) more frequently than once per calendar month (unless otherwise approved in Lender’s discretion) and in an amount less than $50,000 (unless otherwise approved in Lender’s discretion).

(a)               On or before the earlier to occur of (i) February 7, 2027, or (ii) the occurrence and continuance of an Event of Default, Borrower shall deposit into the Leasing Reserve Account an amount equal to $475,000.00 (the “Replenishment Deposit”). The failure of Borrower to make the Replenishment Deposit on or before February 7, 2027, shall constitute an Event of Default (such Event of Default shall also be referred to as the “Replenishment Deposit Event of Default”).

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(b)               Lender shall disburse Leasing Reserve Funds only for TI Leasing Costs and in accordance with the following terms and conditions (unless otherwise waived by Lender in its sole discretion):

(i)                 Borrower shall submit a request for payment to Lender at least ten (10) Business Days prior to the date on which Borrower requests such payment be made and specify the TI Leasing Costs to be paid;

(ii)              On the date such request is received by Lender and on the date such payment is to be made, no Event of Default or Mezzanine Event of Default shall exist;

(iii)            The TI Leasing Costs relate to an Approved Lease for retail space at the Property;

(iv)             Lender shall have received and approved the following (unless otherwise waived by Lender in its sole discretion):

(A)             if requested by Lender and not otherwise required to be provided to Lender by Borrower, an updated budget for the Tenant Improvements costs to be funded by such Advance to the extent the budget has changed since Lender approved the Lease, and/or a schedule of applicable Leasing Commissions payments, as applicable;

(B)              if requested by Lender, with respect to any Tenant Improvements involving an aggregate budgeted cost of more than $250,000.00, copies of any construction contract and any plans and specifications for the Work related to any such Tenant Improvements to be contracted for, and performed by, Borrower, if and to the extent such exist;

(C)              if requested by Lender, copies of all building permits and other authorizations from government agencies as required for the completion of the Work related to any such TI Leasing Costs;

(D)             if required by Lender, for any Tenant Improvements project involving an aggregate budgeted cost of at least $500,000.00, an inspection report issued by an inspector selected and retained by Lender, the cost of which shall be paid by Borrower, evidencing that all Work to date covered by the requested disbursement has been completed in a workmanlike manner and in accordance with applicable Legal Requirements;

(E)              if required by Lender, a title bring-down report issued by the Title Company with respect to the Property reasonably acceptable to Lender;

(F)              a certificate (in form and substance reasonably acceptable to Lender which may take the form of email correspondence) from Borrower (i) stating that any completed Tenant Improvements at the Property to be funded by the requested disbursement of Leasing Reserve Funds have been, or will be, completed in

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good and workmanlike manner and in accordance in all material respects with all applicable federal, state and local laws, rules and regulations in all material respects and (ii) stating the Cost Breakdown related to any such Tenant Improvements showing all amounts disbursed to date and the amount of proceeds required to complete the Work, (iii) identifying each Person (to the extent known by Borrower at the time such certification is furnished to Lender) that supplied, or will supply, materials or labor in connection with the Tenant Improvements to be funded by the requested disbursement and (iv) stating that each such Person has been paid in full or will be paid in full upon such disbursement for the amount then due and owing such Person and requested to be funded by such disbursement, such certificate to be accompanied by partial or final lien waivers, as applicable, invoices and/or other evidence of payment reasonably satisfactory to Lender and/or the Title Company which lien waivers may be conditioned on receipt of payment if payment is to be made from the disbursement; and

(v)               such other evidence and documentation as Lender shall reasonably request related to any such TI Leasing Costs.

(c)               Any undisbursed funds in the Leasing Reserve Account shall be at all times equal to or greater than the amount which Lender reasonably determines is necessary to be funded by Lender to pay through completion the costs of the Work for Tenant Improvements then actually commenced by Borrower and then under construction or otherwise reasonably necessary to complete any previously approved Tenant Improvements not yet under construction but required pursuant to an Approved Lease that are to be funded with Leasing Reserve Funds pursuant to this Section 3.8. If Lender reasonably determines at any time that the balance of the Leasing Reserve Account is insufficient for said purposes, Borrower will deposit the amount of such deficiency into the Leasing Reserve Account not more than fifteen (15) Business days after Lender’s written demand, and until such deposit is made, Lender shall have no further obligation to make any disbursement from the Leasing Reserve Account. The failure of Borrower to deposit such funds as required pursuant to the preceding sentence shall constitute an Event of Default hereunder.

(d)               Borrower shall permit Lender and Lender’s agents and representatives (including, without limitation, Lender’s engineer, architect, or inspector) or third parties to enter onto the Property during normal business hours and upon reasonable advance notice to Borrower (subject to the rights of Tenants under their Leases) and following reasonable prior notice to Borrower to inspect the progress of any Tenant Improvements and all materials being used in connection therewith and examine all plans and shop drawings relating to such Tenant Improvements to the extent in Borrower’s possession and control. Borrower shall use commercially reasonable efforts to cause all contractors and subcontractors to cooperate with Lender or Lender’s representatives or such other Persons described above in connection with inspections described in this Section.

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3.9                 INTENTIONALLY OMITTED.

3.10             TAX AND INSURANCE RESERVE. On the Effective Date, a deposit in an amount reasonably required by Lender shall be deposited in an Eligible Accounts held by Lender or Servicer and hereinafter referred to as the “Tax Account” and the “Insurance Account” to pay for Taxes and Insurance Premiums, respectively. In addition, Borrower shall pay (or cause to be paid) to Lender on each Monthly Payment Date (a) one-twelfth of an amount which would be sufficient (together with Borrower’s initial deposit for Taxes, to the extent not previously expended) to pay the Taxes payable, or reasonably estimated by Lender to be payable, during the next ensuing twelve (12) months assuming that said Taxes are to be paid in full on the Tax Payment Date (the “Monthly Tax Deposit”), each of which such deposits shall be held in the Tax Account, and (b) one-twelfth of an amount which would be sufficient to pay the Insurance Premiums due for the renewal of the coverage afforded by the policies of insurance required to be maintained by Borrower pursuant to the terms of this Agreement on the Insurance Payment Date (the “Monthly Insurance Deposit”), each of which such deposits shall be held in the Insurance Account (amounts held in the Tax Account and the Insurance Account are collectively herein referred to as the “Tax and Insurance Funds”). If, at any time, Lender reasonably determines that amounts on deposit or scheduled to be deposited in (i) the Tax Account will be insufficient to pay all applicable Taxes in full on the Tax Payment Date and/or (ii) the Insurance Account will be insufficient to pay all applicable Insurance Premiums in full on the Insurance Payment Date, Borrower shall make a Balancing Payment into the applicable Reserve Accounts in an amount which will be sufficient to make up such insufficiency, as reasonably determined by Lender. Borrower agrees to notify Lender promptly of any changes to the amounts, schedules and instructions for payment of any Taxes and Insurance Premiums of which it has or obtains knowledge and authorizes Lender or its agent to obtain the bills for Taxes directly from the appropriate taxing authority. Provided there are sufficient amounts in the Tax Account and Insurance Account, respectively, and no Event of Default exists and is continuing, Lender shall be obligated to pay the Taxes and Insurance Premiums as they become due on their respective due dates on behalf of Borrower by applying the Tax and Insurance Funds to the payment of such Taxes and Insurance Premiums. Notwithstanding the foregoing, Borrower shall have no obligation to make any deposit into the Insurance Account (including any Monthly Insurance Deposit) if Borrower has delivered evidence reasonably acceptable to Lender that insurance required for the Property as detailed in Article 5 below are satisfied by blanket insurance policies each approved by Lender in its sole discretion.

3.11          GENERAL.

(a)               Borrower shall pay to Lender all reasonable, out-of-pocket fees, costs and expenses actually paid or incurred by Lender from time to time in connection with any request of Borrower for a disbursement of funds from the Reserves. Borrower authorizes Lender to disburse directly to Lender, from the applicable Reserves or from funds to be disbursed to Borrower from the Reserves, such sums as may be necessary, at any time and from time to time, to pay all such fees, costs and expenses. Nothing in this Article 3 shall (a) make Lender responsible for making or completing any Capital Expenditures, Capital Improvements or Tenant Improvements; (b) make Lender responsible for paying any Leasing Commissions; (c) require Lender to expend funds in addition to the funds in the applicable Reserve to complete any Capital Improvements or Tenant Improvements; (d) obligate Lender to proceed with the Capital Improvements or Tenant Improvements; or (e) obligate Lender to demand from Borrower additional sums to complete any Capital Improvements.

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(b)               In the event Lender waives the requirement for Borrower to maintain any of the Reserve Accounts, Lender consents to Borrower permitting the Mezzanine Borrower to establish and maintain (as applicable) such reserve accounts, as the case may be, that would operate as provided in herein. In connection with the foregoing, Borrower further consents to Lender transferring any available balances in the applicable Accounts to Mezzanine Lender. Borrower further (i) agrees that Lender shall be entitled to conclusively rely on Mezzanine Lender’s assertion that it is entitled to such available balances and (ii) hereby releases Lender and indemnifies Lender against any losses that may be incurred by Lender as a result of any Person claiming that Lender improperly remitted such available balances to Mezzanine Lender.

(c)               Borrower and Lender hereby agree and acknowledge that if (A) the Loan has been paid in full, (B) there are funds remaining in any of the Reserve Accounts, and (C) the Mezzanine Loan (or any portion thereof) is outstanding, then Lender will not pay (or direct to be paid) any such remaining funds to Borrower, but rather shall deliver such funds (or direct the same to be delivered, as applicable), and Borrower hereby directs Lender to so deliver or cause to be delivered such funds, as a distribution permitted in accordance with applicable law, within ten (10) days after the Loan has been paid in full, to Mezzanine Lender to be held and/or applied in accordance with the terms of the Mezzanine Loan Documents.

Article 4. cash management PROVISIONS

4.1              CASH MANAGEMENT ACCOUNT.

(a)               Establishment of Certain Accounts:

(i)                 As of the Effective Date, Borrower established an Eligible Account with the Depository Bank pursuant to the DACA-Restricted Account Agreement (the “Restricted Account”) in the name of Borrower for the sole and exclusive benefit of Lender into which Borrower shall thereafter deposit, or cause to be deposited, any and all revenues received by Borrower (or any third party) related to the Property or any additional Collateral (including, for the sake of clarity, any payments made from any “in-the-money” Interest Rate Cap Agreement). Pursuant to the DACA-Restricted Account Agreement, during the continuance of a Cash Sweep Period, funds on deposit in the Restricted Account shall be transferred on each Business Day from the Restricted Account to the Cash Management Account.

(ii)              Lender, on Borrower’s behalf, shall establish (i) an Eligible Account for the sole and exclusive benefit of Lender (the “Cash Management Account”) and (ii) an Eligible Account into which amounts from the Cash Management Account shall be deposited in accordance with Section 4.1(c)(iii) and (iv) below (the “Debt Service Account”).

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(b)               Deposits into and Maintenance of Restricted Account.

(i)                 Borrower covenants that from and after the date of the opening of the Restricted Account with the Depository Bank: (i) Borrower shall, or shall cause Property Manager to, promptly deposit all revenue derived from the Property (or any additional Collateral, including any payments on any Interest Rate Cap Agreement) received by Borrower or Property Manager, as the case may be, into the Restricted Account; (ii) Borrower shall instruct Property Manager to promptly deposit (A) all revenue derived from the Property collected by Property Manager, if any, pursuant to the Management Agreement (or otherwise) into the Restricted Account and (B) all funds otherwise payable to Borrower by Property Manager pursuant to the Management Agreement (or otherwise in connection with the Property) into the Restricted Account; and (iii) at Lender’s request, neither Borrower nor any other Person shall open any other such account with respect to the direct deposit of income in connection with the Property. Until deposited into the Restricted Account, any rents and other revenues from the Property held by Borrower shall be deemed to be collateral and shall be held in trust by it for the benefit, and as the property, of Lender pursuant to the Security Instrument and shall not be commingled with any other funds or property of Borrower. Borrower warrants and covenants that it shall not rescind, withdraw or change any notices or instructions required to be sent by it pursuant to this Section 4.1 without Lender’s prior written consent (not to be unreasonably withheld, conditioned or delayed).

(ii)              Borrower hereby grants to Lender a first-priority security interest in the Restricted Account and all deposits at any time contained therein and the proceeds thereof and will take all actions necessary to maintain in favor of Lender a perfected first priority security interest in the Restricted Account. Borrower hereby authorizes Lender to file UCC Financing Statements and continuations thereof to perfect Lender’s security interest in the Restricted Account and all deposits at any time contained therein and the proceeds thereof. All costs and expenses for establishing and maintaining the Restricted Account (or any successor thereto) shall be paid by Borrower. All monies now or hereafter deposited into the Restricted Account shall be deemed additional security for the Loan. Borrower shall pay all sums due under and otherwise comply with the DACA-Restricted Account Agreement. Borrower shall not alter or modify either the Restricted Account or the DACA-Restricted Account Agreement, in each case without the prior written consent of Lender, which consent shall not be unreasonably withheld, conditioned, or delayed. The DACA-Restricted Account Agreement shall provide (and Borrower shall provide) Lender online access to bank and other financial statements relating to the Restricted Account (including, without limitation, a listing of the receipts being collected therein). In connection with any Secondary Market Transaction, Lender shall have the right to cause the Restricted Account to be entitled with such other designation as Lender may select to reflect an assignment or transfer of Lender’s rights and/or interests with respect to the Restricted Account. Lender shall provide Borrower with prompt written notice of any such renaming of the Restricted Account. Borrower shall not further pledge, assign or grant any security interest in the Restricted Account or

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the monies deposited therein or permit any lien or encumbrance to attach thereto, or any levy to be made thereon, or any UCC Financing Statements, except those naming Lender as the secured party, to be filed with respect thereto. The Restricted Account (i) shall be an Eligible Account and (ii) shall not be commingled with other monies held by Borrower. Upon (A) Depository Bank ceasing to be an Eligible Institution, (B) the Restricted Account ceasing to be an Eligible Account, (C) any resignation by Depository Bank or termination of the DACA-Restricted Account Agreement by Depository Bank or Lender and/or (D) the occurrence and during the continuance of an Event of Default, Borrower shall, within thirty (30) days of Lender’s request, (1) terminate the existing DACA-Restricted Account Agreement, (2) appoint a new Depository Bank (which such bank shall (I) be an Eligible Institution, and (II) be approved by Lender in its reasonable discretion, (3) cause such bank to open a new Restricted Account (which such account shall be an Eligible Account) and enter into a new DACA-Restricted Account Agreement with Lender on substantially the same terms and conditions as the previous DACA-Restricted Account Agreement and (4) send notices required pursuant to the terms hereof relating to such new DACA-Restricted Account Agreement and Restricted Account. Upon the occurrence and during the continuance of an Event of Default, Borrower constitutes and appoints Lender its true and lawful attorney-in-fact with full power of substitution to complete or undertake any action required of Borrower under this Section 4.1 in the name of Borrower in the event Borrower fails to do the same. Such power of attorney shall be deemed to be a power coupled with an interest and cannot be revoked.

(c)               Disbursements from the Cash Management Account. On each regular Monthly Payment Date during the existence of a Cash Sweep Period, Lender or Servicer, as applicable, shall allocate all funds, if any, on deposit in the Cash Management Account and disburse such funds in the following amounts and order of priority:

(i)                 First, funds sufficient to pay the Monthly Tax Deposit due for the then applicable Monthly Payment Date, if any, shall be deposited in the Tax Account as required under Section 3.10;

(ii)              Then, funds sufficient to pay the Monthly Insurance Deposit due for the then applicable Monthly Payment Date, if any, shall be deposited in the Insurance Account as required under Section 3.10;

(iii)            Then, funds sufficient to pay any interest accruing at the Default Rate, if applicable, and late payment charges, if any, shall be deposited into the Debt Service Account;

(iv)             Then, funds sufficient to pay the Debt Service due for the then applicable Monthly Payment Date, shall be deposited in the Debt Service Account (and to the extent not applicable to funds deposited in item (iii) above);

(v)               Then, funds sufficient to pay any other amounts due and owing to Lender and/or Servicer pursuant to the terms hereof and/or of the other Loan Documents, if any, shall be deposited with or as directed by Lender;

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(vi)             Then, funds to the Borrower (or Property Manager) to fund the payment of reasonable and necessary Operating Expenses for the next month pursuant to the Approved Annual Budget or Approved Extraordinary Expenses;

(vii)          Then, funds sufficient to pay the Capital Expenditures Reserve Monthly Deposit due for the then applicable Monthly Payment Date, if any, shall be deposited in the Capital Expenditures Reserve Account as required under Section 3.7;

(viii)        Then, funds sufficient to make any Interest and Carry Reserve Replenishment Deposit then due as required pursuant to Section 3.6(c), if any, shall be deposited in the Interest and Carry Reserve Account;

(ix)             Then, funds sufficient to make any deposit then due into the Leasing Reserve Account as required pursuant to Section 3.8(c), if any, shall be deposited in the Leasing Reserve Account;

(x)               Then, to the extent the aggregate funds disbursed to the Borrower (or Property Manager) for Operating Expenses pursuant to Section 4.1(c)(vi) above for any six (6) consecutive month period is less than or greater than the actual Operating Expenses for the Property for such six (6) month period (as calculated by Lender in its reasonable discretion based on the Monthly Operating Reports), (A) funds to the Borrower (or Property Manager) equal to any such deficiency, or (B) a reduction of funds to be disbursed to Borrower pursuant to Section 4.1(c)(vi) for the then applicable Monthly Payment Date equal to any such excess; and;

(xi)             Then, unless an Event of Default shall have occurred and be continuing, funds sufficient to pay required debt service due and owing to the Mezzanine Lender under the Mezzanine Loan Documents; and

(xii)          Lastly, all amounts remaining in the Cash Management Account after deposits and disbursements for items (i) through (xi) above (“Excess Cash Flow”) shall, be deposited into an Eligible Account with Lender or Servicer (the “Excess Cash Flow Account”) (the amounts on deposit in the Excess Cash Flow Account being herein referred to as the “Excess Cash Flow Funds”). Provided no Event of Default or Mezzanine Event of Default has occurred and is continuing, any Excess Cash Flow Funds remaining in the Excess Cash Flow Account shall be disbursed directly to Borrower upon the earlier of (A) the expiration of all Cash Sweep Periods or (B) satisfaction and repayment in full of Borrower’s obligations under the Loan Documents.

(d)               Waterfall Shortfall. All funds in the Cash Management Account shall be calculated by Lender three (3) Business Days prior to the applicable Monthly Payment Date (the “Waterfall Calculation Date”) in order for Lender to determine whether there are sufficient funds in the Cash Management Account to make each of Borrower’s monthly payment obligations under Section 4.1(c)(i)-(x) hereof, or whether the funds on deposit in the Cash Management Account (plus any funds held in the Reserve Accounts available for disbursement pursuant to the terms

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of this Agreement) are insufficient funds to make such payments (the amount of any such deficiency being referred to as a “Waterfall Shortfall”). If Lender reasonably determines that a Waterfall Shortfall exists, Lender shall notify Borrower of the amount of such Waterfall Shortfall, and (i) Lender shall apply Excess Cash Flow Funds to cover such Waterfall Shortfall or (ii) if, after application of Excess Cash Flow Funds as provided in clause (i), there still exists a Waterfall Shortfall, Borrower shall deposit funds via wire transfer into the Cash Management Account on or prior to the applicable Monthly Payment Date to cover such Waterfall Shortfall. All funds in the Cash Management Account shall be applied to the payment obligations on the Monthly Payment Date (as required pursuant to the terms of the Loan Agreement). Any amounts which are remitted into the Cash Management Account on or after the Waterfall Calculation Date shall remain on deposit in the Cash Management Account and shall be applied on the immediately succeeding Monthly Payment Date. For the sake of clarity, to the extent funds are not available for the payment of the debt service on the Mezzanine Loan pursuant to Section 4.1(c)(xi) above, the payment of such debt service by Mezzanine Borrower shall be governed by the terms and conditions of the Mezzanine Loan Documents.

(e)               Failure to Make Payments. The failure of Borrower to fund the Waterfall Shortfall pursuant to Section 4.1(d) (including, but not limited to, payment of all Operating Expenses, as evidenced by documentation delivered by Borrower that is reasonably satisfactory to Lender) in full on each Monthly Payment Date (subject to the five (5) Business Day cure period set forth in Section 12.1(a)) shall constitute an Event of Default under this Agreement.

(f)                Notwithstanding anything in this Article 4 to the contrary, no provision of this Article 4 shall limit in any way Lender’s rights and remedies upon the occurrence and during the continuance of an Event of Default under the Loan Documents, including, but not limited to, the right to (i) accelerate the Loan, (ii) seek the appointment of a receiver, (iii) foreclose on the Collateral, and (iv) apply any revenues collected from the Property to the outstanding obligations due under the terms of the Loan Documents in the reasonable discretion of Lender.

(g)               Additional Mezzanine Provisions.

(i)                 In the event Lender waives the requirement for Borrower to maintain the Restricted Account or the Cash Management Account, Lender consents to Borrower permitting the Mezzanine Borrower to establish and maintain (as applicable) a lockbox account and/or cash management account, as the case may be, that would operate as provided in herein. In connection with the foregoing, Borrower further consents to Lender transferring any available balances in the applicable Accounts to Mezzanine Lender. Borrower further (i) agrees that Lender shall be entitled to conclusively rely on Mezzanine Lender’s assertion that it is entitled to such available balances and (ii) hereby releases Lender and indemnifies Lender against any losses that may be incurred by Lender as a result of any Person claiming that Lender improperly remitted such available balances to Mezzanine Lender.

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(ii)              Borrower and Lender hereby agree and acknowledge that if (A) the Loan has been paid in full, (B) there are funds remaining in the Restricted Account or the Cash Management Account, and (C) the Mezzanine Loan (or any portion thereof) is outstanding, then Lender will not pay (or direct to be paid) any such remaining funds to Borrower, but rather shall deliver such funds (or direct the same to be delivered, as applicable), and Borrower hereby directs Lender to so deliver or cause to be delivered such funds, as a distribution permitted in accordance with applicable law, within ten (10) days after the Loan has been paid in full, to Mezzanine Lender to be held and/or applied in accordance with the terms of the Mezzanine Loan Documents.

Article 5. INSURANCE

5.1              REQUIRED INSURANCE. Borrower shall, while any portion of the Loan remains unpaid (unless Lender, or its Affiliate, has obtained title to the Property by foreclosure, deed-in-lieu thereof, or otherwise), maintain at Borrower’s sole expense, with eligible insurers approved by Lender, the following policies of insurance in form and substance satisfactory to Lender (unless otherwise waived by Lender in its reasonable discretion):

(a)               Property Insurance. Insurance against loss or damage by standard perils included within the classification Special Form Cause of Loss (including coverage for damage caused by wind and hail). Such insurance shall (A) be in an amount equal to the full replacement cost of the Property and fixtures (without deduction for physical depreciation) and personal property; (B) be paid annually in advance; (C) contain Replacement Cost coverage with a waiver of depreciation: (D) have no coinsurance provision or if a coinsurance provision is present, contain an “Agreed Value Endorsement” waiving any such coinsurance provisions; (E) include an ordinance or law coverage endorsement containing Coverage A: “Loss Due to Operation of Law” (with a limit equal to replacement cost), Coverage B: “Demolition Cost” and Coverage C: “Increased Cost of Construction” coverages each with limits of no less than 10% of replacement cost or such lesser amounts as Lender may require in its sole discretion; and (F) intentionally deleted. If such insurance excludes mold, then Borrower shall implement a mold prevention program satisfactory to Lender.

(b)               Flood Hazard Insurance. Flood insurance in an amount equal to the limit available under the National Flood Insurance Program if any part of the Improvements upon the Property are located within a special flood hazard area as indicated by the current FEMA map overlay (including Zones A and V). Such policy or policies shall not have a deductible in excess of $50,000;

(c)               Liability Insurance. Commercial general liability insurance, including broad form coverage of property damage, blanket contractual liability and personal injury (including death resulting therefrom), to be written on an occurrence form containing minimum limits per occurrence of not less than $1,000,000 with not less than a $2,000,000 general aggregate for any policy year. In addition, excess and/or umbrella liability insurance shall be obtained and maintained for any and all claims, including all legal liability imposed upon Borrower and all related court costs and attorneys’ fees and disbursements in an amount reasonably acceptable to Lender. If during any period of repair, restoration, or renovation, Borrower is obligated to place Builder’s Risk in accordance with 5.1(g), and the terms and conditions of the Liability Insurance described herein are not met, the Liability Insurance shall be replaced with such coverage intended for such risks. In addition, Borrower shall maintain an Owners and Contractors Protective Liability policy during this period of repair, restoration or renovation;

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(d)               Business Interruption/Loss of Rents. Loss of Rents and/or business interruption insurance covering all risks required to be covered by the insurance provided for herein and covering the 18-month period commencing on the date of any casualty or condemnation, and containing an extended period of indemnity endorsement covering the 12-month period commencing on the date on which the Property has been restored, as reasonably determined by the applicable insurer (even if the policy will expire prior to the end of such period). The amount of such insurance shall be reviewed on an annual basis and increased when the Gross Income from the Property increases or is projected to increase prior to the next renewal of this insurance. Where such coverage is placed in accordance with Section 5.1(g), coverage shall be sufficient to cover delayed opening;

(e)               Worker’s Compensation. To the extent required by applicable law, Worker’s compensation insurance with respect to all employees of Borrower as and having limits equal to or greater than those required by any Governmental Authority or Legal Requirements;

(f)                Employer’s Liability. Where worker’s compensation is required by Section 5.1(e) above, employer’s liability coverage of at least $1,000,000 each accident; $1,000,000 disease – each employee; and $1,000,000 disease – policy limit;

(g)               Builder’s Risk. During any period of repair or restoration, and only if the property coverage form obligated by Section 5.1(a) does not otherwise apply, Builder’s Risk coverage shall be placed. The insurance provided for in this Section shall (1) be written in a completed value form or equivalent, including coverage for 100% of the total costs of construction on a non-reporting basis and against all risks insured against pursuant to Sections 5.1(a), 5.1(b), 5.1(c), 5.1(d), and 5.1(h)-(j), if not otherwise covered under those policies (2) shall include permission to occupy the Property, and (3) shall not contain a co-insurance provision;

(h)               Earthquake. If the Property is located in seismic zone 3 or 4, Lender reserves the right to require earthquake insurance (A) with minimum coverage equivalent to the greater of 1.0x SUL (scenario upper loss) and 1.5x SEL (scenario expected loss) multiplied by the full replacement cost of the building plus business income, (B) having a deductible approved by Lender (but in any event not to exceed the lesser of $25,000 or 5% of the total insurable value of the Property), and (C) if the Property is legally nonconforming under applicable zoning ordinances and codes, containing ordinance of law coverage in amounts as required by Lender;

(i)                 Named Windstorm. Borrower shall maintain coverage for named windstorm in an amount not less than the total insurable value of the Property (including twelve months of business interruption coverage). The deductible for such coverage shall not exceed 5% of the total insurable value of the Property.

(j)                 Terrorism. So long as the Terrorism Risk Insurance Program Reauthorization Act of 2007 (“TRIPRA”) or a similar or subsequent statute is in effect, terrorism insurance for Certified and Non-Certified acts (as such terms are defined in TRIPRA or similar or subsequent statute) in an amount equal to the full replacement cost of the Property (plus twelve months of business interruption coverage). If TRIPRA or a similar or subsequent statute is not in effect, then provided that terrorism insurance is commercially available, Borrower shall be required to carry

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terrorism insurance throughout the term of the Loan as required by the preceding sentence, but in such event Borrower shall not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable at such time in respect of the Special Causes of Loss property (including wind) and business interruption/rental loss insurance required hereunder (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance), and if the cost of terrorism insurance exceeds such amount, Borrower shall purchase the maximum amount of terrorism insurance available with funds equal to such amount;

(k)               Dram Shop. If liquor is sold on the Property, Liquor Liability Coverage (“Dram Shop” coverage) in the minimum amount of (i) $10,000,000 or (ii) amounts as may be statutorily required.

(l)                 Other Coverage. Such other insurance as may from time to time be reasonably required by Lender consistent with customary practices of lenders making similar loans secured by property similar to the Property.

5.2              POLICY REQUIREMENTS.

(a)               All policies of insurance (the “Policies”) required pursuant to this Article shall be issued by one or more primary insurers eligible to do business in the state in which the Property is located and having a claims paying ability rating of “A-” or better by A.M. Best or S&P or Fitch, or “A2” by Moody’s and an insurance financial strength rating of at least “VIII” by A.M. Best.

(b)               All Policies required pursuant to this Article:

(i)                 shall be maintained throughout the term of the Loan without cost to Lender and shall name Borrower as the named insured;

(ii)              with respect to property insurance policies, shall contain a standard noncontributory mortgagee and lenders loss payable clause naming Lender and its successors and assigns as their interests may appear as first mortgagee and lender’s loss payable;

(iii)            with respect to general liability and umbrella liability policies, shall name Lender and its successors and assigns as their interests may appear as additional insureds;

(iv)             With respect to loss of rents or business interruption insurance policies, shall name Lender and its successors and/or assigns as their interests may appear as lender’s loss payable;

(v)               shall contain an endorsement providing that Lender shall receive at least thirty (30) days’ prior written notice of any nonrenewal, modification, reduction or cancellation thereof, except in the case of cancellation due to nonpayment of premium, for which ten (10) days’ prior written notice is acceptable;

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(vi)             the property policy shall contain an endorsement providing that no act or negligence of Borrower or any foreclosure or other proceeding or notice of sale relating to the Property shall affect the validity or enforceability of the insurance insofar as a mortgagee is concerned;

(vii)          shall not contain a provision that Lender shall be liable for any insurance premiums thereon or subject to any assessments thereunder;

(viii)        Borrower shall, on its own behalf and behalf of all parties claiming by and through Borrower, including but not limited to its insurers shall waive all rights of subrogation against Lender including applicable deductibles and/or self-insured retentions;

(ix)             shall contain deductibles that, in addition to complying with any other requirements expressly set forth in Section 5.1, are acceptable to Lender and are no larger than is customary for similar policies covering similar properties in the geographic market in which the Property is located and in any event no larger than $50,000 or as otherwise stated herein;

(x)               may be in the form of a blanket policy, provided that Borrower shall provide evidence satisfactory to Lender that the insurance premiums for the Property are separately allocated under such Policy to the Property and that (i) payment of such allocated amount shall maintain the effectiveness of such Policy as to the Property notwithstanding the failure of payment of any other portion of premiums, and (ii) overall insurance limits will under no circumstance limit the amount that will be paid in respect of the Property, and provided further that any such blanket policy shall specifically allocate to the Property the amount of coverage from time to time required hereunder or shall otherwise provide the same protection as would a separate Policy in Lender’s reasonable discretion, subject to review and approval by Lender based on the schedule of locations and values; and

(xi)             shall otherwise be reasonably satisfactory in form and substance to Lender and shall contain such other provisions as Lender deems reasonably necessary or desirable to protect its interests.

(c)               Borrower shall pay, or Lender shall cause to be paid from the Insurance Account pursuant to the terms and conditions of this Agreement, the premiums for all Policies as the same become due and payable without financing. Certificates of insurance and/or copies of such Policies, certified as true, correct and complete by Borrower, shall be delivered to Lender promptly upon request. Not later than three (3) days after the expiration date of each Policy, Borrower shall deliver to Lender evidence, reasonably satisfactory to Lender, of its renewal on the most recently published versions of Acord 28 (Property) and Acord 25 (Liability) forms. Renewed versions of any endorsements as obligated herein shall also be delivered as soon as practicable after each policy renewal date. Borrower shall promptly forward to Lender a copy of each written notice received by Borrower of any modification, reduction or cancellation of any of the Policies or of any of the coverages afforded under any of the Policies. Within thirty (30) days after request by Lender, Borrower shall obtain such increases in the amounts of coverage required hereunder as may be reasonably requested by Lender, taking into consideration changes in the value of money over time, changes in liability laws and changes in prudent customs and practices in order for Lender to protect its interests.

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(d)               Borrower shall not procure any other insurance coverage that would be on the same level of payment as the Policies or would adversely impact in any way the ability of Lender or Borrower to collect any proceeds under any of the Policies. If at any time Lender is not in receipt of written evidence that all Policies are in full force and effect when and as required hereunder, Lender shall have the right to take such action as Lender deems necessary to protect its interest in the Property, including, without limitation, the obtaining of such insurance coverage as Lender in its sole discretion deems appropriate (but limited to the coverages and amounts required hereunder). All premiums incurred by Lender in connection with such action or in obtaining such insurance and keeping it in effect shall be paid by Borrower to Lender within five (5) days of written demand and, until paid, and shall bear interest at the Default Rate (which shall have the meaning given to it in the Note).

(e)               In the event of foreclosure of the Security Instrument or other transfer of title to the Property in extinguishment in whole or in part of the Loan, all right, title and interest of Borrower in and to the Policies then in force with respect to the Property and all proceeds payable thereunder shall thereupon vest in the purchaser at such foreclosure or in Lender or other transferee in the event of such other transfer of title.

5.3              DAMAGES; INSURANCE AND CONDEMNATION PROCEEDS.

(a)               The following (whether now existing or hereafter arising) are all collaterally assigned by Borrower to Lender and, shall, unless otherwise set forth in this Agreement, be paid directly to Lender to be held and applied in accordance with this Section 5.3: (i) all awards of damages and all other compensation payable directly or indirectly by reason of a condemnation or proposed condemnation for public or private use affecting all or any part of, or any interest in, the Property or Collateral; (ii) all other claims and awards for damages to, or decrease in value of, all or any part of, or any interest in, the Property or Collateral; (iii) all proceeds of any insurance policies (whether or not expressly required by Lender to be maintained by Borrower, including, but not limited to, earthquake insurance and terrorism insurance, if any) payable by reason of loss sustained to all or any part of the Property or Collateral; and (iv) all interest which may accrue on any of the foregoing ((i) through (iv), collectively, the “Proceeds”). Subject to the provisions of this Section 5.3, Lender may at its discretion apply all or any of the Proceeds it receives (x) to (1) its expenses in settling, prosecuting or defending any claim in connection with a casualty or condemnation, and (2) the balance to the obligations of Borrower pursuant to the Loan Documents (including repayment of the Note) in such order and amounts as Lender in its sole discretion may choose, and/or (y) Lender may release all or any part of the Proceeds to Borrower upon the conditions set forth in this Agreement. Upon the occurrence and during the continuance of an Event of Default, Lender may commence, appear in, defend or prosecute any assigned claim or action and may adjust, compromise, settle and collect all claims and awards assigned to Lender; provided, however, in no event shall Lender be responsible for any failure to collect any claim or award, regardless of the cause of the failure, except to the extent caused by the gross negligence or willful misconduct of Lender or any of Lender’s agents.

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(b)               The term “Net Proceeds” for purposes of this Section 5.3 shall mean: (i) the net amount of all insurance proceeds received by Lender pursuant to Section 5.3(a) as a result of such damage or destruction, after deduction of its reasonable, out of pocket costs and expenses (including, but not limited to, reasonable, out of pocket counsel fees), if any, actually incurred in collecting the same (“Insurance Proceeds”), or (ii) the net amount of any award or proceeds received by Lender in connection with any condemnation proceeding pursuant to Section 5.3(a) above, after deduction of its reasonable, out of pocket costs and expenses (including, but not limited to, reasonable, out of pocket counsel fees), if any, actually incurred in collecting same (“Condemnation Proceeds”), whichever the case may be. Any reasonable expense actually incurred by the Lender in the adjustment and collection of Net Proceeds (including the out-of-pocket cost of any independent appraisal of the loss or damage on behalf of Lender) shall be reimbursed to Lender first out of any Net Proceeds. The term “Restoration” shall mean the repair and restoration of the Property after a casualty or condemnation substantially to the condition the Property was in immediately prior to such casualty or condemnation, with such alterations as may be reasonably approved by Lender and/or as may required to in order comply with applicable law.

(c)               If the Net Proceeds shall be less than three percent (3.00%) of the outstanding Principal Balance of the Loan (the “Restoration Threshold”) and the costs of completing the Restoration shall be less than the Restoration Threshold, the Net Proceeds may be disbursed directly to Borrower or will be disbursed by Lender to Borrower upon receipt, provided that no Event of Default has occurred and is continuing, and Borrower delivers to Lender a written undertaking to expeditiously commence and to satisfactorily complete with due diligence the Restoration in accordance with the terms of the Security Instrument.

(d)               If the Net Proceeds are equal to or greater than the Restoration Threshold or the costs of completing the Restoration is equal to or greater than the Restoration Threshold, the Net Proceeds will be held by Lender and Lender shall make the Net Proceeds available for the Restoration in accordance with the provisions of Section 5.3(e) below.

(e)               The Net Proceeds, if equal to or greater than the Restoration Threshold or if the costs of completion of the Restoration are equal to or greater than the Restoration Threshold, shall be made available to Borrower for Restoration subject to the following conditions:

(i)                 no Event of Default shall have occurred and be continuing;

(ii)              the loss is in an aggregate amount less than thirty percent (30%) of the outstanding Principal Balance of the Loan;

(iii)            (1) in the event the Net Proceeds are Insurance Proceeds, less than forty percent (40%) of the total floor area of the Improvements on the Property has been damaged, destroyed or rendered unusable as a result of such casualty or (2) in the event the Net Proceeds are Condemnation Proceeds, less than forty percent (40%) of the land constituting the Property is taken, and such land is located along the perimeter or periphery of the Property, and no portion of the Improvements is located on such land;

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(iv)             Borrower shall commence the Restoration as soon as reasonably practicable (but in no event later than one hundred twenty (120) days after such casualty or condemnation (subject to reasonable extensions so long as Borrower is proceeding in good faith), whichever the case may be, occurs, it being understood that “commence” means initial clean-up, initial solicitation of bids from contractors, engineers, architects, and contractors, commencing architectural and engineering drawings, or application for permits) and shall diligently pursue the same to satisfactory completion;

(v)               Lender shall be reasonably satisfied that any operating deficits, including all scheduled payments of interest under the Note, which will be incurred as a result of the occurrence of any such casualty or condemnation, whichever the case may be, will be covered out of (1) the Net Proceeds, (2) business interruption insurance, if applicable, or (3) revenue generated by the Property, and/or (4) by other funds of Borrower;

(vi)             Lender shall be reasonably satisfied that the Restoration will be completed on or before the earliest to occur of (1) the date three (3) months prior to the Maturity Date of the Loan (including if such Maturity Date is extended pursuant to the terms of this Agreement), or (2) such time as may be required under all applicable laws, rules and regulations;

(vii)          the Property and the use thereof after the Restoration will be in compliance in all material respects with and permitted under all applicable Legal Requirements;

(viii)        the Restoration shall be done and completed by Borrower in an expeditious and diligent fashion and in compliance in all material respects with all applicable Legal Requirements;

(ix)             such casualty or condemnation, as applicable, following Restoration, will not result in the complete and permanent loss of access to the Property or the related Improvements;

(x)               Borrower shall deliver, or cause to be delivered, to Lender a budget stating the estimated entire cost of completing the Restoration, which budget shall be in a form reasonably acceptable to Lender (which approval shall not be unreasonably withheld, conditioned or delayed); and

(xi)             the Net Proceeds together with any cash or cash equivalent deposited by Borrower with Lender are sufficient in Lender’s reasonable discretion to cover the cost of the Restoration.

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(f)                The Net Proceeds held by Lender pursuant to Section 5.3(d) shall be disbursed by Lender to, or as directed by, Borrower from time to time during the course of the Restoration, upon receipt of evidence reasonably satisfactory to Lender that (A) all materials installed and work and labor performed in connection with the Restoration (or the applicable portion thereof) prior to such disbursement have been paid for in full (except to the extent that they are to be paid for out of the requested disbursement and subject to Borrower’s right to contest any payment under this Agreement), and (B) there exist no recorded notices of pendency, stop orders, mechanic’s or materialman’s liens or notices of intention to file same, or any other liens or encumbrances of any nature whatsoever on the Property, other than Permitted Encumbrances, which have not either been fully bonded to the satisfaction of Lender and discharged of record or, in the alternative, fully insured to the reasonable satisfaction of Lender by a title company reasonably acceptable to Lender.

(g)               In connection with a Restoration, if the Net Proceeds are equal to or greater than the Restoration Threshold or if the costs of completion of the Restoration are equal to or greater than the Restoration Threshold, all plans and specifications required in connection with the Restoration shall be subject to the reasonable approval of Lender in consultation with an independent consulting engineer selected by Lender (the “Casualty Consultant”). To the extent permitted by applicable law and applicable agreements, Lender shall have the use of the plans and specifications and all permits, licenses and approvals required or obtained in connection with the Restoration. The identity of the main contractors, engaged in the Restoration, as well as any Material Agreements under which they have been engaged, shall be subject to the approval of Lender, which approval shall not be unreasonably withheld, conditioned or delayed. All reasonable out of pocket costs and expenses actually incurred by Lender in connection with recovering, holding and advancing the Net Proceeds for the Restoration including, without limitation, reasonable attorneys’ fees and disbursements and the Casualty Consultant’s fees and disbursements, shall be paid by Borrower.

(h)               In no event shall Lender be obligated to make disbursements of the Net Proceeds in excess of an amount equal to the costs actually incurred from time to time for work in place as part of the Restoration, less the Casualty Retainage. The term “Casualty Retainage” shall mean, to the extent permitted by law, as to each contractor, subcontractor or materialman engaged in the Restoration, an amount equal to five percent (5%) of the costs actually incurred for work in place as part of the Restoration (unless such percentage thresholds are lowered by Lender in its reasonable discretion or unless the applicable contract includes a lower retainage amount), until the Restoration has been completed. The Casualty Retainage shall in no event, and notwithstanding anything to the contrary set forth above in this Section 5.3, be less than the amount actually held back by Borrower from contractors, subcontractors and materialmen engaged in the Restoration. Except as described below, the Casualty Retainage shall not be released until the Restoration has been completed in accordance with the provisions of this Section 5.3 (subject to punch list items) and that all approvals necessary for the re-occupancy and use of the Property have been obtained from all applicable governmental authorities, and Lender receives evidence reasonably satisfactory to Lender that the costs of the Restoration

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have been paid in full or will be paid in full out of the Casualty Retainage, except to the extent being contested by Borrower in accordance with the terms of this Agreement; provided, however, that Lender will release the portion of the Casualty Retainage being held with respect to any contractor, subcontractor or materialman engaged in the Restoration as of the date upon which (i) such contractor, subcontractor or materialman has satisfactorily completed all work and has supplied all materials in accordance with the provisions of such contractor’s, subcontractor’s or materialman’s contract, (ii) with respect to any contract with a contract price in excess of $250,000, the contractor, subcontractor or materialman delivers partial or final lien waivers (together with evidence of payment in full or conditioned upon such payment in full) as may be reasonably requested by Lender or by a title company reasonably acceptable to Lender, and (iii) Lender receives a title search confirming the priority of the lien of the Security Instrument, subject to Permitted Encumbrances. If reasonably required by Lender, the release of any such portion of the Casualty Retainage shall be approved by the surety company, if any, which has issued a payment or performance bond with respect to the contractor, subcontractor or materialman.

(i)                 Lender shall not be obligated to make disbursements of the Net Proceeds more frequently than once every calendar month.

(j)                 If at any time the Net Proceeds or the undisbursed balance thereof shall not, in the reasonable opinion of Lender be sufficient to pay in full the balance of the costs which are reasonably estimated by Lender to be incurred in connection with the completion of the Restoration, Borrower shall deposit the deficiency (the “Net Proceeds Deficiency”) with Lender before any further disbursement of the Net Proceeds shall be made. The Net Proceeds Deficiency deposited with Lender shall be disbursed for costs actually incurred in connection with the Restoration on the same conditions applicable to the disbursement of the Net Proceeds, and until so disbursed pursuant to this Section 5.3 shall constitute additional security for the Secured Obligations.

(k)               The excess, if any, of the Net Proceeds (less any that are required to be returned to the insurance company, which shall be remitted to the insurance company) and the remaining balance, if any, of the Net Proceeds Deficiency deposited with Lender after the Restoration has been completed in accordance with the provisions of this Section 5.3, and the receipt by Lender of evidence reasonably satisfactory to Lender that all costs incurred in connection with the Restoration have been paid in full, shall be disbursed to Borrower.

(l)                 Borrower hereby specifically, unconditionally and irrevocably waives to the extent permitted under applicable law all rights it may have under any state where any of the Property is located and/or statutory law, heretofore or hereafter in effect, which provides that a lender on a debt secured by improved real property must demonstrate that its security has been impaired as a result of a casualty before requiring that any or all insurance proceeds be used to reduce the debt.

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Article 6. REPRESENTATIONS AND WARRANTIES

As a material inducement to Lender’s entry into this Agreement, Borrower represents and warrants to Lender as of the Effective Date that:

6.1              AUTHORITY/ENFORCEABILITY. Borrower is in compliance with all Legal Requirements applicable to its organization, existence and transaction of business in all material respects and has all necessary rights and powers to borrow and own, improve and operate the Property as contemplated by the Loan Documents.

6.2              BINDING OBLIGATIONS. Borrower is authorized to execute, deliver and perform its obligations under the Loan Documents, to which it is a party, and such obligations shall be valid and binding obligations of Borrower.

6.3              ORGANIZATION. Borrower is duly organized, validly existing and in good standing under the laws of the State of Delaware and is in good standing in each other jurisdiction where ownership of its properties or the conduct of its business requires it to be so, and Borrower has all power and authority under such laws and its organizational documents and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted. The organizational chart contained in Exhibit E is true, correct and complete as of the Effective Date.

6.4              FORMATION AND ORGANIZATIONAL DOCUMENTS. Borrower has delivered to Lender all of the relevant formation and organizational documents of Borrower, the partners, members, managers or joint venturers of Borrower (if any), and all guarantors of the Loan (if any). Borrower hereby certifies that: (i) the above documents are all of the relevant formation and organizational documents of Borrower; (ii) they remain in full force and effect; and (iii) they have not been amended or modified since they were delivered to Lender. Borrower shall promptly provide Lender with copies of any future amendments or modifications of the formation or organizational documents if requested by Lender.

6.5              NO VIOLATION. Borrower’s execution, delivery, and performance under the Loan Documents do not: (a) require any consent or approval not heretofore obtained under any partnership agreement, operating agreement, articles of incorporation, bylaws or other organizational document; (b) violate any Legal Requirements applicable to Borrower or the Property; (c) conflict with, or constitute a breach or default or permit the acceleration of obligations under any agreement, contract, lease, or other document by which the Borrower or the Property is bound or regulated; or (d) violate any other statute, law, regulation or ordinance, or any order of any Governmental Authority.

6.6              COMPLIANCE WITH LAWS; USE. Borrower has obtained all permits, licenses, exemptions, and approvals required to occupy, operate and market the Property in accordance with applicable Legal Requirements, and is in compliance, in all material respects, with all Legal Requirements applicable to the Property and all other applicable statutes, laws, regulations and ordinances necessary for the lawful transaction of its business. The Property is one or more separate legal parcels and separate tax parcels lawfully created in compliance and conformity in all material respects with all subdivision laws and ordinances, and is properly zoned for the stated use of the Property as disclosed to Lender as of the Effective Date. Borrower shall not initiate a zoning change of the Property without prior notice to, and prior written consent from, Lender (not to be unreasonably withheld, conditioned or delayed). Furthermore, Borrower shall not allow changes in the use of the Property for residential, retail and other commercial uses from that disclosed to Lender at the time of execution hereof without prior notice to, and prior written consent from, Lender (not to be unreasonably withheld, conditioned or delayed).

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6.7              LITIGATION. Except as disclosed to Lender in writing, there are no claims, actions, suits, or proceedings pending, or to Borrower’s knowledge, threatened in writing against Borrower or any Guarantor or affecting the Property.

6.8              FINANCIAL CONDITION. All financial statements and information heretofore and hereafter delivered to Lender by Borrower, including, without limitation, information relating to the financial condition of the Property, the Borrower and/or the Guarantor fairly and accurately represent the financial condition of the subject thereof in all material respects and have been prepared (except as noted therein) in accordance with the Approved Accounting Method, and do not contain any intentional misrepresentation.

6.9              NO MATERIAL ADVERSE CHANGE. There has been no material adverse change in the financial condition of Borrower or Guarantor since the dates of the latest financial statements furnished to Lender, which would be reasonably likely to affect Borrower’s or Guarantor’s ability to perform its obligations under the Loan Documents, and, except as otherwise disclosed to Lender in writing, Borrower has not entered into any material transaction which is not disclosed in such financial statements.

6.10          ACCURACY. All reports, documents, instruments, information and forms of evidence delivered to Lender concerning the Loan or security for the Loan or required by the Loan Documents are, to Borrower’s knowledge, accurate, and correct and sufficiently complete in all material respect to give Lender true and accurate knowledge of their subject matter, and do not contain any material misrepresentation or omission.

6.11          UTILITIES. All utility services, including, without limitation, gas, water, sewage, electrical and telephone, necessary for the lawful occupancy of the Property are available at or within the boundaries of the Property.

6.12          AMERICANS WITH DISABILITIES ACT COMPLIANCE. Borrower represents and warrants to Lender that the Property is in material compliance with the requirements and regulations of the ADA. Borrower shall be solely responsible for complying with the requirements and regulations of the ADA and all costs related thereto.

6.13          TAX LIABILITY. Borrower has filed all required federal, state, county and municipal tax returns and has paid all Taxes owed and payable, and Borrower has no knowledge of any basis for any additional payment with respect to any such Taxes.

6.14          BUSINESS LOAN. The Loan is a business loan transaction in the stated amount solely for the purpose of carrying on the business of Borrower and none of the proceeds of the Loan will be used for the personal, family or agricultural purposes of the Borrower. No portion of the Property is used or will be used as a dwelling occupied by any individual Person with a direct ownership interest in the Borrower.

6.15          FULL FORCE AND EFFECT. The Note and other Loan Documents are in full force and effect without any defense, counterclaim, right or claim of set-off; all necessary action to authorize the execution and delivery of this Agreement by Borrower has been taken.

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6.16          ENFORCEABLE OBLIGATIONS. This Agreement and the other Loan Documents have been duly executed and delivered by Borrower and constitute Borrower’s legal, valid and binding obligations, enforceable in accordance with their respective terms, subject to bankruptcy, insolvency and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. The Loan Documents are not subject to any right of rescission, set-off, counterclaim or defense by Borrower, including the defense of usury.

6.17          NO DEFAULT. No Event of Default will exist immediately following the making of the Loan.

6.18          ERISA. Neither Borrower nor any ERISA Affiliate of Borrower has incurred or could be subjected to any liability under Title IV or Section 302 of ERISA or Section 412 of the Code or maintains or contributes to, or is or has been required to maintain or contribute to, any employee benefit plan (as defined in Section 3(3) of ERISA) subject to Title IV or Section 302 of ERISA or Section 412 of the Code. The consummation of the transactions contemplated by this Agreement will not constitute or result in any non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code or substantially similar provisions under federal, state or local laws, rules or regulations.

6.19          INVESTMENT COMPANY ACT. Borrower is not an “investment company”, or a company “controlled” by an “investment company”, registered or required to be registered under the Investment Company Act of 1940, as amended.

6.20          NO BANKRUPTCY FILING. Borrower is not contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of its assets or property. Borrower does not have knowledge of any Person contemplating the filing of any such petition against it. During the ten (10) year period preceding the Effective Date, no petition in bankruptcy has been filed by or against Borrower or Guarantor.

6.21          LEASES; MATERIAL AGREEMENTS.

(a)               Borrower has delivered to Lender true, correct and complete copies of all the existing commercial Leases. Except as set forth in the Permitted Encumbrances, no Person, other than Borrower, has any possessory interest in the Property or contractual right to occupy the same except under and pursuant to the provisions of the Leases. To Borrower’s knowledge, the Rent Roll is true, correct and complete in all material respects as of the Effective Date. Except as indicated on the Rent Roll (or other documentation provided to Lender prior to the Effective Date), (i) no security deposits are being held by Borrower, (ii) no Tenant has any extension, renewal or termination options, no Tenant or other party has any option, right of first refusal or similar preferential right to purchase all or any portion of the Property (other than extension, renewal or termination rights expressly stated in any Lease), and (iii) no fixed rent has been paid more than thirty (30) days in advance of its due date, except as otherwise disclosed to Lender or for the first and last months’ rent and security deposits, collect any of the rents thereunder more than one month in advance.

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(b)               (i) Borrower is the sole owner of the entire lessor’s interest in the Leases, subject to the Liens and other security interests created by the Loan Documents, (ii)  the existing Leases are in full force and effect, (iii) all of the Leases are arm’s length agreements with bona fide, independent third parties (other than any superintendents apartment for an employee or independent contractor of the Property Manager), (iv) except as disclosed in the Rent Roll, all revenues due to Borrower under Leases have been paid in full as of the date of the Rent Roll, (v) the terms of all alterations, modifications and amendments to the Leases are reflected in the written documents delivered to Lender prior to the date hereof, and (vi) none of the revenues reserved in the Leases have been assigned or otherwise pledged or hypothecated by the Borrower (except for such pledge or hypothecation that will be fully terminated and released in connection with the filing and recordation of the Security Instrument and except for the Liens contemplated pursuant to the Loan Documents).

(c)               Except as expressly detailed on the Rent Roll or otherwise disclosed to Lender in writing, (i) no party under any Lease is in default in any material respect beyond applicable notice and cure periods, (ii)  there exist no offsets or defenses to the payment of any portion of the revenues generated from any Lease, (iii) other than as set forth on Schedule 6.21(c) hereof, all work to be performed by the landlord under the Leases has been substantially performed, all Tenants have accepted possession of their respective premises under the Leases, all contributions to be made by the landlord to the Tenants thereunder have been made, all other conditions to each Tenant’s obligations thereunder have been satisfied, no Tenant has the right to require Borrower to perform or finance tenant improvements or material alterations and no leasing commissions are owed or would be owed upon the exercise of any Tenant’s existing renewal or expansion options, and Borrower has no other monetary obligation to any Tenant under any Lease, and (iv) Borrower has received no notice from any Tenant challenging the validity or enforceability of any Lease.

(d)               There are no Material Agreements in effect as of the Effective Date except as described in Schedule 1 and any other Permitted Encumbrances. Borrower has made available to Lender true, correct and complete copies of all Material Agreements. Each Material Agreement has been entered into at arm’s length in the ordinary course of business by or on behalf of Borrower (or its predecessors in ownership of the Property).

(e)               The Leases and the Material Agreements are in full force and effect. Borrower is not in default in any material respect beyond any applicable notice and/or cure period in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Leases and Material Agreements.

6.22          NOT FOREIGN PERSON. Borrower is not a “foreign person” within the meaning of Section 1445(f)(3) of the Code.

6.23          LABOR MATTERS. Borrower is not a party to any collective bargaining agreements.

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6.24          TITLE. Borrower owns good, marketable and indefeasible title to the Property and good and marketable title to the related personal property and to any other Collateral, in each case free and clear of all Liens whatsoever except the Permitted Encumbrances. The Security Instrument, when properly recorded in the appropriate records, together with any Uniform Commercial Code financing statements required to be filed in connection therewith, will create (i) a valid, perfected first priority Lien on the Property and the rents therefrom, enforceable as such against creditors of and purchasers from Borrower and subject only to Permitted Encumbrances, and (ii) perfected Liens (pursuant to the Uniform Commercial Code of the State of Florida and Delaware) in and to all personalty, all in accordance with the terms thereof, in each case subject only to any applicable Permitted Encumbrances. The Permitted Encumbrances do not and will not materially and adversely affect or interfere with the current or contemplated use or operation of the Property, or the security intended to be provided by the Security Instrument or Borrower’s ability to repay the Loan in accordance with the terms of the Loan Documents. Except as insured over by a Title Policy, there are no claims for payment for work, labor or materials affecting the Property that are or may become a Lien prior to, or of equal priority with, the Liens created by the Loan Documents. No creditor of Borrower other than Lender has in its possession any goods that constitute or evidence the Collateral.

6.25          NO ENCROACHMENTS. Except as shown on the Qualified Survey, all of the Improvements on the Property lie wholly within the boundaries and building restriction lines of the Property, and no Improvements on adjoining property encroach upon the Property, and no easements or other encumbrances upon the Property encroach upon any of the Improvements, so as, in either case, to adversely affect the value or marketability of the Property, except for Permitted Encumbrances.

6.26          PHYSICAL CONDITION. Except as expressly described in the Property Condition Report,

(a)               To Borrower’s knowledge, the Property (including sidewalks, storm drainage system, roof, plumbing system, HVAC system, fire protection system, electrical system, equipment, elevators, exterior sidings and doors, irrigation system and all structural components) is in good condition, order and repair (ordinary wear and tear excepted) in all respects material to its use, operation or value.

(b)               To Borrower’s knowledge, there are no material structural or other material defect or damages in the Property, whether latent or otherwise.

(c)               Borrower has not received any written notice from any insurance company or bonding company of any defects or inadequacies in the Property that would, alone or in the aggregate, adversely affect in any material respect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination of any policy of insurance or bond.

6.27          FRAUDULENT CONVEYANCE. Borrower has not entered into the Loan or any of the Loan Documents with the actual intent to hinder, delay or defraud any creditor. Borrower has received reasonably equivalent value in exchange for its obligations under the Loan Documents. On the Effective Date, the fair salable value of Borrower’s aggregate assets is and will, immediately following the making of the Loan and the use and disbursement of the proceeds thereof, be greater than Borrower’s probable aggregate liabilities (including subordinated, unliquidated, disputed and contingent obligations). Borrower’s aggregate assets do not and, immediately following the making of the Loan and the use and disbursement of the proceeds thereof will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Borrower does not intend to, incur debts and liabilities (including contingent obligations and other commitments) beyond its ability to pay such debts as they mature (taking into account the timing and amounts to be payable on or in respect of obligations of Borrower).

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6.28          MANAGEMENT. Except for the Management Agreement and Asset Management Agreement, no property or asset management agreements are in effect with respect to the Property. The Management Agreement and Asset Management Agreement are in full force and effect and, to Borrower’s knowledge, there is no event of default thereunder by any party thereto and no event has occurred that, with the passage of time and/or the giving of notice would constitute an event of default thereunder.

6.29          CONDEMNATION. Borrower has not received any written notice that condemnation has been commenced or, to Borrower’s knowledge, is contemplated in writing with respect to all or any material portion of the Property or for the relocation of roadways providing access to the Property.

6.30          ASSESSMENTS. There are no pending or, to Borrower’s knowledge, proposed in writing special or other assessments for public improvements or otherwise affecting the Property, nor are there any contemplated Improvements to the Property that may result in such special or other assessments. No extension of time for assessment or payment by Borrower of any federal, state or local tax is in effect.

6.31          NO JOINT ASSESSMENT. Borrower has not suffered, permitted or initiated the joint assessment of the Property (i) with any other real property constituting a separate tax lot, or (ii) with any personal property, or any other procedure whereby the Lien of any Taxes that may be levied against such other real property or personal property shall be assessed or levied or charged to the Property as a single Lien.

6.32          SECURITIES COMPLIANCE. To Borrower’s knowledge, all equity investments made directly or indirectly in the Borrower have been completed in accordance with all applicable federal and/or state securities laws.

6.33          EB-5 PROGRAM. Borrower represents and warrants to Lender as of the Effective Date as follows:

(a)               The EB-5 Program, including all EB-5 Offering Documents, has been conducted and offered in compliance with all applicable federal securities laws, state securities laws, and immigration laws, including the Immigration and Nationality Act, as amended, and all rules and regulations promulgated thereunder by USCIS.

(b)               True, correct and complete copies of all EB-5 Offering Documents have been delivered to Lender prior to the Effective Date, and such EB-5 Offering Documents have not been amended or modified since delivery to Lender except as otherwise disclosed to Lender in writing.

(c)               The Regional Center is a regional center designated by USCIS to participate in the EB-5 Program, such designation is in full force and effect, and to Borrower’s knowledge, no action has been taken or threatened by USCIS or any other Governmental Authority to terminate, suspend, revoke or adversely modify the Regional Center’s designation.

(d)               All EB-5 Capital Contributions have been or will be made in accordance with the EB-5 Offering Documents and have been or will be properly escrowed, released and applied solely for the uses described in the EB-5 Offering Documents and the Job Creation Plan.

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(e)               No EB-5 Investor has (i) withdrawn or attempted to withdraw any EB-5 Capital Contribution, (ii) made any claim for rescission, return, or refund of any EB-5 Capital Contribution, (iii) asserted any material claim or commenced any litigation against Borrower, any Affiliate of Borrower, or the Regional Center arising out of or relating to the EB-5 Program, or (iv) received a denial of any I-526, I-526E, or I-829 petition from USCIS, in each case except as disclosed in writing to Lender.

(f)                The Job Creation Plan accurately reflects the jobs to be created by the investment of the EB-5 Capital Contributions, and Borrower reasonably believes that such jobs will be created within the time periods required by applicable immigration laws and USCIS regulations.

(g)               No event has occurred and no condition exists that would reasonably be expected to result in a material adverse effect on the ability of Borrower, Block 40 or Mezzanine Borrower to perform their respective obligations under the EB-5 Offering Documents.

Article 7. SPECIAL PURPOSE ENTITY STATUS

7.1              REPRESENTATIONS, WARRANTIES AND COVENANTS REGARDING SPECIAL PURPOSE ENTITY STATUS; FUTURE AND PAST ACTIVITIES. Borrower hereby represents, warrants and covenants to Lender, with regard to Borrower, as follows:

(a)               Limited Purpose. The sole purpose to be conducted or promoted by Borrower since its organization is to engage in the following activities: (i) to acquire, own, hold, lease, operate, manage, maintain, develop and improve the Property; (ii) to enter into and perform its obligations under the Loan Documents and its obligations under any prior loan received by Borrower; (iii) to sell, transfer, service, convey, dispose of, pledge, assign, borrow money against, finance, refinance or otherwise deal with the Property to the extent permitted under the Loan Documents or any other loan documents for any prior loans received by Borrower; and (iv) to engage in any lawful act or activity and to exercise any powers permitted to limited liability companies organized under the laws of Delaware that are related or incidental to and necessary, convenient or advisable for the accomplishment of the above mentioned purposes.

(b)               Limitations on Debt, Actions. Notwithstanding anything to the contrary in the Loan Documents or the Mezzanine Loan Documents or in any other document governing the formation, management or operation of Borrower, Borrower shall not, without the prior written consent of Lender, (i) guarantee any obligation of any Person, including any Affiliate, or become obligated for the debts of any other Person or hold out its credit as being available to pay the obligations of any Person; (ii) engage, directly or indirectly, in any business other than as required or permitted to be performed under this Section; (iii) incur, create or assume any indebtedness other than (A) the Loan, (B) unsecured operational debt or trade payables incurred in the ordinary course of its business that are related to the ownership and operation of the Property, not to exceed two percent (2%) of the amount of the Loan, which are not evidenced by a note, and must be paid within sixty (60) days of invoice, unless contested in accordance with this Agreement or otherwise permitted pursuant to the terms hereof, (C) payment/performance obligations pursuant to construction contracts related to Capital

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Improvements or Tenant Improvements permitted pursuant to this Agreement, and (D) additional indebtedness from the Lender or an Affiliate of Lender approved by Lender in its reasonable discretion; (iv) make or permit to remain outstanding any loan to, or own or acquire any stock or securities of, any Person, except that Borrower may invest in those investments permitted under the Loan Documents; (v) to the fullest extent permitted by law, (A) engage in any dissolution, liquidation, consolidation, or merger, except as permitted under the Loan Documents, (B) divide the Borrower or enter into any plan of division pursuant to any applicable law, except as permitted under the Loan Documents, or (C) engage in any sale or other transfer of any of its assets outside the ordinary course of Borrower’s business; (vi) buy or hold evidence of indebtedness issued by any other Person (other than cash or investment-grade securities); (vii) form, acquire or hold any subsidiary (whether corporate, partnership, limited liability company or other) or own any equity interest in any other entity, except as permitted under the Loan Documents; or (viii) own any asset or property other than the Property and incidental personal property necessary for the ownership or operation of the Property.

(c)               Separateness Covenants. In order to maintain its status as a separate entity and to avoid any confusion or potential consolidation with any Affiliate, Borrower represents and warrants that in the conduct of its operations since its organization will continue to observe the following covenants (collectively, the “Separateness Provisions”): (i) maintain books and records and bank accounts separate from those of any other Person except that Borrower’s assets may be included in a consolidated financial statement of its Affiliate so long as appropriate notation is made on such consolidated financial statements to indicate the separateness of Borrower from such Affiliate and to indicate that Borrower’s assets and credit are not available to satisfy the debts and other obligations of such Affiliate or any other Person; (ii) maintain its assets in such a manner that it is not costly or difficult to segregate, identify or ascertain such assets; (iii) comply with all organizational formalities necessary to maintain its separate existence; (iv) hold itself out to creditors and the public as a legal entity separate and distinct from any other entity; (v) maintain separate financial statements, showing its assets and liabilities separate and apart from those of any other Person and not have its assets listed on any financial statement of any other Person except that Borrower’s assets may be included in a consolidated financial statement of its Affiliate so long as appropriate notation is made on such consolidated financial statements to indicate the separateness of Borrower from such Affiliate and to indicate that Borrower’s assets and credit are not available to satisfy the debts and other obligations of such Affiliate or any other Person; (vi) prepare and file its own tax returns separate from those of any Person to the extent required by applicable law, and pay any taxes required to be paid by applicable law except in the event that Borrower is a disregarded entity for federal income tax purposes; (vii) allocate and charge fairly and reasonably any common employee or overhead shared expenses with Affiliates (including, without limitation, shared office space); (viii) not enter into any transaction with any Affiliate, except in the ordinary course of business and on an arm’s-length basis on terms which are intrinsically fair, commercially reasonable and substantially similar to those that would be available for unaffiliated third parties, and pursuant to written, enforceable agreements; (ix) conduct business solely in its own name, and use separate invoices and checks bearing its own name; (x) hold all of its assets solely in its own name; (xi) not commingle its assets or funds with those of any other Person; (xii) not assume, guarantee or pay the debts or obligations of any other Person; (xiii) correct any known misunderstanding as to its separate identity; (xiv) not identify itself or any of its Affiliates as a division or part of the other;

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(xv) not permit any Affiliate to guarantee or pay its obligations (other than pursuant to the Loan Documents or the Mezzanine Loan Documents); (xvi) not make loans or advances to any other Person other than to Tenants of Approved Leases for Tenant Improvements in accordance with the terms and conditions of this Agreement; (xvii) pay its liabilities and expenses solely out of and to the extent of its own funds; provided, however, that the foregoing shall not require any owner of a direct or indirection ownership interest in the Borrower to make additional capital contributions to Borrower; (xviii) maintain a sufficient number of employees, if any, in light of its contemplated business purpose and pay the salaries of its own employees, if any, only from its own funds; (xix) intend to maintain adequate capital in light of its contemplated business purpose, transactions and liabilities; provided, however, that the foregoing shall not require any equity owner to make additional capital contributions to Borrower; (xx) cause the managers, officers, employees, agents and other representatives of Borrower to act at all times with respect to Borrower consistently and in furtherance of the foregoing and in the best interests of Borrower; (xxi) not acquire obligations or securities of its managers, partners, members or Affiliates, as applicable; (xxii) not fail to provide in its organizational documents that for so long as the Loan is outstanding pursuant to the Loan Documents, it shall not, without the unanimous written consent of all of its partners, members, shareholders and/or directors (including, without limitation the Independent Manager), as applicable: (a) file or consent to the filing of any petition, either voluntary or involuntary, to take advantage of any applicable state or federal insolvency, bankruptcy, liquidation or reorganization laws, (b) seek or consent to the appointment of a receiver, liquidator or any similar official, (c) take any action that might cause such entity to become insolvent, or (d) make an assignment for the benefit of creditors; and (xxiii) not fail at any time to have at least one (1) Independent Manager; (xxiv) without the prior unanimous written consent of all of its members, as applicable, and the consent of the Independent Manager, Borrower has not and shall not: (a) file or consent to the filing of any petition, either voluntary or involuntary, to take advantage of any state or federal bankruptcy or insolvency laws, (b) seek or consent to the appointment of a receiver, liquidator or any similar official, (c) take any action that might cause such entity to become insolvent, or (d) make an assignment for the benefit of creditors; (xxv) not fail to have a limited liability company agreement of Borrower (the “LLC Agreement”) or resolution for and on behalf of the Borrower which directly or indirectly provides or requires that (A) upon the occurrence of any event that causes the last remaining member of Borrower (“Member”) to cease to be the Member of Borrower, any person executing the LLC Agreement as a “Special Member” shall, without any action of any other Person and simultaneously with the Member ceasing to be the member of Borrower, automatically be admitted to Borrower (“Special Member”) and shall continue Borrower without dissolution and (B) Special Member may not resign from Borrower or transfer its rights as Special Member unless a successor Special Member has been admitted to Borrower as Special Member in accordance with requirements of Delaware law; and (xxvi) Borrower covenants and agrees that prior, and as a condition precedent, to the removal of an Independent Manager, Borrower shall provide Lender with written notice of such proposed removal no later than thirty (30) days’ prior to such removal, which notice shall include the identity and address of such replacement Independent Manager and an officer’s certificate certifying that such replacement Independent Manager complies with the definition of Independent Manager contained herein.

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Failure of Borrower to comply with any of the covenants contained in this Section or any other covenants contained in this Agreement shall not affect the status of Borrower as a separate legal entity.

7.2                 SPE COVENANTS IN BORROWER ORGANIZATIONAL DOCUMENTS. Borrower covenants and agrees to incorporate the provisions contained in Sections 7.1(a)-(c) above into Borrower’s organizational documents and Borrower agrees not to amend, modify or otherwise change its organizational documents with respect to such provisions without the prior written consent of Lender for so long as the Loan or any portion thereof remains unpaid (not to be unreasonably withheld, conditioned or delayed).

7.3                 PAST ACTIVITIES. Borrower hereby represents and warrants to Lender that from the date of its formation to the Effective Date, Borrower:

(a)               is and always has been duly formed, validly existing, and in good standing in the state of its formation and in all other jurisdictions where it is qualified to do business, except where the failure to do so has not had a material adverse effect on Borrower and has been cured;

(b)               has no tax judgments or tax liens of any nature against it that have not been paid except for tax liens not yet due;

(c)               other than in connection with a tax appeal in connection with which all taxes have already been paid, is not currently involved in any dispute with any taxing authority except as disclosed to Lender in writing prior to the Effective Date;

(d)               has paid all income and other material taxes which it owes, except such taxes Borrower is contesting in accordance with this Agreement;

(e)               has never owned any real property other than the Property and personal property necessary or incidental to its ownership or operation of the Property and has never engaged in any business other than or in connection with the ownership and operation of the Property;

(f)                except as set forth on Schedule 7.3 hereof, is not now party to any lawsuit, arbitration, summons, or legal proceeding that is still pending as of the Effective Date, which is reasonably likely to have a material adverse effect on Borrower and not covered by insurance, or that resulted in a judgment against it that has not been paid in full;

(g)               has not entered into any contract or agreement with any of its Affiliates, except upon terms and conditions that are no less favorable to it than those available in an arm’s-length transaction with an unrelated party;

(h)               has paid all of its debts and liabilities that are due from its assets (including, without limitation, the Property) or from capital contributions from its equity owners;

(i)                 has done or caused to be done all material things necessary to observe all organizational formalities applicable to it and to preserve its existence;

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(j)                 has maintained all of its books, records, financial statements and bank accounts separate from those of any other Person; provided, however, that the Borrower’s assets may have been included in a consolidated financial statement of its Affiliates provided that (A) appropriate notation was made on such consolidated financial statements to indicate the separateness of the Borrower and such Affiliates and to indicate that the Borrower’s assets and credit are not available to satisfy the debts and other obligations of such Affiliates or any other Person and (B) such assets shall be listed on Borrower’s Affiliate’s own separate balance sheet;

(k)               intentionally omitted;

(l)                 has filed its own tax returns (except to the extent that it has been a tax-disregarded entity not required to file tax returns under applicable law);

(m)             has been, and at all times has held itself out to the public as, a legal entity separate and distinct from any other Person (including any Affiliate);

(n)               has corrected any known misunderstanding regarding its status as a separate entity;

(o)               has conducted all of its business;

(p)               has not identified itself or any of its Affiliates as a division or part of the other;

(q)               has maintained and utilized separate stationery, invoices and checks bearing its own name (if such items are used);

(r)                has not maintained its assets in such a manner that will be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person;

(s)                has not commingled its assets with those of any other Person;

(t)                 has not guaranteed or become obligated for the debts of any other Person other than in connection with any tenant improvement allowance under an Approved Lease;

(u)               has not held itself out as being responsible for the debts or obligations of any other Person other than in connection with any tenant improvement allowance under an Approved Lease;

(v)               except in connection will indebtedness discharged on or prior to the Effective Date, has not pledged its assets to secure the obligations of any other Person and no such pledge remains outstanding except in connection with the Loan;

(w)             has intended to maintain adequate capital in light of its contemplated business operations;

(x)               has maintained a sufficient number of employees (if any) in light of its contemplated business operations (taking into account then applicable circumstances) and has paid the salaries of its own employees (if any) from its own funds, in each case to the extent sufficient cash flow from the Property was available to the Borrower; provided that the foregoing did not require the member or any other direct or indirect member of the Borrower to make any additional capital contributions to the Borrower;

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(y)               has not owned any subsidiary or any equity interest in any other entity;

(z)               has not acquired obligations or securities of its managers, members or Affiliates, as applicable; and

(aa)            has not had any of its obligations guaranteed by an Affiliate, except for guarantees that have been either released or discharged (or that will be discharged as a result of the closing of the Loan).

Article 8. HAZARDOUS MATERIALS

8.1              SPECIAL REPRESENTATIONS AND WARRANTIES, COVENANTS AND INDEMNITY. The terms and conditions of Section 1.1 through 1.7 of the Hazardous Materials Indemnity are incorporated herein as if fully set forth herein (“Environmental Covenants and Representations”). Borrower hereby covenants and agrees to perform all of its obligations under the Environmental Covenants and Representations and represents and warrants as to all matters detailed in the Environmental Covenants and Representations. Borrower’s obligations pursuant to this Article 8 are separate from Borrower’s obligations pursuant to the terms of the Hazardous Material Indemnity.

Article 9. COVENANTS OF BORROWER

9.1              EXPENSES. Borrower shall promptly pay Lender upon demand all reasonable, out of pocket costs and expenses incurred by Lender in connection with: (a) the drafting, negotiation and administration of this Agreement, the other Loan Documents, and any other documents required by Lender for the term of the Loan (including in connection with any extension of the Maturity Date); and (b) the enforcement or satisfaction by Lender of any of Borrower’s or Guarantor’s obligations under this Agreement, the Guaranty, or the other Loan Documents. For all purposes of this Agreement, Lender’s costs and expenses shall include, without limitation, all reasonable, out-of-pocket appraisal fees, cost engineering and inspection fees, legal fees and expenses, environmental consultant fees, auditor fees, recording and filing fees, UCC filing fees and/or UCC vendor fees, flood certification vendor fees, tax service vendor fees, and the cost to Lender of any title insurance premiums, title surveys, mortgage registration taxes (if applicable), release, reconveyance, satisfaction and notary fees.

9.2              ERISA COMPLIANCE.

(a)               Borrower shall not maintain or contribute to, or agree to maintain or contribute to, or permit any ERISA Affiliate of Borrower to maintain or contribute to or agree to maintain or contribute to, any employee benefit plan (as defined in Section 3(3) of ERISA) subject to Title IV or Section 302 of ERISA or Section 412 of the Code.

(b)               Borrower shall not engage in a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code, or substantially similar provisions under federal, state or local laws, rules or regulations or in any transaction that would cause any obligation or action taken or to be taken hereunder (or the exercise by Lender of any of its rights under the Note, this Agreement, the Security Instrument or any other Loan Document) to be a non-exempt prohibited transaction under such provisions.

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(c)               Borrower will do, or cause to be done, all things necessary to ensure that it will not be deemed to hold Plan Assets at any time.

9.3              LEASING. Borrower shall use its best commercially reasonable efforts to maintain all leasable space in the Property leased at economic terms substantially similar to those currently being offered.

9.4              LEASE COVENANTS.

(a)               All commercial Leases (and for the sake of clarity, excepting therefrom any Leases for residential Tenants executed in the normal course of business) of all or any part of the Property shall: (A) be upon terms and with tenants approved by Lender prior to the execution of any such Lease, which approval shall not be unreasonably withheld, conditioned or delayed; and (B) include estoppels, subordination, attornment and mortgagee protection provisions reasonably satisfactory to Lender. All standard lease forms (if any) and any material deviation from any form of commercial lease shall be approved by Lender prior to execution of any such commercial Lease using such form. Upon request by Lender, Borrower shall deliver (i) such additional subordination agreements (or subordination, attornment and non-disturbance agreements) executed by Borrower and any Tenant under any commercial Lease in form and substance reasonably acceptable to Lender, and (ii) within thirty (30) days after written request by Lender, estoppel certificates executed by Borrower and by each of the requested Tenants under commercial Leases, certifying to certain matters in form and substance reasonably acceptable to Lender. Lender’s failure to object to any request for approval of any commercial Lease and/or requests to amend any commercial Lease within fifteen (15) Business Days of written request from Borrower shall be deemed approval by Lender.

(b)               Borrower shall (i) observe and punctually perform all the material obligations imposed upon the lessor under the Leases; (ii) enforce in a commercially reasonable manner all of the material terms, covenants and conditions contained in the Leases on the part of the Tenant thereunder to be observed or performed, short of termination thereof, except that Borrower may terminate any Lease following a material default thereunder by the respective Tenant; (iii) not materially amend or modify any commercial Lease in any material respect without the prior written consent of Lender (which consent shall not be unreasonably withheld, conditioned, or delayed); (iv) except for the first and last months’ rent and security deposits, collect any of the rents thereunder more than one month in advance excluding any residential Leases for which Borrower may collect more than one month in advance; (v) not execute any assignment of lessor’s interest in the Leases or associated rents other than pursuant to the Loan Documents; (vi) not cancel or terminate any guarantee of any of the commercial Leases without the prior written consent of Lender, which consent shall not be unreasonably withheld, conditioned or delayed; and (vii) not permit any subletting of any space covered by a Lease or an assignment of the Tenant’s rights under a Lease, except in strict accordance with the terms of such Lease. Without in any way limiting the requirement of Lender’s consent hereunder, any Lease Termination Payments in excess of $25,000 shall be (i) applied to reduce the outstanding balance of the Loan in the sole discretion of Lender if an Event of Default or Mezzanine Event of Default then exists, (ii) if a Cash Sweep Period then exists and is continuing, deposited in the Restricted Account and disbursed pursuant to the terms and conditions of Article 4 hereof, or (iii) so long as no Cash Sweep Period then exists and is continuing, at Borrower’s option, to reduce the outstanding balance of the Loan or be deposited in the Capital Expenditures Reserve Account, and any such sums received by Borrower shall be deposited promptly upon receipt thereof.

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(c)               Security deposits of Tenants under all Leases, whether held in cash or any other form, shall not be commingled with any other funds of Borrower and, if cash, shall be deposited by Borrower in an account under Borrower's control at such commercial or savings bank as may be reasonably satisfactory to Lender, which account is hereby pledged to Lender.

(d)               Borrower shall not cancel or terminate any Affiliate Lease without the prior written consent of Lender.

9.5              NO LIENS ON CONTROLLING INTEREST IN BORROWER. Other than Permitted Transfers, Borrower shall not permit the holder of any Controlling Interest in Borrower to suffer or permit any Lien on any such Controlling Interest.

9.6              NO TRANSFER AND FURTHER ENCUMBRANCE. Other than Permitted Transfers (and subject to the terms and conditions of Section 9.11 below), Borrower shall not permit the Property or any part thereof or any interest therein, or in Borrower (directly or indirectly), to be sold, transferred (including, without limitation, through sale or transfer of the corporate stock or partnership interests, limited liability company or membership interests of Borrower to any other Person, including any other member or partner), mortgaged, assigned, pledged, further encumbered or leased, whether directly or indirectly, whether voluntarily, involuntarily or by operation of law, without the prior written consent of Lender. Additionally, subject to the rights of Borrower pursuant to Section 9.11 below, Borrower shall not permit any Lien on the Property or any part thereof other than Permitted Encumbrances. Notwithstanding anything to the contrary contained in this Section 9.6 or in any other provision of this Agreement or the other Loan Documents to the contrary, restrictions on Transfers set forth herein or in any other provision of this Agreement or the other Loan Documents shall not apply to the pledge by Mezzanine Borrower of its direct and/or indirect ownership interests in Borrower as security for the Mezzanine Loan pursuant to the Mezzanine Loan Documents nor to any Transfer made in accordance with the terms and conditions of the Mezzanine Loan Documents.

9.7              NO MERGER, CONSOLIDATION AND TRANSFER OF ASSETS. Other than Permitted Transfers, Borrower shall not, without the prior written consent of Lender: (a) merge or consolidate with, or acquire any stock, obligations or securities of, or any other interest in, any other entity; (b) make any substantial change in the nature of Borrower’s business or structure; (c) acquire all or substantially all of the assets of any other entity; (d) divide or enter into a plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws); or (e) sell, lease, assign, encumber, pledge, hypothecate, mortgage or transfer or otherwise dispose of a material part of Borrower’s assets, except for Permitted Transfers or otherwise in the ordinary course of Borrower’s business.

9.8              NO CHANGE IN STRUCTURE OR MANAGEMENT; SINGLE PURPOSE ENTITY. Borrower will preserve its existence, and not make any material change in the nature or manner of its business activities. Without the prior consent of Lender (not to be unreasonably withheld, conditioned or delayed): (i) except for Permitted Transfers, Borrower shall not dissolve or liquidate, or merge or consolidate with or into any other entity, or turn over the management or operation of its property, assets or business to any other Person, nor shall any member or partner of Borrower voluntarily or involuntarily sell, transfer, pledge or encumber its membership or partnership interest in Borrower to any other person, including any other member or partner; and (ii) Borrower shall not own or acquire assets other than the Property and other assets incidental to the normal operation of the Property, such as bank accounts relating thereto.

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9.9              NO ADDITIONAL DEBT AND NO SEPARATE GUARANTY. Except as expressly set forth in Section 7.1(b), Borrower shall not, without the prior written consent of Lender (i) incur any additional indebtedness or other material obligation; or (ii) directly or indirectly guaranty the obligations of any other Person.

9.10          EXISTENCE. If other than a natural Person, Borrower shall preserve and maintain its existence and all of its rights, privileges and franchises and conduct its business in an orderly, efficient, and regular manner in compliance with all Legal Requirements.

9.11          TAXES AND OTHER LIABILITIES. Subject to its right to contest same as set forth below, Borrower shall pay and discharge when due and prior to being delinquent any and all indebtedness, obligations (including all Operating Expenses), charges, assessments and Taxes, both real and personal, owed by or relating to Borrower and Borrower’s properties (including federal and state income taxes). At Lender’s request, Borrower will deliver to Lender receipts for payment or other evidence reasonably satisfactory to Lender that any such Taxes and other charges have been so paid or are not then delinquent; provided, however, Borrower is not required to furnish such receipts for payment of Taxes in the event that such Taxes have been paid by Lender or been paid from funds in the Tax Account or Borrower has complied with its obligations hereunder to make deposits into the Tax Account. Subject to its right to contest same as set forth below, Borrower shall not suffer and shall promptly cause to be paid and discharged or fully bonded to the reasonable satisfaction of Lender any Lien or charge whatsoever which may be or become a Lien or charge against the Property, and shall promptly pay for or cause to be paid all utility services provided to the Property. After prior notice to Lender, Borrower, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any Taxes, Liens or other charges, provided that (a) no Event of Default has occurred and is continuing; (b) such proceeding shall be permitted under, and be conducted in accordance with, the provisions of any other instrument to which Borrower is subject and shall not constitute a default thereunder and such proceeding shall be conducted in accordance with all applicable Legal Requirements; (c) neither the Property nor any part thereof or interest therein will be reasonably likely to be in danger of being sold, forfeited, terminated, cancelled or lost by reason of the institution or prosecution of such contest; (d) Borrower shall promptly upon final determination thereof pay the amount of any such Taxes, Liens or other charges, together with all costs, interest and penalties which may be payable in connection therewith; (e) such proceeding shall suspend the collection of such contested Taxes, Liens or other charges from the Property (except that if such Taxes, Liens or other charges must be paid sooner in order to avoid being delinquent, then Borrower shall cause the same to be paid (which payment may be made under protest) prior to delinquency, and upon making such payment prior to delinquency Borrower may continue such contest); and (f) Borrower shall furnish such security as may be required in the proceeding, or as may be reasonably requested by Lender, to insure the payment of any such contested Taxes, Liens or other charges, together with all interest and penalties thereon, if any. Lender may pay over any such cash deposit or part thereof held by Lender to the claimant entitled thereto at any time when, in the reasonable judgment of Lender, the entitlement of such claimant is established or the Property (or part thereof or interest therein) shall be in danger of being sold, forfeited, terminated, cancelled or lost or there shall be any danger of the Lien of the Security Instrument being primed by any related Lien.

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9.12          NOTICE. Borrower shall promptly give notice in writing to Lender of: (a) any known litigation that is pending or threatened in writing against Borrower that is not fully covered by insurance and that is reasonably likely to have a material adverse effect on the Property or Borrower; (b) any change in the name of Borrower, and in the case of a Borrower which is an organization, any change in its identity or organizational structure; (c) material loss to the Property through fire, theft, liability damage, or any other casualty, whether or not insured; (d) any actual or threatened (in writing) condemnation or eminent domain proceedings affecting the Property; (e) any termination or cancellation of any insurance policy which Borrower is required herein to maintain to the extent Lender is not simultaneously notified of the same pursuant to the terms and conditions of such insurance policy; and (f) the occurrence of any Event of Default by Borrower pursuant to the terms of the Loan Documents.

9.13          FACILITIES. Borrower shall keep all of Borrower’s property useful or necessary to Borrower’s business in good repair and condition, ordinary wear and tear excepted, and from time to time make necessary repairs, renewals and replacements thereto so that Borrower’s property shall be fully and efficiently preserved and maintained in good condition and repair.

9.14          MANAGEMENT OF PROPERTY. Without the prior written consent of Lender, which consent shall not be unreasonably withheld, conditioned or delayed, Borrower shall not (i) enter into any agreement providing for the management or operation of the Property other than the Management Agreement and Asset Management Agreement in effect as of the Effective Date, or (ii) materially amend and/or modify the Management Agreement or Asset Management Agreement. Borrower shall cause the Property to be operated, in all material respects, in accordance with any applicable property management agreement. In the event that any applicable property management agreement (including, but not limited to, the Management Agreement) expires or is terminated (without limiting any obligation of Borrower to obtain Lender’s consent to any termination or material modification of the Management Agreement in accordance with the terms and provisions of this Agreement), Borrower shall promptly enter into a replacement Management Agreement with a Property Manager approved by Lender in Lender’s reasonable discretion. Borrower shall: (i) perform and/or observe in all material respects all of the covenants and agreements required to be performed and observed by it under any Management Agreement (and the Asset Management Agreement) and do all things necessary to preserve and to keep unimpaired its material rights thereunder; (ii) promptly notify Lender of the giving of any written notice by Property Manager to Borrower of any material default under any Management Agreement (or any material default under the Asset Management Agreement); (iii) intentionally omitted; (iv) enforce the performance and observance of all of the material covenants and agreements required to be performed and/or observed by Property Manager and/or Asset Manager under any Management Agreement and/or the Asset Management Agreement; and (v) not materially amend or materially modify any Management Agreement or the Asset Management Agreement without the prior written consent of Lender, which consent shall not be unreasonably withheld, conditioned or delayed. Lender shall have the right to require Borrower to replace Property Manager with a replacement manager chosen by Lender which is not affiliated with Borrower to manage the Property pursuant to a management agreement reasonably acceptable to Lender upon the occurrence of any one or more of the following events: (i) at any time following the occurrence and during the continuance of an Event of Default, or (ii) if Property Manager shall be in default under the Management Agreement beyond any applicable notice and cure period, (iii) if Property Manager shall become insolvent or a debtor in any involuntary bankruptcy or insolvency proceeding that is not dismissed within ninety (90) days of the filing thereof, or any voluntary bankruptcy or insolvency proceeding, or (iv) if at any time Property Manager has engaged in gross negligence, fraud or willful misconduct. If at any time Lender consents to the appointment of a replacement Property Manager and/or the execution of a management agreement under this Agreement, such replacement Property Manager and Borrower shall, as a condition of Lender’s consent, execute an assignment of management agreement and/or subordination of management fees substantially in the same form as the assignment of management agreement entered into with Property Manager in connection with the origination of the Loan (or in such other form, in form and substance reasonably satisfactory to Lender).

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9.15          SUBDIVISION MAPS. Prior to recording any final map, plat, parcel map, lot line adjustment or other subdivision map of any kind covering any portion of the Property (“Subdivision Map”), Borrower shall submit such Subdivision Map to Lender for Lender’s review and approval, which approval shall not be unreasonably withheld, conditioned or delayed.

9.16          FURTHER ASSURANCES. Upon Lender’s reasonable request and at Borrower’s sole cost and expense, Borrower shall, and shall cause any Person affiliated with Borrower to, execute, acknowledge and deliver any other instruments, including replacement promissory notes, guaranties or other loan documents, and perform any other acts necessary, as reasonably determined by Lender, to correct clerical errors or omissions in any loan closing documentation, to replace any lost or destroyed loan closing documentation, or to carry out the purposes of this Agreement and the other Loan Documents or to perfect and preserve any liens and security interests created by the Loan Documents so long as such actions shall not (i) modify or amend any economic term of the Loan (except in each instance to a de minimis extent), or (ii) increase the obligations, or decrease the rights, of Borrower or Guarantor under the Loan Documents (except in each instance to a de minimis extent). This obligation shall survive any foreclosure or deed in lieu of foreclosure of the Property.

9.17          NO ASSIGNMENT. Without the prior written consent of Lender, Borrower shall not assign Borrower’s interest under any of the Loan Documents, or in any monies due or to become due thereunder, and any assignment without such consent shall be void.

9.18          SANCTIONS. (a) No Person within the Borrowing Group is or will be a Sanctioned Person; (b) no Person within the Borrowing Group is or will be controlled by or is acting on behalf of a Sanctioned Person; (c) no Person within the Borrowing Group is under investigation for an alleged breach of Sanction(s) by any Governmental Authority that enforces Sanctions; (d) no Person within the Borrowing Group will use any of the Loan proceeds for the purpose of: (i) providing financing to or otherwise making funds directly or indirectly available to any Sanctioned Person; or (ii) providing financing to or otherwise funding any transaction which would be prohibited by Sanctions or would otherwise cause the Lender or any other party to this Agreement, or any entity affiliated with any such party, to be in breach of any Sanction; (e) no Person within the Borrowing Group will fund any repayment of the Loan with proceeds derived from any transaction that would be prohibited by Sanctions or would otherwise cause the Lender or any other party to this Agreement, or any entity affiliated with any such party, to be in breach of any Sanction; (f) Borrower will ensure that appropriate controls and safeguards are in place to fully comply with this Section and the Borrower will notify the Lender in writing not more than two (2) Business Days after becoming aware of any breach of this Section.

9.19          DISTRIBUTIONS TO MEMBERS OF BORROWER. Borrower shall not declare or pay any distributions or dividends or purchase, redeem or otherwise acquire for value any member’s interest in Borrower (i)  if any such action would cause an Event of Default, (ii) if any such action would cause Borrower to fail to pay any Permitted Operating Expenses as the same become due and payable or (iii) at any time an Event of Default exists and is continuing.

9.20          INTEREST RATE CAP AGREEMENT. On the Effective Date, Borrower shall purchase an Interest Rate Cap Agreement providing for a cap of the Term SOFR Rate at a strike price equal to or less than 4.50% (or such higher strike price as approved by Lender in its sole discretion) through the Original Maturity Date (August 7, 2028) (the “Initial Rate Cap Agreement”). As security for payment of the Loan and the performance by Borrower of all other terms, conditions and provisions of the Loan Documents, Borrower, as debtor, hereby pledges and assigns to Lender, and grants to Lender a security interest in, all of Borrower’s right, title and interest in and to any Interest Rate Cap Agreement and agrees to enter into any documentation or take such other action deemed necessary by Lender to establish, protect, perfect or enforce any such security interest granted to Lender pursuant to this Section 9.20 (including but not limited to a collateral assignment in form and substance reasonably acceptable to Lender).

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9.21          INTEREST RATE CAP AGREEMENT COVENANTS. Borrower shall comply with all of its obligations under the terms and provisions of any such Interest Rate Cap Agreement required pursuant to the terms of this Agreement. During the continuation of a Cash Sweep Period, all amounts paid by the provider of any Interest Rate Cap Agreement under the terms of the Interest Rate Cap Agreement to Borrower or Lender shall be deposited immediately into the Restricted Account. Borrower shall take all commercially reasonable actions requested by Lender to enforce Lender’s rights under the Interest Rate Cap Agreement in the event of a default by the provider of the Interest Rate Cap Agreement and shall not waive, amend or otherwise modify any of its rights thereunder without Lender’s prior written consent (not to be unreasonably withheld, conditioned or delayed). In the event of any downgrade, withdrawal or qualification of the rating of the provider of the Interest Rate Cap Agreement by any Ratings Agency such that it is no longer rated at least “A-” by S&P or “A3” by Moody’s, Borrower shall replace the Interest Rate Cap Agreement with a replacement Interest Rate Cap Agreement not later than fifteen (15) Business Days following receipt of written notice from Lender of such downgrade, withdrawal or qualification. In the event that Borrower fails to purchase and deliver to Lender any Interest Rate Cap Agreement within such fifteen (15) Business Day period or fails to otherwise maintain any Interest Rate Cap Agreement in accordance with the terms and provisions of this Agreement, Lender may purchase the Interest Rate Cap Agreement and Borrower shall reimburse Lender for the reasonable, out-of-pocket cost incurred by Lender in purchasing such Interest Rate Cap Agreement within fifteen (15) Business Days after written demand for such amounts is made on Borrower, and if Borrower fails to reimburse Lender within such fifteen (15) Business Day period, interest will accrue thereon at the Default Rate from the date such cost was incurred by Lender until such cost is reimbursed by Borrower to Lender. Notwithstanding anything to the contrary contained in this Section 9.21 or elsewhere in this Agreement, if, at any time, Borrower is unable to obtain and/or maintain the Interest Rate Cap Agreement required pursuant to the terms hereof because such product no longer is commercially available, then:

(a)        within 20 days after written notice thereof to Borrower, Borrower shall enter into, make all payments under, and satisfy all conditions precedent to the effectiveness of, a Substitute IRPA; and

(b)       in lieu of satisfying the condition described in Section 2.13, Section 2.14, and Section 2.15 with respect to any extension period not then yet commenced, Borrower shall instead enter into, make all payments under, and satisfy all conditions precedent to the effectiveness of a Substitute IRPA on or prior to the first day of such extension period.

(c)       As used herein, “Substitute IRPA” means an interest rate protection agreement that satisfies all of the requirements for an Interest Rate Cap Agreement set forth in Section 9.20 and Section 9.21, as well as all of the following requirements:

(i)       it has a term expiring no earlier than, in the case of clause (a) above, the then stated Maturity Date and, in the case of clause (b) above, the last day of the requested extension period;

(ii)       has a notional amount equal to the then outstanding Principal Balance;

(iii)       it provides that the only obligation of Borrower thereunder is the making of a single payment to the counterparty thereunder upon the execution and delivery thereof; and

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(iv)       it provides to Lender and Borrower (as determined by Lender in its reasonable discretion), for the term of the Substitute IRPA, a hedge against rising interest rates that is no less beneficial to Borrower and Lender than (A) in the case of clause (a) above, that which was provided by the Interest Rate Cap Agreement being replaced by the Substitute IRPA and (B) in the case of clause (b) above, that which was intended to be provided by the Interest Rate Cap Agreement that, but for the operation of Section 9.21(b), would have been required pursuant to Section 2.13(g), Section 2.14(g), and Section 2.15(g) above as a condition to the requested extension period.

9.22          CONTROLLED SUBSTANCES.

(a)               Management of Leases and Property. Borrower shall not engage in any Drug-Related Activities and shall use reasonable efforts to prohibit any use or occupancy of the Property for Drug-Related Activities. Without limiting the generality of the foregoing, Borrower shall (i) not enter into, consent to or permit any Lease which allows Drug-Related Activities at the Property, and (ii) expressly prohibit in all Leases entered into after the Effective Date any Controlled Substances Use and Drug-Related Activities on any portion of the Property. To the extent Borrower should nonetheless become aware has actual knowledge of any Drug-Related Activities occurring at the Property, Borrower shall, within ten (10) days of becoming aware, take all commercially reasonable steps as permitted under the Lease to cease such Drug-Related Activities occurring at the Property.

(b)               Payments to Lender. Borrower shall not make any payments to Lender from funds derived from Drug-Related Activities.

(c)               Supersedes Local Law. The provisions of this Section are intended and shall apply notwithstanding any state or local law permitting the Controlled Substances Uses or Drug-Related Activities.

9.23          MATERIAL AGREEMENTS. Borrower shall be required to obtain Lender’s prior written approval of any and all new Material Agreements entered into on or after the Effective Date, affecting the Property to which Borrower is a party, which approval shall not be unreasonably withheld, conditioned or delayed. Borrower shall not materially amend any Material Agreement without the prior written consent of Lender, such consent not to be unreasonably withheld, conditioned or delayed. Borrower shall (i) observe and perform all the material obligations imposed upon Borrower under any Material Agreement; (ii) use commercially reasonable efforts to enforce all of the material terms, covenants and conditions contained in any Material Agreement thereunder to be observed or performed in a commercially reasonable manner, short of termination thereof; (iii) not voluntarily terminate any Material Agreement (other than any that are no longer necessary for the operation of the Property or that are replaced with a new agreement on commercially reasonable terms for the same service or in connection with its exercise of remedies thereunder) without the prior written consent of Lender, which consent shall not be unreasonably withheld, conditioned, or delayed; (iv) not execute any assignment of Borrower’s interest in any Material Agreement other than pursuant to the Loan Documents; (v) not voluntarily cancel or terminate any guarantee of any Material Agreement (if any) during the term of such Material Agreement without the prior written consent of Lender, which consent shall not be unreasonably withheld, conditioned, or delayed; (vi) give Lender prompt written notice of any default (beyond any applicable notice and cure periods) which occurs with respect to any Material Agreement, whether the default be that of Borrower or an additional party and of which Borrower is actually aware; and (vii) deliver to Lender fully executed, counterpart copies of each and every Material Agreement and any material modifications or amendments thereto if requested to do so by Lender in writing.

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9.24          COMPLIANCE WITH LAWS. Borrower shall not initiate or acquiesce to a material zoning change of the Property without prior notice to, and prior written consent from, Lender (not to be unreasonably withheld, conditioned or delayed). Furthermore, Borrower shall not allow material changes in the stated fundamental use of the Property from that disclosed to Lender as of the Effective Date without prior notice to, and prior written consent from, Lender. Borrower further covenants and agrees (a) to keep the Property and Collateral in good condition and repair (ordinary wear and tear excepted); (b) not to remove or demolish the Property or Collateral or any part thereof, subject to Borrower’s right to replace items of personal property with items of comparable utility and value (or to not replace same if such items are deemed to be obsolete); (c) to comply in all material respects with all Legal Requirements applicable to the Property or Collateral; and (d) not to intentionally commit or knowingly permit any waste of the Property or Collateral.

9.25          MEZZANINE LOAN PROVISIONS.

(a)               Pledge of Equity. Notwithstanding anything to the contrary contained in this Agreement, the pledge by Mezzanine Borrower of its direct and/or indirect equity interest in Borrower (but not of any direct interest in the Property) (the “Pledged Equity”) to Mezzanine Lender pursuant to the Mezzanine Loan Documents, as security for the Mezzanine Loan shall be permitted and shall not be deemed to be a Transfer.

(b)               Notices of Default. Borrower shall deliver to Lender promptly after the receipt or delivery, a copy of any written notice of default received or sent by Mezzanine Borrower with respect to the Mezzanine Loan.

(c)               Intercreditor Agreement. Borrower hereby acknowledges and agrees that any intercreditor agreement entered into between Lender and Mezzanine Lender (including the Intercreditor Agreement) will be solely for the benefit of Lender and Mezzanine Lender, and that neither Borrower nor Mezzanine Borrower shall be third-party beneficiaries (intended or otherwise) of any of the provisions therein, have any rights thereunder (except as expressly set forth therein, if any), or be entitled to rely on any of the provisions contained therein. Lender and Mezzanine Lender have no obligation to disclose to Borrower or Mezzanine Borrower the contents of any such intercreditor agreement (including the Intercreditor Agreement). Borrower’s obligations hereunder are and will be independent of any such intercreditor agreement (including the Intercreditor Agreement) and shall remain unmodified by the terms and provisions thereof.

(d)               Payments to Mezzanine Lender. Notwithstanding anything to the contrary contained in this Agreement, the Loan Documents, and/or the Mezzanine Loan Documents, the parties hereto acknowledge and agree that, as to any clause or provision contained in this Agreement, the other Loan Documents, and/or the Mezzanine Loan Documents to the effect that payments, distributions, or other similar effect are to be made by Borrower to Mezzanine Lender or applied to the Mezzanine Loan, such clause or provision shall be deemed to mean, and shall be construed as meaning, that Lender shall pay to Borrower, and Borrower shall then immediately distribute to Mezzanine Borrower, its member, pursuant to and in accordance with the organizational documents of Borrower and the organizational documents of Mezzanine Borrower, and applicable law, which distribution shall be immediately payable to Mezzanine Lender, and any such clause or provision shall not be construed as meaning that Borrower and/or Mezzanine Borrower is acting on behalf of, holding out its credit for, or paying the obligations of, Mezzanine Borrower, as applicable, directly or in any other manner that would violate any of the single purpose entity covenants contained in this Agreement or other similar covenants contained in Borrower’s organizational documents or Mezzanine Borrower’s organizational documents, respectively.

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(e)               Mezzanine Loan Acquisition. Neither Borrower, nor any Guarantor, nor any Affiliate of any of them, nor any Person acting at any such Person’s request or direction, shall acquire any interest in the Mezzanine Loan, or any portion thereof or any interest therein, or any direct or indirect ownership interest in the holder of the Mezzanine Loan, via purchase, participation, transfer, exchange, operation of law or otherwise, and any breach of this provision that is not cured within ten (10) days of Borrower or any Guarantor obtaining actual knowledge of such breach shall constitute an Event of Default hereunder.

(f)                Actions of Lender. If any action, proposed action or other decision is consented to or approved by the Mezzanine Lender, such consent or approval shall not be binding or controlling on the Lender. Borrower hereby acknowledges and agrees that (i) the risks of Mezzanine Lender in making the Mezzanine Loan are different from the risks of the Lender in making the Loan, (ii) in determining whether to grant, deny, withhold or condition any requested consent or approval the Mezzanine Lender and the Lender may reasonably reach different conclusions, and (iii) except as expressly provided in the Loan Documents, the Lender has an absolute independent right to grant, deny or reasonably condition any requested consent or approval in accordance with the Loan Documents based on its own point of view. Further, the denial by the Lender of a requested consent or approval shall not create any liability or other obligation of Lender if the denial of such consent or approval results directly or indirectly in a default under the Mezzanine Loan, and Borrower hereby waives any claim of liability against Lender arising from any such denial.

(g)               Mezzanine Loan Amendments. Without obtaining the prior written consent of the Lender, Borrower shall not cause or knowingly permit Mezzanine Borrower or any Guarantor or affiliate of Borrower to (i) amend or modify any of the Mezzanine Loan Documents to (1) increase the interest rate payable or the principal amount of the Mezzanine Loan (other than protective advances made by Mezzanine Lender in accordance with the terms of the Mezzanine Loan Documents or accrued and unpaid interest on the Mezzanine Loan), (2) extend or shorten the scheduled maturity date of the Mezzanine Loan (other than pursuant to the extension conditions set forth in the Mezzanine Loan Documents) or (3) increase in any material respect any monetary obligations of Mezzanine Borrower under the Mezzanine Loan Documents; (ii) grant any additional collateral to, or incur any guaranty, indemnity or other obligation on account of the Mezzanine Loan in favor of, the Mezzanine Lender, except for collateral, guaranties, indemnities and other obligations required to be delivered as of the date hereof; or (iii) refinance or prepay in full or in part the Mezzanine Loan unless such refinancing or prepayment occurs while no Event of Default then exists and such prepayment is derived from Mezzanine Borrower’s own funds (and not from revenue derived from the Property). Subject to the foregoing, Borrower shall deliver to Lender a copy of any amendment or modification to the Mezzanine Loan Documents within five (5) Business Days after the execution thereof.

(h)               Mezzanine Loan Prepayment. In the event that Mezzanine Borrower prepays the Mezzanine Loan in full pursuant to the terms and conditions of the Loan Documents and Mezzanine Loan Documents, then Borrower shall not permit or allow Mezzanine Borrower to borrow additional mezzanine debt without Lender’s prior written consent. In making any determination as to whether to approve any such proposed mezzanine loan, Lender shall have approval rights, to be reasonably exercised, over all aspects of the proposed mezzanine loan, including, without limitation, the administrative agent and the lenders a party thereto, the terms and conditions of the mezzanine loan, including, without limitation, the structure, principal amount(s), payment terms, maturity date, interest rate, other fees and charges, guarantees, and collateral, the mezzanine loan documents and the form and content of the intercreditor agreement.

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9.26          ALTERATIONS. Lender’s prior approval shall be required in connection with any material alterations performed by Borrower to the Property or any part thereof (a) the cost of which (including any related alteration, improvement or replacement) is reasonably anticipated to exceed the Alteration Threshold, which approval shall not be unreasonably withheld, conditioned or delayed, and (b) which affects the structural elements of the Property, the roof of the Property, or any building system of the Property, which approval shall not be unreasonably withheld, conditioned or delayed. If the total unpaid amounts incurred and to be incurred with respect to such alterations to the Property shall at any time exceed the Alteration Threshold (unless such Alterations (w) with respect to Tenant Improvements, there are sufficient funds held in the Leasing Reserve, (x) with respect to Capital Expenditures, there are sufficient funds in the Capital Expenditures Reserve, (y) alterations necessitated by a casualty or condemnation and Lender has permitted Proceeds to be used for the purposes of completing such alterations, or (z) unless otherwise waived by Lender in its sole discretion, Borrower shall promptly (i) deliver to Lender as security for the payment of such amounts and as additional security for the Loan any of the following as requested by Lender: (i) cash, (ii)  a letter of credit in form and substance reasonably acceptable to Lender, or (iii) a completion bond in form and substance reasonably satisfactory to Lender. Such security shall be in an amount equal to the excess of the total unpaid amounts incurred and to be incurred with respect to such alterations to the Property over the Alteration Threshold.

9.27          LIVE LOCAL ACT. Unless otherwise approved or waived by Lender in its sole discretion, Borrower hereby covenants and agrees: (a) that the Property shall qualify as an affordable multifamily development under the Live Local Act; (b) to operate and lease the Property in compliance with the Live Local Act in all material respects, including but not limited to satisfying all criteria under the Live Local Act such that the LLA Qualifying Units remain qualified for tax exemption pursuant to the Live Local Act; (c) to apply for and secure the ad valorem tax exemption applicable pursuant to the Live Local Act by March 1st of each calendar year and obtain the annual required certification of qualified property from the Florida Housing Finance Corporation (FHFC) (or other applicable Governmental Authority) and timely file such certification with the applicable property appraiser for the Property; (d) to deliver to Lender, within forty-five (45) days following the end of each calendar year, (i) a certified rent roll for the Property explicitly identifying the LLA Qualifying Units, (ii) tenant income certifications verifying eligibility, (iii) a copy of the approved annual FHFC certification, (iv) a copy of the accepted property tax exemption confirmation from the applicable appraiser for the Property, and (v) such additional documentation and information related to the Live Local Act and the Property as requested by Lender in its reasonable discretion; (e) not to amend, terminate, release or otherwise modify any recorded Live Local Covenant (if applicable) or any underlying regulatory agreements related to the Live Local Act and the Property, (f) not to convert any portion of the residential units at the Property to commercial units, short-term rentals, or transient lodging that would result in the Property no longer being in compliance (or eligible for) the Live Local Act and the tax exemption provided thereunder.

9.28          POST-CLOSING OBLIGATIONS. [RESERVED].

9.29          EB-5 PROGRAM COVENANTS. Borrower hereby covenants and agrees as follows:

(a)               Maintenance of Regional Center Designation. Borrower shall use commercially reasonable efforts to cause the Regional Center to maintain its designation as a regional center with USCIS throughout the term of the Loan. Borrower shall promptly notify Lender in writing (and in no event later than five (5) Business Days) upon Borrower’s knowledge of (i) the termination, suspension, or revocation of the Regional Center’s designation, (ii) any notice or communication from USCIS indicating an intent to terminate, suspend, or revoke such designation, or (iii) any material adverse change in the Regional Center’s standing with USCIS.

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(b)               USCIS Compliance. Borrower shall, and shall cause its Affiliates to, comply in all material respects with all applicable USCIS regulations, policies, and procedures governing the EB-5 Program, including without limitation all filing, reporting, and record-keeping requirements applicable to the Regional Center and any new commercial enterprise or job-creating entity.

(c)               EB-5 Investor Reporting. Borrower shall provide or cause to be provided to EB-5 Investors all reports, notices, and other communications required to be delivered to such investors under the EB-5 Offering Documents and applicable law. Upon Lender’s reasonable request (but not more frequently than annually), Borrower shall provide Lender with copies of any annual or periodic reports delivered to EB-5 Investors and a summary of the status of I-526, I-526E, and I-829 petitions filed by EB-5 Investors to the extent such information is within Borrower’s possession or control.

(d)               No Unauthorized Modifications. Without the prior written consent of Lender, Borrower shall not, and shall not permit any Affiliate to, (i) amend, modify, supplement, or waive any material provision of the EB-5 Offering Documents, (ii) materially modify the organizational structure of any new commercial enterprise or job-creating entity formed in connection with the EB-5 Program, (iii) materially modify the Job Creation Plan, (iv) change the use of EB-5 Capital Contributions from that contemplated in the EB-5 Offering Documents, or (v) take any action that would reasonably be expected to result in a material adverse effect on the EB-5 Program or the immigration benefits available to EB-5 Investors.

(e)               Job Creation. Borrower shall, and shall cause its Affiliates to, use commercially reasonable efforts to create and maintain the jobs described in the Job Creation Plan within the time periods required by applicable immigration laws and USCIS regulations. Borrower shall provide Lender with annual updates on job creation progress upon Lender’s reasonable request.

(f)                Notification of EB-5 Matters. Borrower shall promptly notify Lender in writing (and in no event later than ten (10) Business Days after Borrower’s knowledge thereof) of: (i) any withdrawal or attempted withdrawal of any EB-5 Capital Contribution; (ii) any material claim, demand, or litigation asserted by any EB-5 Investor against Borrower, any Affiliate of Borrower, or the Regional Center; (iii) any denial of an I-526, I-526E, or I-829 petition filed by any EB-5 Investor; (iv) any request for return of EB-5 Capital Contributions that has not been satisfied; (v) any material default or breach under the EB-5 Offering Documents; or (vi) any inquiry, investigation, enforcement action, or proceeding by USCIS, the SEC, or any other Governmental Authority relating to the EB-5 Program.

(g)               EB-5 Capital Structure. Without the prior written consent of Lender, Borrower shall not, and shall not permit Mezzanine Borrower to, (i) redeem, repurchase, or return any EB-5 Capital Contribution, except as required by the EB-5 Offering Documents upon satisfaction of the applicable sustainment period and completion of the applicable immigration process, (ii) make any distribution or payment to any EB-5 Investor except in accordance with the EB-5 Offering Documents and applicable law, (iii) incur any additional indebtedness, or grant any additional security interests, secured by or payable from EB-5 Capital Contributions, or (iv) permit any EB-5 Investor to obtain any Lien on the Property or any direct or indirect interest in Borrower.

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9.30          CODE VIOLATIONS. Borrower hereby covenants and agrees that on or before the date that is four (4) months following the Effective Date (unless otherwise extended by Lender in its reasonable discretion), Borrower shall have delivered evidence reasonably acceptable to Lender that Borrower has remedied the fire code violations at the Property as described in that certain Zoning Analysis Report dated July 1, 2026, issued by AEI Consultants, as Project No. 531369.

Article 10. reserved

Article 11. FINANCIAL STATEMENTS

11.1          BORROWER AND GUARANTOR FINANCIAL STATEMENTS. Borrower shall deliver to Lender, as soon as available, but in no event later than one hundred twenty (120) days after Borrower’s fiscal year end, a current financial statement (including, without limitation, an income and expense statement and balance sheet) of the Borrower, and a financial statement for each Guarantor in substantially the same form delivered to Lender in connection with Lender’s approval of the Loan, each to be certified as true and correct by the party (or officer with respect thereto) in all material respects providing such statements prepared in accordance with the Approved Accounting Method. Such statements of Borrower shall cover the Property for such fiscal year and contain an income statement for Borrower and the Property and a balance sheet for Borrower. Such statements of Borrower shall set forth the financial condition and the results of operations for the Property for such fiscal year, and shall include, but not be limited to, amounts representing annual Net Operating Income, Gross Income, and Operating Expenses. Borrower's annual financial statements shall be accompanied by (i) a comparison of the budgeted income and expenses and the actual income and expenses for the prior fiscal year and (ii) an Officer's Certificate certifying that each annual financial statement fairly presents the financial condition and the results of operations of Borrower and the Property in all materials respects subject to such reporting, and that such financial statements have been prepared in accordance with the Approved Accounting Method and as of the date thereof whether there exists an event or circumstance which constitutes an Event of Default under the Loan Documents executed and delivered by, or applicable to, Borrower, and if such Event of Default exists, the nature thereof, the period of time it has existed and the action then being taken to remedy the same. The annual financial statement for each Guarantor shall include a certification from each Guarantor detailing the Guarantor’s Tangible Net Worth and Liquid Assets.

11.2          MONTHLY PROPERTY REPORTING. Within thirty (30) days following the end of each calendar month, Borrower shall deliver to Lender an operating report for the Property for the immediately preceding calendar month, which contains the following: (a) a monthly income statement (with trailing 12 month calculation) (detailed for the commercial and residential space); (b) an updated Rent Roll; (c) a statement of Operating Expenses (if not separately detailed in the income statement); (d) a leasing status update (brokerage prospective tenant report); (e) an update on accounts payable for Borrower, (f) property management report describing any planned or in-process Capital Improvements and/or Tenant Improvements at the Property; and (g) an account activity report for the Restricted Account issued by the Depository Bank (if applicable) (“Monthly Operating Reports”).

11.3          BOOKS AND RECORDS. Borrower shall maintain and cause any Property Manager to maintain complete books of account and other records for the Property and for disbursement and use of the proceeds of the Loan and the Reserves, and the same shall be available for inspection by Lender at any time upon five (5) Business Days’ notice to Borrower or Property Manager, as applicable.

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11.4          OTHER INFORMATION. From time to time, upon Lender’s delivery to Borrower and/or Guarantor of at least ten (10) Business Days prior written notice, Borrower shall deliver (or shall cause Guarantor to deliver) to Lender such other information with regard to Borrower, principals of Borrower, Guarantor, or the Property as Lender may reasonably request in writing (including additional financial statements for Guarantor with an updated certification detailing the then applicable Tangible Net Worth and Liquid Assets of Guarantor). If audited financial information is prepared, Borrower shall deliver to Lender copies of the most recent audited financial information within fifteen (15) days after request.

11.5          FORM, WARRANTY. Borrower agrees that all financial statements to be delivered to Lender pursuant to this Article 11 shall, to Borrower’s knowledge: (a) be complete and correct in all materials respects; (b) present fairly the financial condition of the party; (c) disclose all liabilities that are required to be reflected or reserved against under the Approved Accounting Method; and (d) be prepared in accordance with the Approved Accounting Method.

11.6          TAX RETURNS. Borrower shall deliver Borrower’s annual federal income tax return including all schedules for the preceding taxable year as filed with the Internal Revenue Service which shall be delivered to the Lender on or before the 15th day following the date such tax returns were filed with the Internal Revenue Service.

11.7          BUDGET. For the partial year period commencing on the date hereof, and for each fiscal year thereafter, Borrower shall submit to Lender an Annual Budget not later than thirty (30) days prior to the commencement of such fiscal year in form reasonably satisfactory to Lender. Lender shall have the right to approve each Annual Budget (which approval shall not be unreasonably withheld, conditioned or delayed), and each Annual Budget approved by Lender, including the initial Annual Budget, shall hereinafter be referred to as an “Approved Annual Budget”. In the event that Lender objects to a proposed Annual Budget submitted by Borrower which requires the approval of Lender hereunder, Lender shall advise Borrower of such objections within fifteen (15) days after receipt thereof (and deliver to Borrower a reasonably detailed description of such objections) and Borrower shall promptly revise such Annual Budget and resubmit the same to Lender. Until such time as an Annual Budget is approved for the current year, the previously Approved Annual Budget shall be used with each line item increased by five percent (5%) (except for Taxes and Insurance Premiums which shall be the actual amounts incurred and charged to Borrower) and subject to reasonable adjustments for utility, weather-related expenses, or other non-controllable expenses incurred by Borrower. Lender’s failure to object to any request for approval of any proposed Annual Budget and/or requests to amend any approved Annual Budget within fifteen (15) Business Days of written request from Borrower shall be deemed approval by Lender.

11.8          FINANCIAL STATEMENTS. In the event Borrower fails to furnish any of the foregoing financial statements required pursuant to this Article 11 within thirty (30) days after written notice to Borrower, the same shall be an Event of Default and in addition to any other remedies available to Lender, the Lender may cause an audit to be made of the respective books and records at the sole cost and expense of the Borrower.

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Article 12. DEFAULTS AND REMEDIES

12.1          EVENTS OF DEFAULT. The occurrence of any one or more of the following shall constitute an event of default (each an “Event of Default”) under this Agreement and the other Loan Documents:

(a)               Monetary. Borrower’s failure to pay: (i) any sums due and payable on any Monthly Payment Date under the Note or any of the other Loan Documents within five (5) Business Days after any such Monthly Payment Date (except for any sums due and payable on the Maturity Date), (ii) any sums due and payable under the Note or any of the Loan Documents on or prior to the Maturity Date, or (iii) any other sums due and payable under the terms of the Loan Documents when due (subject to any notice and/or cure period expressly set forth in the Loan Documents, if any), or to the extent no notice, grace and/or cure periods are expressly provided, subject to a ten (10) day cure period after receipt of written demand for such sums from Lender.

(b)               Performance of Specified Obligations. Any (i) failure to comply with any obligations and/or covenants (after the expiration of any applicable notice and cure periods), or (ii) breach of any representations and/or warranties in any of the following (subject to any notice and/or cure period detailed in any of the following): Sections 9.5 (No Liens on Controlling Interest in Borrower), 9.6 (No Transfer and Further Encumbrance), 9.7 (No Merger, Consolidation and Transfer of Assets), 9.8 (No Change in Structure or Management; Single Purpose Entity), 9.17 (No Assignment), 9.18 (Sanctions), and 9.19 (Distributions to Members of Borrower).

(c)               Performance of Obligations. Borrower’s and/or Guarantor’s failure to perform any other obligation, covenant or condition under this Agreement, the Note, the Guaranty or any of the other Loan Documents not otherwise specified in this Section 12.1, whether direct or indirect, absolute or contingent and such breach or failure is not cured within thirty (30) days after written notice of such failure has been provided to Borrower; provided, however, if such breach or failure is of a nature that it cannot be cured within such thirty (30) day period, Borrower shall have up to thirty (30) additional days to cure the same as long as Borrower and/or Guarantor commences the cure within such initial thirty (30) day period and diligently pursues the same; provided, however, that if a different cure period is provided under any Loan Document or under any provision of the Loan Documents for the remedy of such breach or failure, the specific Loan Document or provision controls, and Borrower and/or Guarantor will have no more time to cure the breach or failure than is allowed under the specific Loan Document or provision as to such failure or breach.

(d)               Attachment. The sequestration or attachment of, or any levy or execution upon any of the Property, any other collateral provided by Borrower under any of the Loan Documents, or any substantial portion of the other assets of Borrower in violation of the Loan Documents, which sequestration, attachment, levy or execution is not released, expunged or dismissed prior to the earlier of sixty (60) days or the sale of the assets affected thereby.

(e)               Representations and Warranties. The failure of any representation or warranty of Borrower in any of the Loan Documents or the Guarantor in the Guaranty to be true and correct in all material respects when made, or the material inaccuracy of any report, certificate, financial statement or other instrument or document at any time furnished to Lender.

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(f)                Bankruptcy; Insolvency; Dissolution. (i) The filing by Borrower or Guarantor of a petition for relief under the Bankruptcy Code, or under any other present or future state or federal law regarding bankruptcy, reorganization or other debtor relief law; (ii) the filing against Borrower or Guarantor of an involuntary proceeding under the Bankruptcy Code or other debtor relief law by a party other than Lender or an Affiliate of Lender and the failure of Borrower or Guarantor to effect a full dismissal of such proceeding within ninety (90) days after the date of filing such proceeding; (iii) a general assignment by Borrower or Guarantor for the benefit of creditors; or (iv) Borrower or any Guarantor, applying for, or the appointment of, a receiver, trustee, custodian or liquidator of Borrower or Guarantor of any of its property.

(g)               Death or Incapacity. A Guarantor who is an individual dies or there is a judicial determination of incompetency (an “Exiting Guarantor”), unless: (1) the remaining Guarantor(s) continue to satisfy the Guarantor Financial Covenants; or (2) within sixty (60) days after such death or judicial determination of incompetency, (i) the Exiting Guarantor is replaced by a Replacement Guarantor or Replacement Guarantors, (ii) the remaining Guarantor (if any) delivers evidence reasonably satisfactory to Lender that the Guarantor (including any proposed Replacement Guarantor(s)), in the aggregate, is then in compliance with the Guarantor Financial Covenants, and (iii) the Guarantor (including any proposed Replacement Guarantor(s)) agrees in writing to maintain the Guarantor Financial Covenants when combined with.

(h)               Loss of Priority. The failure at any time of the Security Instrument to be a valid first lien upon the Property or any portion thereof, other than as a result of any release or reconveyance of the Security Instrument with respect to all or any portion of the Property pursuant to the terms and conditions of this Agreement.

(i)                 Other Loan Documents. Any Event of Default shall occur under any of the other Loan Documents, in each case, beyond the expiration of any applicable notice and/or cure period provided in such Loan Document.

(j)                 Legal Requirements. If Borrower fails to cure any violations of any Legal Requirements, statutes, laws and regulations affecting all or any portion of the Property or Borrower within thirty (30) days after Borrower first receives written notice of any such violations; provided, however, if any such violation is reasonably susceptible of cure, but not within such thirty (30) day period, then Borrower shall be permitted up to an additional sixty (60) days to cure such violation provided that Borrower commences a cure within such initial thirty (30) day period and thereafter diligently and continuously pursues such cure.

(k)               Taxes. Subject to the rights of Borrower to contest the same as set forth in Section 9.11 above and the provisions of Section 3.10 above, if any of the Taxes are not paid prior to the date upon which any interest or late charges shall begin to accrue thereon (unless, with respect to Taxes, Borrower is making the required deposits pursuant to Section 3.10 hereof, sufficient funds are in the Tax Account to make such payment and Lender has failed to make such funds available for the payment of such Taxes in violation of the terms and conditions of this Agreement).

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(l)                 Tangible Net Worth – Guarantor. Guarantor (in the aggregate) fails to maintain at all times Tangible Net Worth of at least $75,000,000.00 (“Net Worth Covenant”), to be tested pursuant to the financial statements and other related financial documents of the Guarantor to be provided to Lender from time to time pursuant to the terms hereof; provided that if there is a failure to satisfy the Net Worth Covenant, such failure shall not be an Event of Default if within thirty (30) days following notice thereof to Borrower, Borrower provides a Replacement Guarantor such that the Guarantor(s) collectively (including the Replacement Guarantor) satisfy the Net Worth Covenant.

(m)             Liquid Assets - Guarantor. Guarantor (in the aggregate) fails to maintain at all times Liquid Assets of at least $1,500,000.00 (“Liquid Asset Covenant” and collectively with the Net Worth Covenant, the “Guarantor Financial Covenants”), to be tested pursuant to the financial statements and other related financial documents of the Guarantor to be provided to Lender from time to time pursuant to the terms hereof; provided that if there is a failure to satisfy the Liquid Asset Covenant, such failure shall not be an Event of Default if within thirty (30) days following notice thereof to Borrower, Borrower provides a Replacement Guarantor such that the Guarantor(s) collectively (including the Replacement Guarantor) satisfy the Liquid Asset Covenant.

(n)               Judgment Against Borrower or Guarantor. If a final, non-appealable judgment is entered by a court of competent jurisdiction against Borrower or Guarantor for an amount in excess of $1,000,000.00 that in the commercially reasonable discretion of Lender would have a material adverse effect on the ability of Borrower or Guarantor to perform their respective obligations under the Loan Documents and such judgment is not fully covered by insurance to the reasonable satisfaction of Lender or otherwise satisfied within sixty (60) days after the final entry thereof.

(o)               Insurance Policies. (i) If the Policies are not kept in full force and effect (unless, with respect to Insurance Premiums, Borrower is making the required deposits pursuant to Section 3.10 hereof, sufficient funds are in the Insurance Account to make such payment and Lender has failed to make such funds available for the payment of such Insurance Premiums in violation of the terms and conditions of this Agreement), or (ii) if the Policies are not delivered to Lender upon request or Borrower has not delivered evidence of the renewal of the Policies at least ten (10) days prior to their expiration as provided in this Agreement.

(p)               Guarantor Matters. Guarantor shall be (i) indicted or convicted of, or pled guilty or no contest to, a violation of the Patriot Act, (ii) found by a court of competent jurisdiction to have committed, or been under indictment or have been indicted for, a felony, fraud or crime of moral turpitude under any applicable law; or (iii) found by a Governmental Authority to have violated, or is then being investigated by a Governmental Authority, for a violation of, any federal or state securities laws or regulations.

(q)               Live Local Act. Without the prior written consent of Lender, any applicable Governmental Authority shall determine that the Property (and the LLA Qualifying Units) are not eligible or fail to qualify for the Live Local Act tax exemption.

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(r)                EB-5 Program. The occurrence of any of the following:

(i)                 the termination, suspension, or revocation of the Regional Center’s designation by USCIS, or the failure of the Regional Center to maintain its designation as a regional center with USCIS, in each case unless a replacement regional center reasonably acceptable to Lender assumes administration of the EB-5 Program within sixty (60) days;

(ii)              a material violation of USCIS regulations, policies, or procedures governing the EB-5 Program by Borrower, any Affiliate of Borrower, or the Regional Center, which violation is not cured within thirty (30) days after written notice thereof from Lender or the earlier occurrence of any enforcement action by USCIS;

(iii)            a final determination by USCIS or a court of competent jurisdiction that the EB-5 Program, as structured, fails to satisfy the requirements for job creation under applicable immigration laws and USCIS regulations, and such failure is not cured or remedied within ninety (90) days after such determination;

(iv)             a final, non-appealable judgment or arbitration award entered in favor of one or more EB-5 Investors against Borrower, any Affiliate of Borrower, or the Regional Center granting rescission of their investment, return of EB-5 Capital Contributions, or damages in excess of $1,000,000.00 in the aggregate, in each case arising out of litigation or arbitration commenced by such EB-5 Investors, which judgment or award is not vacated, satisfied, stayed pending appeal, or bonded within sixty (60) days after entry thereof;

(v)               any amendment, modification, or waiver of the EB-5 Offering Documents, or any material modification to the Job Creation Plan or the organizational structure of any new commercial enterprise or job-creating entity, without the prior written consent of Lender as required under Section 9.24; or

(vi)             any redemption, repurchase, or return of any EB-5 Capital Contribution, or any distribution or payment to any EB-5 Investor, in violation of Sections 9.29 and/or 9.19.

12.2          ACCELERATION UPON EVENT OF DEFAULT; REMEDIES. Upon the occurrence and during the continuance of any Event of Default specified in this Article, Lender may, at its sole option, declare all sums owing to Lender under the Note, this Agreement and the other Loan Documents immediately due and payable, after which such sums shall, at Lender’s option, bear interest at the Default Rate (as defined in the Note). Upon such acceleration, (i) Lender may, in addition to all other remedies permitted under the Note, this Agreement and the other Loan Documents and at law or equity, apply any sums in the Cash Management Account, the Restricted Account, the Reserve Account and any other Accounts to the sums owing under the Loan Documents; and (ii) any and all obligations of Lender to fund disbursements under the Loan shall terminate at Lender’s sole option.

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12.3          ACCELERATION UPON LOSS OF SECURITY. If at any time the Security Instrument ceases to be a valid first lien upon the Property, all sums remaining unpaid and owing to Lender under the Note and the other Loan Documents shall, at Lender’s option, be immediately due and payable and Lender’s obligation to disburse the remaining portion of the Loan which is then undisbursed, if any, shall terminate.

12.4          DISBURSEMENTS TO THIRD PARTIES. Upon the occurrence and during the continuance of an Event of Default occasioned by Borrower’s failure to pay money to a third party as required by this Agreement, Lender may but shall not be obligated to make such payment from the Loan proceeds, other funds of Lender or any amounts in deposit accounts maintained by Borrower with Lender. If such payment is made from proceeds of the Loan or from any Account, Borrower shall immediately deposit with Lender upon demand an amount equal to such payment. If such payment is made from funds of Lender, Borrower shall immediately repay such funds upon written demand of Lender. In either case, the Event of Default with respect to which any such payment has been made by Lender shall not be deemed cured until such deposit or repayment (as the case may be) has been made by Borrower to Lender.

12.5          SET OFF. Upon the occurrence and during the continuance of an Event of Default, Lender may set off any and all amounts due by Borrower against any indebtedness or obligation of Lender to Borrower.

12.6          RIGHTS CUMULATIVE; NO WAIVER. All of Lender’s rights and remedies provided in this Agreement, the Guaranty and the other Loan Documents, together with those granted by law or at equity, are cumulative and may be exercised by Lender at any time. Lender’s exercise of any right or remedy shall not constitute a cure of any Event of Default unless all sums then due and payable to Lender under the Loan Documents are repaid and Borrower has cured all other Events of Default. No waiver shall be implied from any failure of Lender to take, or any delay by Lender in taking, action concerning any Event of Default or failure of condition under the Loan Documents, or from any previous waiver of any similar or unrelated Event of Default or failure of condition. Any waiver or approval under any of the Loan Documents must be in writing and shall be limited to its specific terms.

Article 13. MISCELLANEOUS PROVISIONS

13.1          INDEMNITY. Borrower agrees to indemnify and hold harmless, and on demand defend (with counsel REASONABLY acceptable to Lender), any of the Indemnitees for any ACTUAL loss or expense which may arise or be created by the acceptance in good faith by the Lender of instructions for making the Loan or disbursing the proceeds thereof. The Borrower further agrees to defend (with counsel REASONABLY acceptable to Lender), protect, indemnify, and hold harmless any of the Indemnitees from and against any and all ACTUAL liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind, and arising at any time, based on the Loan, the Loan Documents, or the use or intended use of the proceeds of the Loan, the Lender’s performance or administration of the Loan, or otherwise on account of the Loan. The obligations of the Borrower under this Section shall survive any termination of any of the Loan Documents, including this Agreement.

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BORROWER’S DUTY AND OBLIGATION TO DEFEND, INDEMNIFY AND HOLD HARMLESS INDEMNITEES SHALL SURVIVE CANCELLATION OF THE NOTE AND THE RECONVEYANCE, RELEASE OR SATISFACTION OR PARTIAL RECONVEYANCE, RELEASE OR SATISFACTION OF THE SECURITY INSTRUMENT OR OTHER LOAN DOCUMENTS. NOTWITHSTANDING THE FOREGOING, BORROWER SHALL NOT HAVE INDEMNIFCATION OBLIGATIONS OR BE LIABLE FOR THE PAYMENT OF ANY LOSSES, COSTS AND EXPENSES TO THE EXTENT THE SAME ARISE BY REASON OF THE GROSS NEGLIGENCE, ILLEGAL ACTS, FRAUD OR WILLFUL MISCONDUCT OF LENDER. Notwithstanding the foregoing, Borrower shall not have any liability for any of the obligations guaranteed under this Section 13.1 to the extent that such liability arises out of any actions, events, conditions or facts first arising or first occurring after the date on which (i) Lender, or its nominees and/or assigns, acquires title to the Property through Lender’s exercise of its remedies under the Loan Documents, whether by foreclosure, exercise of power of sale, acceptance of a deed/assignment-in-lieu of foreclosure or otherwise, or (ii) Mezzanine Lender, or its nominees and/or assigns, acquires 100% membership interest in Borrower as a result of the exercise of its rights under the terms and conditions of the Mezzanine Loan Documents, unless, in each case, such actions, events, conditions or facts were caused by Borrower (while any Guarantor maintains a Controlling Interest in Borrower) and/or Guarantor.

13.2          NOTICES. All notices, demands, or other communications under this Agreement and the other Loan Documents shall be in writing and shall be delivered to the appropriate party at the addresses set forth below (subject to change from time to time by written notice to all other parties to this Agreement as provided below). All notices, demands or other communications shall be considered as properly given if delivered (i) personally or sent by first class United States Postal Service mail, postage prepaid, (ii) by Overnight Express Mail (i.e., USPS Priority Mail Express), (iii) by overnight commercial courier service, charges prepaid or (iv) email with a copy of such notice to follow sent by any method as set forth in (i)–(iii) above. Notices so sent shall be effective three (3) days after mailing, if mailed by first class mail, and otherwise upon delivery or refusal to accept delivery; provided, however, that non-receipt of any communication as the result of any change of address of which the sending party was not notified or as the result of a refusal to accept delivery shall be deemed receipt of such communication. For purposes of notice, the address of the parties shall be:

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Borrower:

Block 40 Property, LLC

c/o Stewards, Inc.

4300 N. University Drive, Suite D105

Lauderhill, FL 33351

Attn: Katy Murless, Chief Financial Officer

Email: xxxxxxx@stewards.com

With a copy to:

Scott Doney, Esq.

3651 Lindell Rd Ste D121

Las Vegas, NV 89103

Email: xxxxxx@xxxxxlawfirm.com

Lender:

VMC CRE Master Lending Upper REIT LLC

c/o Värde Partners, Inc.

350 N 5th Street, Suite 800

Minneapolis, Minnesota 55401

Attn: Legal Notices

Email: xxxxxxx@varde.com

With a copy to:

Fox Rothschild LLP

33 South Sixth Street, Suite 3600

Minneapolis, Minnesota 55402

Attn: Tyler K. Olson

Email: xxxxxx@foxrothschild.com

Any party shall have the right to change its address for notice hereunder to any other location within the continental United States by the giving of thirty (30) days’ notice to the other party in the manner set forth hereinabove. Notices, demands, and communications provided by legal counsel on behalf of any party to this Agreement pursuant to this Section 13.2 will be effective as notice by such party provided such notice clearly states that such legal counsel is acting on behalf of such party in connection with such notice, demand and/or communication.

13.3          RELATIONSHIP OF PARTIES. The relationship of Borrower and Lender under the Loan Documents is, and shall at all times remain, solely that of borrower and lender, and Lender neither undertakes nor assumes any responsibility or duty to Borrower or to any third party with respect to the Property, except as expressly provided in this Agreement and the other Loan Documents.

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13.4          ATTORNEYS’ FEES AND EXPENSES; ENFORCEMENT. If any attorney is engaged by Lender to enforce or defend any provision of this Agreement, any of the other Loan Documents, or as a consequence of any Default or Event of Default under the Loan Documents, with or without the filing of any legal action or proceeding, and including, without limitation, any fees and expenses incurred in any bankruptcy proceeding or in connection with any appeal of a lower court decision, then Borrower shall pay to Lender, within ten (10) Business Days of written demand, the amount of all reasonable, out of pocket attorneys’ fees and expenses and costs actually incurred in connection therewith, including all trial and appellate proceedings in any legal action, suit, bankruptcy or other proceeding, together with interest thereon from the date of such demand until paid at the rate of interest applicable to the Principal Balance of the Note as specified therein. In the event of any legal proceedings, court costs and attorneys’ fees shall be set by the court and not by jury and shall be included in any judgment obtained by Lender. This provision is separate and several and shall survive merger into judgment.

13.5          NO WAIVER. No previous waiver and no failure or delay by Lender in acting with respect to the terms of the Note or this Agreement shall constitute a waiver of any breach, default, or failure of condition under the Note, this Agreement or the obligations secured thereby. A waiver of any term of the Note, this Agreement or of any of the obligations secured thereby must be made in writing and shall be limited to the express written terms of such waiver.

13.6          IMMEDIATELY AVAILABLE FUNDS. Unless otherwise expressly provided for in this Agreement, all amounts payable by Borrower to Lender shall be (a) payable only in United States currency in immediately available funds; and (b) received by Lender at the address specified in the Note, or at other such places as may be designated in writing by Lender, no later than 4 PM Central Time. Any amounts received after such time shall be credited the next Business Day.

13.7          LENDER’S AGENTS. Lender may, at Borrower’s expense, designate an agent or independent contractor to exercise any of Lender’s rights under this Agreement and any of the other Loan Documents. Any reference to Lender in any of the Loan Documents shall include Lender’s agents, employees or independent contractors.

13.8          WAIVER OF RIGHT TO TRIAL BY JURY. TO THE EXTENT PERMITTED BY APPLICABLE STATE LAW, EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (a) ARISING UNDER THE LOAN DOCUMENTS, INCLUDING, WITHOUT LIMITATION, ANY PRESENT OR FUTURE MODIFICATION THEREOF OR (b) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THE LOAN DOCUMENTS (AS NOW OR HEREAFTER MODIFIED) OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION IS NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF ANY RIGHT THEY MIGHT OTHERWISE HAVE TO TRIAL BY JURY.

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13.9          SEVERABILITY. If any provision or obligation under this Agreement and the other Loan Documents shall be determined by a court of competent jurisdiction to be invalid, illegal or unenforceable, that provision shall be deemed severed from this Agreement and the other Loan Documents and the validity, legality and enforceability of the remaining provisions or obligations shall remain in full force as though the invalid, illegal, or unenforceable provision had never been a part of this Agreement and the other Loan Documents; provided, however, that if the rate of interest or any other amount payable under the Note or this Agreement or any other Loan Document, or the right of collectability therefore, are declared to be or become invalid, illegal or unenforceable, Lender’s obligations to make advances under the Loan Documents shall not be enforceable by Borrower.

13.10      HEIRS, SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided under the terms and conditions herein, the terms of the Loan Documents shall bind and inure to the benefit of the heirs, executors, administrators, nominees, successors and assigns of the parties hereto.

13.11      INTENTIONALLY OMITTED.

13.12      INTENTIONALLY OMITTED.

13.13      TIME. Time is of the essence of each and every term herein.

13.14      GOVERNING LAW AND CONSENT TO JURISDICTION. Notwithstanding the place of execution of this instrument, the parties to this instrument have contracted for Florida law to govern this instrument and it is agreed that this instrument is made pursuant to and shall be construed and governed by the laws of the State of Florida without regard to the principles of conflicts of law. The Borrower submits and consents to personal jurisdiction of the Courts of the State of Florida and Courts of the United States of America sitting in such State for the enforcement of this instrument and waives any and all personal rights under the laws of any state or the United States of America to object to jurisdiction in the State of Florida. Litigation may be commenced in any state court of general jurisdiction for the State of Florida, or the United States District Court located in such state, at the election of the Lender. Nothing contained herein shall prevent Lender from bringing any action against any other party or exercising any rights against any security given to Lender, or against the Borrower personally, or against any property of the Borrower, within any other state. Commencement of any such action or proceeding in any other state shall not constitute a waiver of consent to jurisdiction or of the submission made by the Borrower to personal jurisdiction within the State of Florida.

13.15      USA PATRIOT ACT NOTICE, COMPLIANCE. The USA Patriot Act of 2001 (Public Law 107-56) and federal regulations issued with respect thereto require all financial institutions to obtain, verify and record certain information that identifies individuals or business entities which open an “account” with such financial institution. Consequently, Lender may from time-to-time request, and Borrower shall provide to Lender, Borrower’s name, address, tax identification number and/or such other identification information as shall be necessary for Lender to comply with federal law. An “account” for this purpose may include, without limitation, a deposit account, cash management service, a transaction or asset account, a credit account, a loan or other extension of credit, and/or other financial services product.

13.16      JOINT AND SEVERAL LIABILITY. The liability of all parties named as Borrower under this Agreement shall be joint and several.

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13.17      INTENTIONALLY DELETED.

13.18      NO THIRD PARTIES BENEFITED. No Person other than Lender and Borrower and their permitted successors and assigns shall have any right of action under any of the Loan Documents.

13.19      ACTIONS. Borrower agrees that Lender, in exercising the rights, duties or liabilities of Lender or Borrower under the Loan Documents, may commence, appear in or defend any action or proceeding purporting to affect the Property or the Loan Documents and Borrower shall promptly reimburse Lender upon demand for all such reasonable expenses so incurred or paid by Lender, including, without limitation, reasonable attorneys’ fees and expenses and court costs.

13.20      ASSIGNMENT OF LOAN DOCUMENTS. In connection with the payment in full of the Loan pursuant to a refinancing by Borrower, upon Borrower’s written request, Lender agrees to reasonably cooperate with the assignment of the Note and Security Instrument without representations, recourse or warranty to any such new lender of Borrower at no cost to the Lender. If Lender cannot locate the original Note, Lender agrees to deliver the Florida statutory lost note affidavit together with a copy of the Note, at no cost to the Lender.

13.21      HEADINGS. All article, section or other headings appearing in this Agreement and any of the other Loan Documents are for convenience of reference only and shall be disregarded in construing this Agreement and any of the other Loan Documents.

13.22      ELECTRONIC TRANSMISSION OF DATA. Lender and Borrower agree that certain data related to the Loan (including confidential information, documents, applications and reports) may be transmitted electronically, including transmission over the Internet. This data may be transmitted to, received from or circulated among agents and representatives of Borrower and/or Lender and their affiliates and other Persons involved with the subject matter of this Agreement.

13.23      COUNTERPARTS. To facilitate execution, this document may be executed in as many counterparts as may be convenient or required. It shall not be necessary that the signature of, or on behalf of, each party, or that the signature of all persons required to bind any party, appear on each counterpart. All counterparts shall collectively constitute a single document. It shall not be necessary in making proof of this document to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, each of the parties hereto. Any signature page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature pages.

13.24      POWERS OF ATTORNEY. The powers of attorney granted by Borrower to Lender in this Agreement shall be unaffected by the disability of the principal so long as any portion of the Loan remains unpaid or unperformed. Lender shall have no obligation to exercise any of the foregoing rights and powers in any event.

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13.25      BROKERAGE COMMISSIONS. Borrower agrees to pay all commissions and fees due any broker claiming a commission due from the Borrower in connection with the placement of the Loan and Borrower agrees to pay and shall indemnify Lender from any liability, claims or losses arising by reason of any broker claiming such a fee or commission due from Borrower. This provision shall survive the repayment of the Loan and shall continue in full force and effect so long as the possibility of such liability, claims or losses exists.

13.26      RULES OF CONSTRUCTION. The word “Borrower” as used herein shall include both the named Borrower and any other Person at any time assuming or otherwise becoming primarily liable for all or any part of the obligations of the named Borrower under the Note and the other Loan Documents. The term “Person” as used herein shall include any individual, company, trust or other legal entity of any kind whatsoever. If this Agreement is executed by more than one Person, the term “Borrower” shall include all such Persons. The word “Lender” as used herein shall include Lender, its successors, assigns and affiliates.

13.27      USE OF SINGULAR AND PLURAL; GENDER. When the identity of the parties or other circumstances make it appropriate, the singular number includes the plural, and the masculine gender includes the feminine and/or neuter.

13.28      EXHIBITS, SCHEDULES AND RIDERS. All exhibits, schedules, riders and other items attached hereto are incorporated into this Agreement by such attachment for all purposes.

13.29      INCONSISTENCIES. In the event of any inconsistencies between the terms of this Agreement and the terms of any of the other Loan Documents, the terms of this Agreement shall prevail.

13.30      INTEGRATION; INTERPRETATION. The Loan Documents contain or expressly incorporate by reference the entire agreement of the parties with respect to the matters contemplated therein and supersede all prior negotiations or agreements, written or oral. The Loan Documents shall not be modified except by written instrument executed by all parties. Any reference to the Loan Documents includes any amendments, renewals or extensions now or hereafter approved by Lender in writing.

13.31      ASSUMPTION OF LOAN. Lender may permit the assignment and assumption of the Loan by a new borrower in Lender’s sole discretion. Lender’s decision to approve any such assignment or assumption shall be based, in part, upon (a) the new borrower and all key principals and potential guarantors meeting Lender’s then current underwriting standards, and (b) payment to Lender of an assumption fee equal to one percent (1.00%) of the total commitment amount of the Loan (whether disbursed or undisbursed) in immediately available funds unless otherwise waived by Lender in connection with the assignment and assumption of the Loan by an affiliate borrower of any Borrower, and (c) a full release of claims from Borrower and Guarantor in form and substance acceptable to Lender in its sole discretion. Unless otherwise waived by Lender in connection with the assignment and assumption of the Loan by an affiliate borrower of any Borrower, if any assumption is approved by Lender in its sole discretion, the Prepayment Fee shall be recalculated based on a new Prepayment Period which shall be the period of time from the effective date of such assumption and on or before 728 days from such effective date. Borrower shall immediately pay Lender upon demand all costs and expenses incurred by Lender in connection with any assumption of the Loan, including any reasonable attorney’s fees.

13.32      INTENTIONALLY OMITTED.

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13.33      INTENTIONALLY OMITTED.

13.34      SERVICER

(a)               At the option of Lender, the Loan may be serviced by a master servicer, primary servicer, special servicer and/or trustee (any such master servicer, primary servicer, special servicer and trustee, together with its agents, designees or nominees, collectively, “Servicer”) selected by Lender and Lender may delegate all or any portion of its responsibilities under the Loan Documents to the Servicer pursuant to a pooling and servicing agreement, servicing agreement, special servicing agreement and/or other agreement providing for the servicing of one (1) or more mortgage loans (collectively, the “Servicing Agreement”) between Lender and Servicer. Borrower shall pay (i) any out-of-pocket, actual fees and expenses of Servicer (including, without limitation, reasonable attorneys’ fees and disbursements) payable pursuant to the Servicing Agreement in connection with any release of the Property, any prepayment, defeasance, assumption, amendment or modification of the Loan, any documents or other matters requested by Borrower or Guarantor, any special servicing or workout of the Loan or enforcement of the Loan Documents, including, without limitation, advances made by Servicer and interest on such advances, any liquidation fees in connection with the exercise of any or all remedies permitted under this Agreement, and all reasonable fees, charges, costs and expenses in connection with the Accounts, including, without limitation, any monthly or annual fees or charges as may be assessed by or against Lender or Servicer in connection with the administration of the Accounts, and (ii) the costs payable pursuant to the Servicing Agreement of all property inspections and/or appraisals of the Property (or any updates to any existing inspection or appraisal) that a Servicer may be required to obtain (other than the cost of regular annual inspections required to be borne by Servicer under the Servicing Agreement); provided, however, that Borrower shall not be responsible for payment of any fees or expenses required to be borne by, and not reimbursable to, Servicer. Without limiting the generality of the foregoing, Servicer shall be entitled to reimbursement of costs and expenses as and to the same extent (but without duplication) as Lender is entitled thereto pursuant to the terms of the Loan Documents.

(b)               Upon written notice thereof from Lender to Borrower, Servicer shall have the right to exercise all rights of Lender and enforce all obligations of Borrower and Guarantor under the Loan Documents.

(c)               Provided Borrower shall have received written notice from Lender of Servicer’s address, Borrower shall deliver, and cause to be delivered, to Servicer duplicate originals of all written notices and other documents and instruments which Borrower and/or Guarantor deliver to Lender pursuant to the Loan Documents. No delivery of any such notices or other documents shall be of any force or effect unless delivered to Lender and Servicer as provided in this Section 13.34(c).

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13.35      SECONDARY MARKET PROVISIONS.

(a)               General; Borrower Cooperation. Subject to Section 13.37, Lender shall have the right at any time and from time to time (a) to sell or otherwise transfer the Loan or any portion thereof or the Loan Documents or any interest therein to one or more investors, (b) to sell participation interests in the Loan to one or more investors or (c) to securitize the Loan or any portion thereof in a single asset securitization or a pooled loan securitization of rated single or multi-class securities (the “Securities”) secured by or evidencing ownership interests in the Note and the Security Instrument (each such sale, assignment, participation and/or securitization is referred to herein as a “Secondary Market Transaction”, and the transactions referred to in clause (c) shall be referred to herein as a “Securitization”). In connection with any Secondary Market Transaction, Borrower shall reasonably cooperate in good faith with Lender and otherwise assist Lender in satisfying the market standards to which Lender customarily adheres or which may be reasonably required in the marketplace or by the Rating Agencies in connection with any such Secondary Market Transactions, including: (i) to (A) provide such financial and other information with respect to the Property, Borrower, Guarantor, Property Manager (to the extent not privileged or subject to a confidentiality agreement and in Borrower’s possession), (B)  provide business plans and budgets relating to the Property and (C)  perform or permit or cause to be performed or permitted such site inspection, appraisals, surveys, market studies, environmental reviews and reports, engineering reports and other due diligence investigations of the Property, as may be reasonably requested from time to time by Lender or, if applicable, the Rating Agencies in each case to the extent necessary or appropriate in connection with a Secondary Market Transaction or Exchange Act requirements (the items provided to Lender pursuant to this clause (i) being called the “Provided Information”), together, if customary, with appropriate verification of and/or consents to the Provided Information through letters of auditors or opinions of counsel of independent attorneys acceptable to Lender and, if applicable, the Rating Agencies; (ii) cause counsel to render opinions as to non-consolidation and any other opinion customary in securitization transactions with respect to the Property, Borrower and its affiliates, which counsel and opinions shall be reasonably satisfactory to Lender and, if applicable, the Rating Agencies; (iii) make such representations and warranties as of the date hereof of any Secondary Market Transaction with respect to the Property, Borrower and the Loan Documents as are customarily provided in such transactions and as may be reasonably requested by Lender or, if applicable, the Rating Agencies and consistent with the facts covered by such representations and warranties as they exist on the date thereof, including the representations and warranties made in the Loan Documents; (iv) provide current certificates of good standing and qualification with respect to Borrower and members owning a direct or indirect interest in Borrower from appropriate Governmental Authorities; and (v) execute such amendments to the Loan Documents and Borrower’s organizational documents, as may be reasonably requested by Lender or, if applicable, the Rating Agencies or otherwise to effect a Secondary Market Transaction, provided that nothing contained in this clause (v) shall result in an economic change in the transaction, a reduction of Borrower’s rights, or an increase in Borrower’s obligations (except in each instance to a de minimis extent). Borrower’s cooperation obligations set forth herein shall continue until the Loan has been paid in full.

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(b)               Use of Information. Borrower understands that all or any portion of the Provided Information and the financial statements and records required to be provide pursuant to the terms of this Agreement (the “Required Records”) may be included in disclosure documents in connection with a Secondary Market Transaction, including a prospectus or private placement memorandum (each, a “Disclosure Document”) and may also be included in filings with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”), or the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or provided or made available to investors or prospective investors in the Securities, the Rating Agencies, and service providers or other parties relating to the Secondary Market Transaction. If the Disclosure Document is required to be revised, Borrower shall cooperate with Lender in updating the Provided Information or Required Records for inclusion or summary in the Disclosure Document or for other use required in connection with a Secondary Market Transaction by providing all current information pertaining to Borrower, Property Manager and the Property necessary to keep the Disclosure Document accurate and complete in all material respects with respect to such matters.

(c)               Confidentiality. Lender hereby agrees that any materials related to the Loan (including any Provided Information) provided to any potential purchaser, transferee, assignee, participant or investor in connection with any Secondary Market Transaction shall contain a legend or notice indicating that such materials are confidential and not to be used for any purpose other than evaluating the merits of an investment in such Secondary Market Transaction.

13.36      SEVERANCE OF LOAN AND REGISTERED NOTE.

(a)               Severance of Loan. Subject to Section 13.37, Lender, without in any way limiting Lender’s other rights hereunder, shall have the right, at any time (whether prior to, in connection with, or after any Secondary Market Transaction), with respect to all or any portion of the Loan, to modify, split and/or sever all or any portion of the Loan as hereinafter provided. Without limiting the foregoing, Lender may (a) cause the Note and the Security Instrument to be split into a first and second mortgage/deed of trust loan, (b) create one or more senior and subordinate notes (i.e., an A/B or A/B/C structure), (c) create multiple components of the Note (and allocate or reallocate the principal balance of the Loan among such components), (d) otherwise sever the Loan into two (2) or more loans secured by mortgages/deeds of trust and (to the extent the Mezzanine Loan has been paid in full) by a pledge of partnership or membership interests (directly or indirectly) in Borrower (i.e., a new senior loan/mezzanine loan structure), in each such case described in clauses (a) through (d) above, in whatever proportion and whatever priority Lender determines, and (e) modify the Loan Documents with respect to the newly created notes or components of the Note such that the pricing and marketability of the Securities and the size of each class of Securities and the rating assigned to each such class by the Rating Agencies shall provide the most favorable rating levels and achieve the optimum rating levels for the Loan. In connection with any severance of the Loan as detailed in the preceding sentence, (i) Borrower acknowledges and agrees that any unfunded portion of the Loan (“Unfunded Loan Proceeds”) and any funded Loan proceeds may be held by two or

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more Persons as a result of any such severance of the Loan and Borrower shall make required payments on the funded Loan proceeds regardless of whether or not any Unfunded Loan Proceeds are advanced after such severance and/or note division/bifurcation, and (ii) Borrower shall have no right to off-set claims against the holders of one portion of the Note against the holders of another portion of the Note. Notwithstanding the foregoing, no such amendment described above shall (i) modify or amend any economic or any material non-economic term of the Loan, or (ii) increase the obligations, or decrease the rights, of Borrower under the Loan Documents; provided, further, in each such instance the outstanding Principal Balance of all the notes evidencing the Loan (or components of such notes) immediately after the effective date of such modification equals the outstanding Principal Balance of the Loan immediately prior to such modification and the weighted average of the interest rates for all such note(s) (or components thereof) immediately after the effective date of such modification equals the Contract Rate (as applicable) immediately prior to such modification and the scheduled monthly payments for all such note(s) (or components thereof) immediately after the effective date of such modification equals the scheduled monthly payments under the Loan immediately prior to such modification (provided, however, that it is agreed that partial prepayments of principal, including resulting from a prepayment based on a casualty at or condemnation of the Property may cause the weighted average interest rate to change over time due to the non-pro rata allocation of such prepayments between any such separate notes, participations or counterparts). If requested by Lender, Borrower (and Borrower’s constituent members, if applicable) and Guarantor) shall execute within ten (10) Business Days after such request, such documentation as Lender may reasonably request to evidence and/or effectuate any such modification or severance. At Lender’s election, each note comprising the Loan may be subject to one or more Securitizations.

(b)               Registered Note. Lender, acting solely for this purpose as an agent of Borrower, will maintain at one of its offices in the United States of America, a register for the recordation of the names and addresses of the Lender, and the commitment of, and principal amounts (and stated interest) of the advances owing to the Lender, pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register will be conclusive, absent manifest error, and Borrower may treat each Person whose name is recorded in the Register pursuant to the terms hereof as the Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register will be available for inspection by Borrower at any reasonable time and from time to time upon reasonable prior notice. The Note is intended to be in “registered form” within the meaning under Section 1.871-14(c) of the United States Treasury Regulations. Accordingly, the Note will be registered to the Lender in the Register.  The Borrower shall treat the Lender (and any other Lender identified in the Register as a Lender) as the absolute owner thereof (unless the Borrower has been given notice of the transfer of the Note as permitted in accordance with the terms of this Agreement and there has been a surrender of the existing instrument and the reissuance by Borrower to the new holder of an instrument or a replacement instrument, in accordance with the provisions of the following sentence) for all purposes, including the right to receive payments of Principal of, and Interest (each as defined in the Note) on, the Note. The right to receive the Principal of, and Interest on, the Note may be transferred only upon the delivery to the Borrower of written notice of such transfer, duly executed by the registered owner of the Note containing information sufficient to enable the Borrower to identify each owner of an interest in the Note and the surrender of the existing instrument and the reissuance by the Borrower to the new holder of such instrument or a replacement instrument. Each permitted transfer of ownership of an interest in the Note shall be reflected by an entry by Lender in the Register. Upon request, the Lender agrees to provide Borrower with current tax documents to certify any Lender’s entitlement to an exemption from, or reduction in, United States withholding tax. Borrower authorizes the Lender to disclose to any participant or purchaser of the Note (each a “Transferee”) and any prospective Transferee any and all information in such Lender’s possession.

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13.37      COSTS AND EXPENSES. Notwithstanding anything to the contrary contained in Section 13.35 and 13.36, Borrower shall not be required to incur any costs or expenses in the performance of its obligations under Sections 13.35 and 13.36, other than expenses of Borrower’s and/or Guarantor’s counsel, accountants and consultants.

13.38      EXCULPATION.

(a)               Subject to the qualifications below, Lender shall not enforce the liability and obligation of Borrower to perform and observe the obligations contained in the Note, this Agreement, the Security Instrument or the other Loan Documents by any action or proceeding wherein a money judgment shall be sought against Borrower, except that Lender may bring a foreclosure action, an action for specific performance or any other appropriate action or proceeding to enable Lender to enforce and realize upon its interest under the Note, this Agreement, the Security Instrument and the other Loan Documents, or in the Property, the Gross Income, or any other Collateral given to Lender pursuant to the Loan Documents; provided, however, that, except as specifically provided herein, any judgment in any such action or proceeding shall be enforceable against Borrower only to the extent of Borrower's interest in the Property, in the Gross Income and in any other Collateral given to Lender, and Lender shall not sue for, seek or demand any deficiency judgment against Borrower in any such action or proceeding under or by reason of or under or in connection with the Note, this Agreement, the Security Instrument or the other Loan Documents. The provisions of this Section 13.38 shall not, however: (i) constitute a waiver, release or impairment of any obligation evidenced or secured by any of the Loan Documents (including but not limited to any indemnity or guaranty); (ii) impair the right of Lender to name Borrower as a party defendant in any action or suit for foreclosure and sale under the Security Instrument; (iii) affect the validity or enforceability of any of the Loan Documents or any guaranty made in connection with the Loan or any of the rights and remedies of Lender thereunder; (iv) impair the rights of Lender to (A) obtain the appointment of a receiver and/or (B) enforce its rights and remedies provided in Articles 3 and 4 hereof; (v) impair the enforcement of the assignment of leases and rents contained in the Security Instrument and in any other Loan Documents (including the Assignment of Leases and Rents); (vi) constitute a prohibition against Lender to seek a deficiency judgment against Borrower in order to fully realize the security granted by the Security Instrument or to commence any other appropriate action or proceeding in order for Lender to exercise its remedies against the Property and all additional Collateral; or (vii) constitute a waiver of the right of Lender to enforce the liability and obligation of Borrower, by money judgment or otherwise, to the extent of any Losses (as defined in the Limited Guaranty) incurred by Lender (including attorneys’ fees and costs reasonably incurred) arising out of or in connection with any of the Recourse Carve-Out Events (as defined in the Limited Guaranty).

(b)               Notwithstanding anything to the contrary in this Agreement, the Note or any of the Loan Documents, (i) Lender shall not be deemed to have waived any right which Lender may have under Section 506(a), 506(b), 1111(b) or any other provisions of the Bankruptcy Code to file a claim for the full amount of the Debt or to require that all Collateral shall continue to secure all of the Debt owing to Lender in accordance with the Loan Documents, and (ii) Lender’s agreement not to pursue personal liability of Borrower as set forth above SHALL BECOME NULL AND VOID and shall be of no further force and effect, and the Debt shall be fully recourse to Borrower in the event that one or more Full Recourse Events (as defined in the Limited Guaranty) shall occur.

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13.39      ORAL AGREEMENTS. ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER FLORIDA LAW.

13.40      INTERCREDITOR AGREEMENT. Lender and Mezzanine Lender will be parties to the Intercreditor Agreement memorializing their relative rights and obligations with respect to the Loan, the Mezzanine Loan, Borrower, Mezzanine Borrower, the Property and the Collateral. Borrower hereby acknowledges and agrees that (i) such Intercreditor Agreement is intended solely for the benefit of Lender and Mezzanine Lender and (ii) neither Borrower nor Mezzanine Borrower are intended third-party beneficiaries of any of the provisions therein and shall not be entitled to rely on any of the provisions contained therein. Lender and Mezzanine Lender shall have no obligation to disclose to Borrower the contents of the Intercreditor Agreement. Borrower’s obligations hereunder are independent of, and separate and distinct from, such Intercreditor Agreement and remain unmodified by the terms and provisions thereof.

[Signature Page(s) to Follow]

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IN WITNESS WHEREOF, Borrower and Lender have executed this Agreement as of the date first written above.

LENDER

VMC CRE MASTER LENDING UPPER REIT LLC, a Delaware limited liability company

By: Värde Partners, Inc.

Its: Manager

By: /s/ Chase Heichel
Name: Chase Heichel

Its: Director

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BORROWER

BLOCK 40 PROPERTY, LLC, a Delaware limited liability company

By: Block 40 Managers, LLC,

a Florida limited liability company,

its manager

By: /s/ Shaun A. Quin

Name: Shaun A. Quin

Title: Authorized Signatory

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EXHIBIT A

LEGAL DESCRIPTION

ALL THAT CERTAIN LOT OR PARCEL OF LAND SITUATE IN THE COUNTY OF BROWARD, STATE OF FLORIDA, AND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

PARCEL 1:

LOTS 1, OF BLOCK 40, HOLLYWOOD, ACCORDING TO THE PLAT THEREOF, AS RECORDED IN PLAT BOOK 1, PAGE 21, OF THE PUBLIC RECORDS OF BROWARD COUNTY, FLORIDA.

PARCEL 2:

LOTS 2, 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13 AND 14, OF BLOCK 40, HOLLYWOOD, ACCORDING TO THE PLAT THEREOF, AS RECORDED IN PLAT BOOK 1, PAGE 21, OF THE PUBLIC RECORDS OF BROWARD COUNTY, FLORIDA.

LESS AND EXCEPT THEREFROM THAT CERTAIN PROPERTY CONVEYED TO THE CITY OF HOLLYWOOD BY THAT CERTAIN DEED RECORDED IN OFFICIAL RECORDS BOOK 3476, PAGE 399, OF THE PUBLIC RECORDS OF BROWARD COUNTY, FLORIDA, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT THE SOUTHWEST CORNER OF LOT 6, BLOCK 40, OF THE SUBDIVISION OF THE TOWN OF HOLLYWOOD, ACCORDING TO THE PLAT RECORDED IN PLAT BOOK 1, AT PAGE 21, IN THE PUBLIC RECORDS OF BROWARD COUNTY, FLORIDA; RUN EAST ON AND ALONG THE SOUTH LINE OF LOTS 6, 7 AND 8 FOR A DISTANCE OF 65.36 FEET TO THE POINT OF BEGINNING. SAID POINT OF BEGINNING BEING THE POINT OF CURVATURE OF A CURVE CONCAVE TO THE NORTHWEST AND HAVING THE FOLLOWING PROPERTIES:

R=30.0 FEET, DELTA=123 DEGREES 06 MINUTES 46 SECONDS, ARC LENGTH=64.46 FEET; THENCE RUN NORTHEASTERLY ON SAID CURVE FOR A DISTANCE OF 64.46 FEET TO THE POINT OF INTERSECTION WITH THE EAST PROPERTY LINE OF LOT 8 OF SAID BLOCK 40. THENCE RUN SOUTHEASTERLY ON THE EAST LINE OF LOT 8, SAID EAST LINE BEING A CURVE HAVING THE FOLLOWING PROPERTIES: R=492.0 FEET, DELTA=9 DEGREES 52 MINUTES 51 SECONDS, ARC LENGTH=84.85 FEET, EXTENDED TO A POINT OF INTERSECTION WITH THE SOUTH LINE OF LOTS 6, 7 AND 8 EXTENDED EASTERLY; THENCE RUN WESTERLY ON AND ALONG THE EXTENSION OF LOTS 6, 7 AND 8 TO THE POINT OF BEGINNING.

PARCEL 3:

THAT CERTAIN 13.00 FOOT ALLEY LYING IN BLOCK 40, HOLLYWOOD, ACCORDING TO THE PLAT THEREOF, AS RECORDED IN PLAT BOOK 1, PAGE 21, OF THE PUBLIC RECORDS OF BROWARD COUNTY, FLORIDA, AS VACATED AND MORE PARTICULARLY DESCRIBED BY THAT CERTAIN ORDINANCE NO. 0-2005-16 RECORDED IN OFFICIAL RECORDS BOOK 47110, PAGE 253, OF THE PUBLIC RECORDS OF BROWARD COUNTY, FLORIDA.

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EXHIBIT B

LOAN DOCUMENTS

1.                  LOAN DOCUMENTS.

1.1              This Agreement.

1.2              The Note.

1.3              The Security Instrument.

1.4              The Assignment of Leases and Rents.

1.5              The Guaranty.

1.6              The Hazardous Materials Indemnity.

1.7              The DACA – Restricted Account Agreement.

1.8              The Assignment of Management Agreement.

1.9              The Assignment of Asset Management Agreement.

1.10          Collateral Assignment of Interest Rate Cap Agreement of even date herewith executed by Borrower in favor of Lender.

1.11          Assignment of Contracts and Agreements of even date herewith executed by Borrower in favor of Lender.

1.12          Uniform Commercial Code National UCC Financing Statement (Form UCC1) of even date herewith, naming Borrower as Debtor and Lender as Secured Party.

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EXHIBIT C

OPTION TO EXTEND REQUEST LETTER FROM BORROWER

VMC CRE Master Lending Upper REIT LLC

c/o Värde Partners, Inc.

901 Marquette Ave. S., Suite 3300

Minneapolis, Minnesota 55402

RE: 1818 Park - $69,000,000.00 Loan (“Loan”)

Pursuant to the terms of that certain Loan Agreement dated as of July 24, 2026 (“Loan Agreement”), BLOCK 40 PROPERTY, LLC, a Delaware limited liability company (“Borrower”), hereby exercises Borrower’s option to extend the maturity date of the Loan described therein from _______________ to _______________. The Borrower hereby certifies that there is no Event of Default under the loan documents. Borrower further certifies that all conditions precedent to such extension as set forth in the Loan Agreement have been satisfied.

BORROWER

BLOCK 40 PROPERTY, LLC, a Delaware limited liability company

By:

Name: ______________________________

Its: _________________________________

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EXHIBIT D

RESERVED

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EXHIBIT E

ORGANIZATIONAL CHART

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SCHEDULE 1

MATERIAL AGREEMENTS

•         Commons Areas Housekeeping

•         Knight Force Security Corp. – 3/20/25

•         Legacy Water Treatment – 8/12/25

•         Quamec Corp.

•         Superior Lawn & Property Maintenance – 7/30/24

•         BestClean LLC

•         Johnson Controls Fire Protection LP – 5/6/25

•         HudsonYards – 5/5/25

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SCHEDULE 6.21(c)

LEASING REP EXCEPTIONS

•         Tenant Improvement Work evidenced by that certain Notice of Commencement dated April 27, 2026 and recorded in the Public Records of Broward County, Florid as Instrument Number 120831967

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SCHEDULE 7.3

LITIGATION

•         Fallah Construction LLC v. Block 40 Property LLC, Case Number CACE-26-008543 filed in the Circuit Court of the 17th Judicial Circuit in and for Broward County, Florida, Circuit Civil Division.

•         Elias v. Stewards, Inc., Block 40, LLC et al., Case Number CACE-26-008644 filed in the Circuit Court of the 17th Judicial Circuit in and for Broward County, Florida, Circuit Civil Division.

•         Mila and Mikhail Williams v. Block 40, LLC, Case Number CACE-25-078892 filed in the Circuit Court of the 17th Judicial Circuit in and for Broward County, Florida, Circuit Civil Division.

•         SINO-US INVESTMENT AND MANAGEMENT CONSULTING LIMIT and A&J Capital, INC. v. Block 40, LLC, Case Number CACE-25-078892 filed in the Circuit Court of the 17th Judicial Circuit in and for Broward County, Florida, Circuit Civil Division.

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